As Filed With The U.S. Securities and Exchange Commission on January 30, 2003
                           Registration No. 333-97833

                    U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   AMENDMENT 2
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           MATERIAL TECHNOLOGIES, INC.

                         (Name of Small Business Issuer)

       Delaware                          1057                     95-4622822
----------------------------  -----------------------------  ------------------
(State  or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)     Classification Code)     Identification No.)


                           11661 San Vicente Boulevard
                                    Suite 707
                          Los Angeles, California 90049
                                  310-208-5589
               (Address and telephone number of principal office)
                  Robert M. Bernstein, Chief Executive Officer
                           11661 San Vicente Boulevard
                                    Suite 707
                          Los Angeles, California 90049
                                  310-208-5589
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                       Law Office of Gregory Bartko, P.C.
                              Gregory Bartko, Esq.
                                 3475 Lenox Road
                                    Suite 400
                             Atlanta, Georgia 30326
                            404-238-0550 (telephone)
                            404-238-0551 (facsimile)
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS practicable after this registration statement becomes effective.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                         CALCULATION OF REGISTRATION FEE


PROPOSED
PROPOSED MAXIMUM   MAXIMUM
TITLE  OF  EACH  CLASS  OF       AMOUNT  TO     OFFERING PRICE     OFFERING
SECURITIES  TO BE REGISTERED     BE REGISTERED  PER SHARE(1)       PRICE(1)      FEE
------------------------------  -------------  --------------    -----------  ----------

Common  stock,  par
value $.001 per share            18,247,626       $0.031          $565,676      $52.05
offered by selling shareholders


                     Total                                        $565,676      $52.05
========================================================================================





(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act. Offering price is calculated using the best bid and asked prices of the registrant's common stock as quoted on the Electronic Bulletin Board maintained by the NASD on January 27, 2003.

                                TABLE OF CONTENTS

                                                           Page  No.
                                                           --------

Prospectus  summary                                              5
Summary financial  data                                          6
Risk  factors                                                    7
Use  of  proceeds                                               13
Dividend  policy                                                13
Management's  discussion  and  analysis of financial condition
  and  results  of  operations                                  14
Business                                                        16
Management                                                      23
Certain  transactions                                           28
Principal  stockholders                                         29
Selling  shareholders                                           31
Description  of  securities                                     35
Plan  of  distribution  for  selling  shareholders              34
Legal  matters                                                  37
Experts                                                         37
Index  to  financial  statements                                38

PROSPECTUS

                 SUBJECT TO COMPLETION, DATED JANUARY 30, 2003

                           MATERIAL TECHNOLOGIES, INC.
                             SHARES OF COMMON STOCK
                                (PAR VALUE $.001)

We are registering 18,247,626 shares of our common stock, par value, $.001 per share, for resale by certain selling shareholders, under this prospectus. We will not receive any of the proceeds from the resale of the shares of common stock by the selling shareholders. Our common stock is quoted on the Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol "MTEY."

The expenses of this registration statement, estimated to be approximately $23,552.05, will be paid by us. Expenses of resale of the common stock, such as commissions or discounts, are being paid by the selling shareholders on a pro rata basis.

Bid and asked prices for our common stock as quoted on the Electronic Bulletin Board at the date of this prospectus were $.02 and $.03, respectively.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This investment involves a high degree of risk. Please see the risk factors beginning on page 7 of this prospectus to read about factors you should consider before purchasing any of our shares of common stock. You should purchase our common stock only if you can afford a complete loss of your investment.

Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

   The date of this prospectus is January 30, 2003

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Investors should read the entire prospectus carefully, including the financial statements, which are an integral part of this prospectus.

OUR BUSINESS

We are engaged in research and development of metal fatigue detection, measurement, and monitoring technologies. We are a development stage company doing business as Tensiodyne Scientific Corporation.

Our efforts are dedicated to developing devices and systems that indicate the presence of very small cracks and the true fatigue status of a metal component. To date, we have developed two products. The first is a small, extremely simple device that continuously monitors fatigue life in a structural member. It is called a "Fatigue Fuse." The second is an instrument that is expected to detect very small cracks and is intended to determine crack growth rates. The electrochemical fatigue sensor has demonstrated that it can detect cracks as small as 10 microns (0.0004 inches), which is smaller than any other practical technologies, as acknowledged by the United States Air Force.

The fatigue fuse is a real-time cycle counter, and to our knowledge, there is no other device that can perform this service. Fatigue cracks in metal occur as a result of stress and strain, known as cycles. A real-time cycle counter is a device that measures stress and strain in metal fatigue. Both of our fatigue measuring devices are pioneering technology in the metal fatigue field that stand as cutting-edge solutions. Both of these products are patented. We license the patented technology for the electro chemical fatigue sensor from the University of Pennsylvania and we have our own patents that relate to the fatigue fuse.

CORPORATE BACKGROUND

We were formed as a Delaware corporation on March 4, 1997. We are the successor to the business of Material Technology, Inc., a Delaware corporation, also doing business as Tensiodyne Scientific, Inc., which was the successor to the business of Tensiodyne Corporation that began developing the Fatigue Fuse in 1985. Our two corporate predecessors, Tensiodyne Corporation and Material Technonogy, Inc, were engaged in developing and testing the Fatigue Fuse and, beginning in 1993, developing an electro chemical fatigue sensor called an EFS.

This prospectus registers 18,247,626 shares of our common stock for resale by the selling shareholders.

Our principal executive office is located at 11661 San Vicente Boulevard, Suite 707, Los Angeles, California 90049. Our telephone number is (310) 208-5589 and our fax number is (310) 473-3177. Our website can be accessed at www.matechcorp.com.

                             SUMMARY FINANCIAL DATA

The following table summarizes the financial data of our business. This information is qualified by reference to, and should be read together with, the historical financial data for the periods ended December 31, 2001 and 2000, and for the nine months ended September 30, 2002,, and should be read in conjunction with our audited financial statements included elsewhere in this prospectus. The historical financial data as of December 31, 2001 and 2000 is derived from and should be read in conjunction with our audited financial statements included elsewhere in this prospectus. The data presented below should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes appearing elsewhere in this prospectus.



                                    (UNAUDITED)                      YEARS
                                 NINE MONTHS ENDED                   ENDED
                                   SEPTEMBER 30,                   DECEMBER 31,
                                 2001          2002            2000           2001
                             -----------    ------------    ------------  ------------

Operating Data:

   Income from Contracts     $ 1,038,060    $   461,323      $ 635,868    $ 1,579,823

   Net Income (Loss)         $(2,156,016)   $(2,873,203)     $(459,129)   $(2,433,101)

Net Income (Loss) Per Share:

   Basic                     $  (   0.07)    $   (0.05)     $   (0.02)   $     (0.07)

Weighted Average Shares
   Outstanding:

   Basic                      31,272,062    54,377,617      18,900,019    33,640,393


                              September 30,  September 30,  December 31, December 31,
                                2001            2002            2000          2001
                             ------------    -----------   ------------  ------------
Balance Sheet Data:

   Working Capital (Deficit) $ (200,386)     $2,186,553     $ (352,279)   $(601,264)

   Total Assets              $  384,350      $  296,359     $  108,776    $ 516,745

   Net Stockholder's Equity
    (Deficit)                $ (606,921)     $(2,141,014)    $ (735,078)  $(637,951)


                                  RISK FACTORS

The purchase of our securities involves a high degree of risk. Accordingly, each prospective purchaser, before investing in the shares, should carefully read this prospectus in its entirety and should consider the following risks and speculative features inherent in and affecting this offering and our business, as well as general investment risks. An investment in our securities should be made only by persons who can afford an investment involving such risks and is suitable only for persons able to sustain the loss of their entire investment.

WE HAVE A HISTORY OF OPERATING LOSSES AND WE EXPECT OUR LOSSES TO CONTINUE IN THE FUTURE.

We have incurred losses of $459,129 and $2,432,638 for the years ended December 31, 2000 and 2001, respectively, and we have incurred losses of $2,873,203 for the year to date period ended September 30, 2002 and expect losses from our operations to continue in the future due to the fact that our sole source of contract revenue ended in the quarter that ended June 30, 2002. We also expect our losses to continue during the time that we are finalizing research and development of our products and technologies. Expenses associated with product development are not currently offset by sales revenue since we have not yet brought our products to the market place. We may experience delays, expenses and other problems such as setbacks in our research and development efforts. These delays or setbacks would delay our ability to begin marketing our products, which in turn will result in the continuation of the operating losses we have experienced in the past. Any such delays or shortfalls will have an immediate adverse impact on our business, operations and financial condition.

OUR PRODUCTS ARE STILL IN THE RESEARCH AND DEVELOPMENT STAGE AND THERE CAN BE NO ASSURANCE GIVEN THAT WE WILL EVER BRING ANY OF OUR PRODUCTS INTO THE COMMERCIAL MARKETPLACE.

Our products are in the research, development, and testing stage. Unexpected problems, technological or specifications changes: (i) may make our technologies obsolete; (ii) may affect our products' overall feasibility; or (iii) may delay completion and increase costs of research, development, and testing. The time required to bring one or both of our products to market is uncertain. Market acceptance of our products cannot be determined until product development is complete.

SINCE OUR PRODUCTS ARE NOT YET DISTRIBUTED TO A COMMERCIAL MARKET, WE DO NOT HAVE A SALES FORCE OR DISTRIBUTION NETWORK TO BRING OUR PRODUCTS TO MARKET AND IT MAY BE DIFFICULT FOR US TO ESTABLISH A SALES AND DISTRIBUTION NETWORK IN THE FUTURE.

Since our products are in the research, development and testing state, our future operating results will depend on our ability to market our products. We have not yet established a direct sales force or distribution network. Failure to put into place an experienced and skillful marketing infra-structure, in a timely manner, could have a materially adverse impact upon our ability to bring our products to market and continue operating.

WE HAVE ONLY GENERATED REVENUES TO DATE FROM OUR RESEARCH AND DEVELOPMENT CONTRACTS, AND OUR MOST RECENT CONTRACT WITH THE UNITED STATES AIR FORCE IS NOW CONCLUDED, AND WE DO NOT EXPECT ADDITIONAL RESEARCH AND DEVELOPMENT REVENUE.

Our revenue generated to date has been limited to revenue received from our research and development agreements, the most recent contract with the United States Air Force having concluded in the quarter ended June 30, 2002. We have not yet developed our products for widespread distribution or sale to multiple customers. Our operating results will depend on our ability to increase and replace our sources of contract revenue through product sales and to market our products to a variety of potential customers rather than relying in large measure on contract revenues. We cannot give any assurances that we will be able to utilize our products once they become commercialized, nor can we provide assurances that our contract revenue will continue to any extent.

WE HAVE A LIMITED NUMBER OF EMPLOYEES TO DEVELOP AND MARKET OUR PRODUCTS.

We currently only have four employees, Robert M. Bernstein, president, a part-time engineer, a part-time vice president and a secretary. There is a substantial risk that we may not have funds to hire additional employees that may be needed to complete the development and marketing of our products. Without the ability to market products we have developed, our business and financial condition will be materially adversely affected.

WE RELY HEAVILY ON MANAGEMENT CONSULTANTS AND OUTSIDE ADVISORS. OUR BUSINESS AND PROSPECTS MAY BE ADVERSELY EFFECTED IF WE ARE UNABLE TO KEEP OUR CONSULTANTS AND ADVISORS.

Our success largely depends on the performance of our president and chief executive officer, Robert M. Bernstein, and the nine independent consultants, and advisors we rely on for consulting services. Our consultants provide us with technological advice and guidance, product development expertise and financial advice and services. During the fiscal year ended December 31, 2002, we issued 5,034,949 shares of our common stock, valued at $230,343 to compensate these consultants for their services since we are unable to compensate them in any other manner. We also compensated our chief executive officer, Mr. Bernstein during the most recent fiscal year, 13,200,000 shares of our common stock, valued at $317,000 and 6,000,000 shares of common stock during the previous fiscal year, valued at $1,080,000. Loss of these consultants or our inability to continue compensating these consultants by issuing shares of our common stock to them, could seriously impair our ability to develop and market our products. Moreover, failure to attract and retain key consultants, advisors, and employees with necessary skills could have a materially adverse impact on our ability to bring our products to market and continue operating. We have no written contracts with our advisors or any consultants.

OUR PRODUCTS AND TECHNOLOGIES MAY NOT BE AS COMPETITIVE AS OTHER FATIGUE MEASURING PROCESSES THAT HAVE BEEN IN USE FOR UP TO 40 YEARS AND OFFER ADVANTAGES OF BEING ACCEPTED IN THE MARKETPLACE.

The metal fatigue measuring industry has significant competition. Other technologies exist which indicate the presence of metal fatigue damage. Single cracks larger than a certain minimum size can be found by non-destructive inspection methods such as dye penetrant, radiography, eddy current, acoustic emission, and ultrasonics. Tracking of load and strain history, for subsequent estimation of fatigue damage by computer processing, is possible with recording instruments such as strain gauges and counting accelerometers. These methods have been in use for up to 40 years and offer the advantage that they have been accepted in the marketplace, whereas our products will remain largely unproven for some currently indeterminable time. Other companies with greater financial and technical resources and larger marketing organizations than ours pose a potential threat if they commence competing in our market segment. We are unaware of any other companies developing technology similar to our technology and our patents protect our unique technologies. On the other hand, companies marketing alternative technologies addressing the same market needs as our products, include Magnaflux Corporation, Kraut-Kremer-Branson, Dunegan-Endevco, and MicroMeasurements. These companies have more substantial assets, greater experience, more human and other resources than ours, including but not limited to established distribution channels and an established customer base.

OUR PATENTS COVERING OUR FATIGUE FUSE PRODUCTS AND TECHNOLOGIES HAVE BEEN ENCUMBERED AS SECURITY TO OUR LENDERS. WE MAY LOOSE OUR PATENT PROTECTION, AS WE HAVE DEFAULTED ON ONE OF OUR LENDING COMMITMENTS.

We hold patents on our fatigue fuse technology. Our patents are encumbered by certain liabilities as described under the heading, "Business." A first priority security interest in our patents is held by Mr. Sherman Baker, one of our lenders and a shareholder, If we fail to pay obligations to our lenders when they become due that are secured by a pledge of our patents, including the debt obligation to Sherman Baker, we may lose the interests in our patents, resulting in a loss of patent protection covering our technologies and products, or certain rights to exploit our technology. Presently, we are in default on the debt obligations we owe to Mr. Baker, but he has not taken any action as a result of our default.

No assurances can be given that we will not be in default on some or all of our other debt obligations in the future, which could then result in loss of our patents and our patent protection. No assurances can be given that the shareholder that is holding the note that we are in default on, will not seek to foreclose on his interest held in our patents as collateral for his loan.

WE CAN NOT BE CERTAIN THAT OUR PROPRIETARY RIGHTS IN OUR PRODUCTS AND TECHNOLOGIES ARE ADEQUATELY PROTECTED FROM INFRINGEMENT BY COMPETITORS OR OTHER THIRD PARTIES.

We rely on a combination of patent and trade secret protection, non-disclosure agreements, licensing arrangements and new patent filings to establish and protect our proprietary rights. We have in the past and intend in the future to file applications as appropriate for patents covering our products. Due to the increasing number of patent applications filed with the United States Patent and Trademark Office, we are uncertain as to if or when patents will issue from any of our pending applications or, if patents do issue, that claims allowed will be sufficiently broad to protect our technology and products. In addition, there is a possibility that any patents that may be issued could be challenged, invalidated or circumvented, or that the rights granted to us as owners of the patents will not provide proprietary protection to us. Since U.S. patent applications are maintained in secrecy until patents issue, and since publication of inventions in the technical or patent literature tend to lag behind such inventions by several months, there is a possibility that we may not be the first creator of inventions covered by such patents or pending patent applications or that we may not be the first to file patent applications for such inventions. Despite our efforts to safeguard and maintain our proprietary rights, we are uncertain as to whether we will be successful in doing so or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technologies.

TWO OF OUR PATENTS WILL EXPIRE FROM PATENT PROTECTION WITHIN THE NEXT 18 MONTHS, AND AS A RESULT, THE PROTECTION FOR OUR INTELLECTUAL PROPERTY COULD BE
ADVERSELY AFFECTED.

Two of our four patents expire within 18 months from the date of this prospectus, but we believe our remaining two patents adequately protect our technologies. Our first patent issued on May 27, 1986, expires on May 27, 2003. It is titled "Device for Monitoring Fatigue Life" and bears United States Patent Office Numbers 4,590,804. Our second patent, titled "Method of Making a Device for Monitoring Fatigue Life" was issued on February 3, 1987 and expires February 3, 2004, United States Patent Office Number 4,639,997. Although we believe that our two remaining longer-term patents adequately protect our technologies, no assurances can be given that we will be able to continue protection of the intellectual property rights protected by our first two patents after they expire, nor can we give any assurances that the loss of protection will not have a materially adverse affect on our operations and financial condition.

IF WE DO NOT OBTAIN ADDITIONAL INVESTMENT CAPITAL TO CONTINUE OUR RESEARCH AND DEVELOPMENT ACTIVITIES, WE WILL NOT BE ABLE TO COMPLETE OUR PRODUCT DEVELOPMENT.

If we fail to raise additional funds necessary for research, development, and testing from either government grants, sales of securities, borrowings, or other sources, we will not have a product for a potential market and shareholders will have no possibility of any financial return or economic benefit from their ownership of our shares. We are likely to have negative cash flow through at least June 30, 2003, although we have sufficient cash to continue our research and development efforts for the next five months. Over the next 12 months, we anticipate that approximately $5,000,000 will be required to complete research and development of both products and market them. Even if the necessary $5,000,000 is raised and research, development, and testing is completed, no assurance can be given that the results will establish that our products will be marketable. Moreover, no assurance can be given that our products can be produced at a cost that will make it possible to market them at a commercially feasible price.

DURING OUR LAST TWO FISCAL YEARS, WE ISSUED A SIGNIFICANT NUMBER OF SHARES OF COMMON STOCK IN PRIVATE PLACEMENTS THAT ARE BEING REGISTERED FOR RESALE IN THIS PROSPECTUS, WHICH HAS INCREASED DILUTION TO OUR SHAREHOLDERS AND RESULTED IN AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR PUBLIC RESALE.

During the last two fiscal years, we issued 18,247,626 shares of our common stock in private placements that are being registered for resale in this prospectus. Issuing these additional shares results in material dilution to our
shareholders and the resale   of these shares in the public market could cause a
reduction in the market price of our common stock. This prospectus covers the resale of 18,247,626 shares or approximately 18.7% of our issued and outstanding common stock at December 31, 2002. As of that date, we had 97,719,335 shares of common stock issued, although we do not treat 100,000,000 of our shares of common stock held in a pledge arrangement with Allied First Boston as outstanding. Any substantial resales of our common stock may result in the reduction of the market price, and as a result, a reduction in the value of your investment. Moreover, the perceived risk of dilution may cause other existing shareholders to sell their shares in the public market, which could contribute to the downward movement in the price of our common stock.

WE HAVE RELIED ON THE ISSUANCE OF SHARES OF OUR COMMON STOCK TO COMPENSATE OUR CHIEF EXECUTIVE OFFICER AND MANY OF OUR CONSULTANTS AND ADVISORS.

To compensate our chief executive officer and our consultants and advisors, we have had to rely on the issuance of shares of our common stock as compensation for their services. In our most recent fiscal year ended December 31, 2002, we issued a total of 5,034,949 to our nine consultants and advisors and another 13,200,00 shares of our common stock to Mr. Bernstein, our chief executive officer. These shares had an aggregate market value of $547,343 when issued. Since we are reliant on the issuance of common stock as compensation, additional dilution has occurred to our shareholders that may have paid cash for their shares. We believe that additional dilution to existing shareholders will occur in the future since we plan to continue to issue our common stock to our officers and consultants as compensation for their services.

OUR STOCK PRICE IS HIGHLY VOLATILE AND SUBJECT TO FLUCTUATIONS DUE TO A VARIETY OF MARKET FACTORS, INCLUDING PUBLIC ANNOUNCEMENTS REFLECTING AN INCREASE IN THE SHARES WE HAVE OUTSTANDING OR COMMITTED FOR ISSUANCE.

The market price of our common stock may be highly volatile and subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations, services, or affiliations or new products by us or our competitors, changes in financial estimates by securities analysts, lack of market acceptance of our products and services, or other events or factors, including the risk factors described herein. In addition, the stock market in general, and the technology stocks in particular, experience significant price and volume fluctuations that are often unrelated to a company's operating performance. Additionally, issuing options, warrants or other commitments to issue common stock may result in the perception in the market that we will issue additional shares in the public market. The potential of sales of our common stock in the public market following this offering, could cause a decrease in the market price for the common stock and make it more difficult for us to raise additional capital through the offer and sale of our common stock.

SINCE OUR SHARES OF COMMON STOCK ARE QUOTED ON THE OVER-THE-COUNTER ELECTRONIC BULLETIN BOARD, AND NOT ON ANY NATIONAL SECURITIES EXCHANGE, INVESTING IN OUR COMMON STOCK MAY RESULT IN LIMITED LIQUIDITY OF YOUR SHARES SINCE AN ACTIVE TRADING MARKET HAS NOT DEVELOPED.

Your purchase of our common stock may not be a liquid investment because our common stock is only quoted on the Over-the-Counter Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. We are not eligible to seek a listing of our common stock on a national securities exchange, and our ineligibility to do so may impair our ability to develop a liquid and orderly market in our common stock. You should consider carefully the limited liquidity of your investment before purchasing any shares of our common stock. We have no obligation to apply for quotation of our common stock on any national securities exchange. Factors such as our lack of earnings history, the absence of expectation of dividends in the near future, mean that there can be no assurance that an active and liquid market for our common stock will exist at any time, that a market can be sustained, or that investors in the common stock will be able to resell their shares. In addition, the free transferability of the common stock will depend on the securities laws of the various states in which it is proposed that a sale of the common stock be made.

OUR ROYALTY AND LICENSE AGREEMENTS MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL EQUITY CAPITAL IN THE FUTURE.

Under agreements with the University of Pennsylvania to satisfy the debt due them in the amount of approximately $525,000, we must pay a percentage of amounts raised from financings, other than from government contracts. We must pay the University 30% of any such financing over $150,000. In addition, we are obligated to pay royalties totaling 12% on revenues received from the sale of the Fatigue Fuse and 10% of revenues received from sale of the EFS. These commitments are likely to increase the difficulty in finding third-party financing and decreases the net amount of any financing that we do obtain that can benefit our company. Underwriters and other financing sources are less likely to agree to finance our research and development if these amounts must be paid out rather than used for additional research and development.

WE HAVE DEFAULTED ON OUR AGREEMENTS WITH THE UNIVERSITY OF PENNSYLVANIA AND WE MAY BE UNABLE TO RESOLVE OR CURE THESE DEFAULTS.

With respect to our agreement to pay the University of Pennsylvania approximately $525,000, we are in default on our agreements with the University. The balance we owed on the agreement was $200,000 and commencing June 30, 1997, the balance due accrued interest at 1.5% per month until the loan matured on December 16, 2001, at which time the balance became fully due and payable. In addition, under the agreement, Mr. Bernstein agreed to limit his compensation from us to $150,000 per year until the loan and accrued interest was fully paid. The balance of our obligation to the University at September 30, 2002, was $479,712. As of December 31, 2002, we also agreed to issue an additional 1,404,464 shares of our common stock to the University pursuant to our revised agreement. We're currently in discussions with the University regarding the issuance of the shares and other related matters in an effort to cure any defaults.

OUR ROYALTY AND LICENSE AGREEMENTS WILL ALSO REDUCE OUR REVENUE GENERATED FROM FUTURE PRODUCTS SALES.

In order to finance development of the Fatigue Fuse and Electrochemical Sensor, our corporate predecessors sold substantial royalty rights to the Advanced Technology Center, which is affiliated with the University of Pennsylvania. As of the date of this prospectus, we are obligated to pay royalties totaling 12% of revenues from sales of our Fatigue Fuse and 10% of revenues from sales of EFS. If these products are manufactured and sold, these royalty obligations will reduce our revenue from the sale of these products.

WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FUTURE.

We do not expect to be able to pay dividends until we recover any losses that we may have incurred and we become profitable. We intend to retain our earnings to finance growth and expansion and for general corporate purposes. Any future declaration and payment of dividends on our common stock will depend upon our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the common stock, and other factors deemed relevant by our board of directors. Holders of our preferred stock have the right to dividends declared with respect to the common stock on an as-converted basis.

WE DO NOT HAVE AN AUDIT COMMITTEE, A COMPENSATION COMMITTEE AND OTHER CORPORATE GOVERNANCE REQUIREMENTS IN PLACE IN ORDER TO SATISFY NEW COMPLIANCE REQUIREMENTS IMPOSED BY FEDERAL LAW.

Under new Federal laws that become effective on April 28, 2003, all companies that file periodic reports with the U.S. Securities and Exchange Commission, are required to create an audit committee that is comprised of independent directors, at least one of whom must meet qualifications as a financial expert as defined under the law. None of our directors qualify as an independent director for purposes of these requirements, nor do any of our current directors qualify as a financial expert and so we do not currently have an audit committee or a compensation committee. We expect to be in compliance with these new Federal requirements no later than when they become effective, but we cannot give any assurances that we actually will be in compliance at that time. In addition, in the event that the new Bulletin Board Exchange ("BBX") created by the NASD becomes effective, we do not now qualify for listing on the BBX, and will not be able to qualify to have our common stock listed on the BBX unless and until we implement the corporate governance requirements of the BBX. If we are not in compliance with these new Federal requirements, our common stock will be de-listed and will thereafter only trade, if at all, in the Pink Sheets.

SINCE THE TECHNOLOGIES WE HAVE DEVELOPED FOR OUR PRODUCTS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGES, WE MAY NEED TO MAKE SIGNIFICANT CAPITAL INVESTMENTS IN NEWER TECHNOLOGIES AND EQUIPMENT.

The technologies we expect to use in our manufacturing and marketing of our products are subject to rapid technological change and could cause us to make significant capital investment in new technologies and equipment. Our market is characterized by rapid technological changes. Newer technologies, techniques or products for determining metal fatigue could be developed with better performance and results than our products. Developing new technologies for manufacture is frequently subject to unforeseen expenses, difficulties, and complications and, in some cases, such development cannot be accomplished. The availability of new and better metal fatigue testing technologies or other products could require us to make significant investments in technology, render our current technology obsolete and have a significant negative impact on our business and results of operations.

WE HAVE ENTERED INTO TRANSACTIONS WITH OUR CHIEF EXECUTIVE OFFICER, ROBERT M. BERNSTEIN, THAT WERE FAVORABLE TO HIM, THAT RELATE TO THE ISSUANCE OF SHARES OF OUR CAPITAL STOCK.

During the time that our chief executive officer, Mr. Bernstein, has controlled our affairs, we have entered into several transactions that were favorable to him, that include compensation paid to Mr. Bernstein in the form of our capital stock and reductions made to the balances of indebtedness owed to us by Mr. Bernstein. During the fiscal years ended December 31, 1999 through 2002, inclusive, we compensated Mr. Bernstein from all sources including cash, the market value of common stock issued to him and the reduction of indebtedness he owed to us, a total of $150,000, $873,062, $2,265,000 and $317,000, respectively. These transactions were approved by the other members of our board of directors, but we can not assure investors that all such transactions were fair to us or our shareholders, nor can we assure investors that similar transactions beneficial to Mr. Bernstein will not occur in the future. See "Certain Transactions."

SINCE ROBERT M. BERNSTEIN, OUR CHIEF EXECUTIVE OFFICER, CONTINUES TO CONTROL OUR AFFAIRS, OTHER SHAREHOLDERS MAY HAVE NO CONTROL OVER MANAGEMENT AND MANAGEMENT'S DECISIONS.

Our president and chief executive officer, Robert M. Bernstein, owns 300,000 shares of Class B stock, each of which has 1,000 votes per share, which represents 300,000,000 votes, and also beneficially owns 24,419,291 shares of our Class A common stock representing approximately 25% of the total outstanding shares of common stock, excluding the 100,000,000 shares of our common stock held in the pledge arrangement with Allied Boston. Including his voting rights associated with his Class B stock, Mr. Bernstein has votes that overwhelmingly control our direction and management. Our bylaws do provide for cumulative voting. Nevertheless, a minority shareholder will have no control over management and probably will be unable to elect any directors.

OUR CHIEF EXECUTIVE OFFICER AND CONTROLLING SHAREHOLDER, MR. BERNSTEIN, HAS CONFLICTS OF INTEREST THAT MAY RESULT IN OUR BEST INTERESTS AND THOSE OF OTHER SHAREHOLDERS BEING SUBORDINATED TO HIS OWN INTERESTS.

Mr. Bernstein controls our operations as the majority shareholder, president, chief executive officer, and chairman of our board of directors. Mr. Bernstein may have a conflict of interest as a result of his position as an officer, director and a controlling shareholder and the fact that we have outstanding debt obligations to Mr. Bernstein, which are due on demand, including accrued and unpaid salary, plus the net amount of cash advances Mr. Bernstein has made to us in the past, all of which debt totals approximately $36,115. On the other hand, as a director, officer, and controlling shareholder, Mr. Bernstein owes a fiduciary duty to us and our shareholders to act in our best interests.

IF WE WERE TO BE DEEMED TO BE A PSEUDO CALIFORNIA CORPORATION, THEN THE CALIFORNIA GENERAL CORPORATION LAW WOULD MANDATE THAT SHAREHOLDERS WOULD HAVE THE RIGHT TO CUMULATIVE VOTING AT THE ELECTION OF DIRECTORS.

Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California. Some of the substantive provisions include laws relating to annual election of directors, removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors' standard of care and liability of directors for unlawful distributions. The law does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on the Nasdaq Stock Market if such corporation has at least 800 holders of its equity securities as of the record date of its most recent annual meeting of shareholders. It is currently anticipated that we may be subject to Section 2115 of the California General Corporation Law which, in addition to other areas of the law, will subject us to Section 708 of the California General Corporation Law, which mandates that shareholders have the right of cumulative voting at the election of directors.

OUR COMMON STOCK MAY BE MORE DIFFICULT TO TRADE DUE TO CERTAIN PENNY STOCK REGULATIONS THAT MUST BE COMPLIED WITH BY BROKER-DEALERS.

The U.S. Securities and Exchange Commission regulations generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For transactions covered by these rules, a broker-dealer must make a delivery, prior to any brokerage transaction, of a disclosure schedule relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker dealer and registered representative, current quotations for the securities, and, if the broker-dealer is the sole market maker in that security, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the customer's account and information on a limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of stockholders to sell our securities in the secondary market.

                                 USE OF PROCEEDS

All shares of common stock being offered by this prospectus are being offered for resale by the selling shareholders. No proceeds of the sale of the shares will be received by us.

                                 DIVIDEND POLICY

We have not paid dividends and do not plan on paying dividends in the near future. Instead, we currently intend to retain any earnings for use in expanding our business and, therefore, we do not anticipate paying cash dividends in the foreseeable future.

                        MARKET PRICE OF OUR COMMON STOCK

Our common stock is traded on the Over-the-Counter Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc., under the symbol "MTEY." We now have approximately 733 shareholders. Over-the-Counter quotations of our common stock reflect inter-dealer prices, without retail markup, markdown, or commission and may not necessarily represent actual transactions. The following chart shows the high and low bid prices per share per calendar quarter from January 2000, when we became eligible for price quotations on the Electronic Bulletin Board, to the end of our most recent calendar quarter:

                          HIGH BID PRICE LOW BID PRICE
                          ----------------------------

FIRST QUARTER 2000 $ 2.875 $ .343
---------------------------------

SECOND QUARTER 2000 $ 1.437 $ .42
---------------------------------

THIRD QUARTER 2000 $ .54 $ .22
------------------------------

FOURTH QUARTER 2000 $ .312 $ .13
--------------------------------

FIRST QUARTER 2001 $ .23 $ .09
------------------------------

SECOND QUARTER 2001 $ .12 $ .08
-------------------------------

THIRD QUARTER 2001 $ .22 $ .084
-------------------------------

FOURTH QUARTER 2001 $ .25 $ .10
-------------------------------

FIRST QUARTER 2002 $ .27 $ .10
------------------------------

SECOND QUARTER 2002 $ .10 $ .07
-------------------------------

THIRD QUARTER 2002 $ .02 $ .02
------------------------------

FOURTH QUARTER 2002  $.015  $.015
---------------------------------


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

In 2001, we received $1,579,823 under two subcontracts on programs with the United States Air Force for application engineering and enhancement of the EFS. Also in 2001, we accrued interest income relating to the non-recourse notes to from our president and a director amounting to $98,297. In 2000, we received $635,868 under two subcontracts on programs with the Air Force for application engineering and enhancement of the EFS. Also in 2000, we accrued interest income relating to the non-recourse notes from our president and a director amounting to $96,197. Revenue from our research and development contracts with the Air Force concluded in the second quarter of 2002.

COSTS AND EXPENSES

Research and development costs were $1,284,928 for 2001 and $496,501 for 2000. Of the $1,284,928 and $496,501 incurred in 2001 and 2000, $1,069,671 and
$406,823 related to subcontractor costs, respectively. General and administrative costs were $2,725,548 for 2001 and $640,481 for 2000.

In 2001, actual cash compensation paid to our president, Mr. Bernstein, totaled $90,000. We also accrued $30,000 in additional compensation due to Mr. Bernstein. We charged to operations $1,500,000 due to a reduction in the balance of the non-recourse promissory note due to us by Mr. Bernstein in connection with his purchase of our common stock. We issued 6,000,000 shares of restricted common stock to Mr. Bernstein during 2001, valued at $420,000, for past compensation due to him. Other expenses in 2001 included consulting fees of $225,363, legal fees of $209,486, accounting fees of $51,120, travel expenses of $42,092, office salaries of $36,225, office expense of $34,880, rent of $29,468, telephone expense of $13,838, and a write off of our $33,000 investment in Antaeus Research, LLC.

The major costs in 2000 were officer's salary of $127,183, consulting fees of $127,512, legal fees of $197,322, accounting and auditing fees of $23,063, interest expense of $60,634, and travel expenses of $26,443.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2002

We had no sales during the nine-month period ended September 30, 2002 or during the nine month period ended September 30, 2001. We generated $461,323 under our research and development contracts during the first three-quarters of 2002, as compared to $1,038,060 that was generated during the same period in 2001, although our final contract payments from our research and development contracts with the U.S. Air Force concluded prior to the third quarter of 2002.

Interest earned during the first three quarters in 2002 totaled $36,057, which mostly consisted of accrued interest earned on promissory notes due from our president, Mr. Bernstein and a director, Mr. Freedman, on common stock purchased during the second quarter of 2000. Interest earned in 2001 amounted to $89,933.

During the nine month period ended September 30, 2002, we incurred $508,195 in development costs of which $440,201 relates to subcontract costs. We earned the full amount of our grant from the U.S. Air Force in the prior quarter, but continued our product development during the third quarter. During the same nine-month period in the prior year, we incurred $828,326 in development costs of which $744,659 related to subcontract costs.

General and administrative costs were $2,799,781 and $2,402,032, respectively, for the nine-month periods ended September 30, 2002 and 2001. The major costs incurred during 2002, included officer's salary of $90,000 of which $33,000 was accrued, office salaries of $29,597, professional fees of $1,916,125, consulting fees of $582,798, travel of $38,290, telephone expense of $18,919, rent of $21,132, and office expense of $25,343. Of the $1,916,125 in professional fees, $1,481,895 is accrued and due to two attorneys in the settlement of the lawsuit we had pending involving Stephen Beck. Our obligation to pay this attorney fee is contingent upon our receipt of earnings (See Note 2 to the financial statements). Also included are legal fees of $367,110 that were paid through the issuance of 9,872,100 shares of our common stock. Of the $582,798 incurred in consulting fees, $363,147 was paid through the issuance of 7,998,918 shares of our common stock. Also included in consulting fees were the 1,000,000 shares of our common stock that were issued in full settlement to Stephen Beck. The 1,000,000 shares were valued at $30,000.

The major expenses incurred during the nine-month period ended September 30, 2001, consisted of $1,500,000 relating to the modification of the amount owed to us by our president, Mr. Bernstein and a director, Mr. Freedman, on non-recourse common stock subscriptions, $420,000 of prior years' compensation due to Mr. Bernstein that was paid in our common stock in 2001, $147,569 in consulting fees, $90,000 in officer's salary, $97,695 in professional fees, $16,454 in rent, $11,706 in telephone expense, that were paid through the issuance of 7,805,000 shares of our common stock. Of the $351,858 incurred in consulting fees, $155,700 was paid through the issuance of 5,190,000 shares of our common stock. Also included in consulting fees were the 1,000,000 shares of our common stock that was issued in full settlement to Stephen Beck. The 1,000,000 shares were valued at $30,000. The major expenses incurred in 2001, consisted of officer's salaries of $30,000, office salaries of $10,617, consulting fees of $113,066, professional services of $46,486, rent of $6,833, office expense of $13,129, telephone expense of $6,875, and travel expense of $16,674.

Interest expense for the three-months ended September 30, 2002 totaled $21,095 as compared to $17,617 incurred during the first nine-months of 2001.

LIQUIDITY AND CAPITAL RESOURCES

Cash and cash equivalents as of September 30, 2002 and 2001 were $243,438, and $101,610, respectively. During 2002, we received $738,638 through our research contracts, $797,430 through the issuance of our common stock and $1,555 from interest earned on savings. Of the $1,537,623 received, $1,258,560 was used in operations, $29,608 was used in the purchase of equipment, $149,231 was used to pay offering expenses, and $29,700 was repaid to our president, Mr. Bernstein.

During 2001, we received $885,808 through our research contracts, $14,800 through advances from our president, and $230,309 through the issuance of our common stock. Of the $1,130,917 received, $949,580 was used in operations, $5,600 was used in the development of our website, $47,281 was used in the selling of our common stock and $28,800 was advanced to our president. As of September 30, 2002, total amounts owed by us to our president for accrued wages of $100,000 were charged against the loans due from him amounting to $66,985, leaving a balance due him in the amount of $33,115.

During the nine month period ended September 30, 2002, we settled the lawsuits involving Stephen Beck by agreement dated July 15, 2002. Pursuant to our settlement agreement, we issued to Mr. Beck 1,000,000 shares of our restricted common stock with anti-dilution protection for 18 months after the date of the agreement. The anti-dilution provision requires us to issue additional shares of common stock, options or warrants to Mr. Beck in order to maintain his relative ownership of our outstanding common stock, during the 18 month period after the date of the agreement. As of the date of this prospectus, we have issued 1,000,000 shares of our restricted common stock to Mr. Beck, with a market value of approximately $45,000 as of the date of settlement. Pursuant to the settlement, we have also issued into escrow 2,000,000 shares of restricted common stock to cover the anti-dilution provisions of the settlement. In addition to the settlement with Mr. Beck, we agreed to compensate our attorneys handling that case by issuing them 1,000,000 shares of our restricted common stock and up to $1,500,000 in cash fees payable only by the delivery to our counsel of 25% of our earnings before interest, depreciation, taxes and administrative expenses. When we issued these shares to our attorneys, the shares had a market value of approximately $45,000.

We are continuing discussions with various investor groups that we are hopeful may provide us with additional investment capital sufficient to continue our research and development for at least 12 additional months following the date of this prospectus. Our discussions includes the potential of receiving funding from Allied Boston International, Inc. under its straight documentary credit facility. We can give no assurances that we will in fact receive any additional debt or equity financing on any terms or terms acceptable to us. If we do not receive additional financing, management believes our ability to continue as a going concern is in substantial doubt.

On October 10, 2001, we entered into an arrangement whereby Allied Boston Group agreed to provide us with a straight documentary credit, or letter of credit for $12,500,000. Under the terms of the commitment, we agreed to pledge sufficient shares of our common stock to equal 125% of the letter of credit funded. The letter of credit has not been funded as of the date of this prospectus and management is concerned over the Allied Boston Group's ability to actually fund the letter of credit. Management is now in discussions with representatives of Allied Boston Group to review and evaluate when and if the letter of credit will fund.

Under the initial terms of the letter of credit transaction, our shares were valued at $.27 per share. If our stock price decreased, we agreed to pledge additional shares in support of the letter of credit. If our stock price increased to a $1.00 per share, then Allied Boston is required to liquidate a sufficient number of shares to pay off the amount funded through this letter of credit. After the amount is paid off, Allied Boston will retain 25,000,000 shares of our common stock. Any remaining shares are to be returned to our treasury.

Upon funding of the letter of credit, we are required to pay a fee to Allied Boston in the amount of 8% of the amount funded of which 50% will be paid in cash and the remainder of the fee will be paid through the issuance of our common stock to be valued at market value at the time of issuance. As long as the letter of credit is in force, Allied Boston will have two voting seats on our board of directors. All out-of-pocket expenses pertaining to the issuance of the instrument will be borne by us.

 In October 2001, we issued 60,000,000 shares of common stock as collateral to Allied Boston pursuant to the terms of our agreement, and in January 2002, we issued 40,000,000 shares as additional collateral. The selling or transfer of these shares is contingent upon the occurrence of future events that are uncertain. Therefore, we treat these 100,000,000 pledged shares as issued but not outstanding.

As indicated, as of September, 2002, we had available funds of $243,438. At our current rate of overhead, we have sufficient cash resources to fund approximately five months of current operating expenses. Without an infusion of capital through the sale of additional shares of our stock or the receipt of new contract revenue or sales revenue, we may not be able to continue operating after our cash on hand is depleted.


                                    BUSINESS

OVERVIEW OF OUR BUSINESS

We are engaged in research and development of metal fatigue detection, measurement, and monitoring technologies. As such, we are developing a comprehensive system of monitoring devices for metal fatigue measurement. We are a development stage company doing business as Tensiodyne Scientific Corporation.

Our efforts are dedicated to developing devices and systems that indicate the true fatigue status of a metal component. We have developed two products, with a third product now under development. The first is a small, extremely simple device that continuously integrates the effect of fatigue loading in a structural member. It is called a fatigue fuse. The second, is an instrument that detects very small cracks and is intended to determine crack growth rates. The electrochemical fatigue sensor has demonstrated that it can detect cracks as small as 10 microns (0.0004 inches), which is smaller than any other practical technologies, as acknowledged by the United States Air Force. We believe that nothing comparable to this instrument currently exists in materials technology.

Both devices are pioneering technology in the fatigue field that we believe provide cutting-edge solutions in materials technology. Both products are protected by patents, although we hold patents ourselves only on the fatigue fuse and license the technology on the electrochemical fatigue sensor.

Another product currently under development is a borescope which comprises a fiber optic bundle and light source together with a working channel through which certain non-destructive test sensors such as ultrasound and/or eddy current devices can be passed, to inspect visually or manually inaccessible regions of structures.

The device is unique in its capabilities by having a maximum diameter of 6 mm (0.236 inches). Contained within this diameter is a working channel of 2.8 mm (0.11 inches) diameter, through which proprietary eddy current or ultrasonic sensors may be passed and used to examine areas of interest. The fiber optic bundle provides very clear video resolution, utilizing a video camera integrated in the borescope handle. Images are then displayed on a monitor and can be recorded. The borescope is derived from similar devices in wide use in medicine.

Its uniqueness is its small diameter and its capability for applying multiple sensors, such as ultrasound and/or eddy current. Developed under United States Air Force auspices to inspect internal components of fully assembled jet turbine engines using the existing inspection holes in assembled engine outer surfaces, it can be used to access remote areas of bridges and other structures to monitor fatigue and other cracks, permitting good visual access to otherwise inaccessible areas.

We were formed as a Delaware corporation on March 4, 1997. It is the successor to the business of Material Technology, Inc., a Delaware corporation, also doing business as Tensiodyne Scientific, Inc. Material Technology, Inc. was the successor to the business of Tensiodyne Corporation that began developing the fatigue fuse in 1983. Our two predecessors, Tensiodyne Corporation and Material Technology, Inc. were engaged in developing and testing the fatigue fuse and, beginning in 1993, developing the electrochemical fatigue sensor.

THE FATIGUE FUSE

The Fatigue Fuse is designed to be affixed to a structure to give warnings as pre-selected portions of the fatigue life have been used up (i.e., how far to failure the structure has progressed). It warns against a condition of widespread generalized cracking due to fatigue.

The Fatigue Fuse is a thin piece of metal similar to the material being monitored. It consists of a series of parallel metal strips connected to a common base, much as fingers are attached to a hand. Each "finger" has a different geometric pattern called "notches" defining its boundaries. Each finger incorporates a design specific notch near the base. By applying the laws of physics to determine the geometric contour of each notch, the fatigue life of each finger is finite and predictable. When the fatigue life of a finger (Fuse) is reached, the Fuse breaks.

By implementing different geometry for each finger in the array, different increments of fatigue life are observable. Typically, notches will be designed to facilitate observing increments of fatigue life of 10% to 20%. By mechanically attaching or bonding these devices to different areas of the structural member of concern, the Fuse undergoes the same fatigue history (strain cycles) as the structural member. Therefore, breakage of a Fuse indicates that an increment of fatigue life has been reached for the structural member. The notch and the size and shape of the notch concentrate energy on each finger. The Fuse is intimately attached to the structural member of interest. Therefore, the Fuse experiences the same load and wear history as the member.

We believe that the Fatigue Fuse will be of value in monitoring aircraft, ships, bridges, conveyor systems, mining equipment, cranes, etc. No special training will be needed to qualify individuals to report any broken segments of the Fatigue Fuse to the appropriate engineering authority for necessary action. The success of the device is contingent upon our successful development and marketing of the Fatigue Fuse, and no assurance can be given that we will be able to overcome the obstacles relating to introducing a new product to the market. To determine its ability to produce and market the Fatigue Fuse, we need substantial additional capital and no assurance can be given that needed capital will be available.

In a new structure, we generally assume there is no fatigue and can thus design the Fatigue Fuse for 100% of its life potential. But in an existing structure, one that experienced loading and wear, we must determine the fatigue status of that structural member so we can design the Fatigue Fuse to monitor the remaining fatigue life potential.

THE ELECTROCHEMICAL FATIGUE SENSOR ("EFS")

The EFS is a device that employs the principle of electrochemical/mechanical interaction to find cracks. It is an instrument that detects very small cracks and is intended to determine crack growth rates. The electrochemical magnetic fatigue sensor has demonstrated that it can detect cracks as small as 10 microns (0.0004 inches), which is smaller than any other practical technologies, as acknowledged by the United States Air Force. We believe that nothing comparable to this instrument currently exists in materials technology.

The EFS functions by treating the location of interest (the target) associated with the structural member as an electrode of an electrochemical cell. To complete the electro-cellular reaction an electrolyte, in the form of a low corrosion gel, is placed in contact with the target. By imposing a constant voltage-equivalent circuit as the control mechanism for the electrochemical reaction at the target surface - current flows as a function of stress action. The EFS is always a dynamic process; therefore stress action is required, e.g. to measure a bridge structural member it is necessary that cyclic loads be imposed, as normal traffic on the bridge would do. The results are a specific set of current waveforms and amplitudes that is expected to characterize and report fatigue damage (age).

THE BORESCOPE

Stress points are very often located in difficult to get at places for humans. Therefore, it has become desirable to miniaturize the process and develop a means for delivery to inaccessible areas. The borescope comprises a fiber optic bundle and light source together with a working channel through which certain non-destructive test sensors such as ultrasound and/or eddy current devices can be passed, to inspect visually or manually inaccessible regions of structures. The device is unique in its capabilities by having a maximum diameter of 6 mm (0.236 inches). Contained within this diameter is a working channel of 2.8 mm (0.11 inches) diameter, through which proprietary eddy current or ultrasonic sensors may be passed and used to examine areas of interest.

The borescope's uniqueness is its small diameter and its capability for applying multiple sensors, such as ultrasound and/or eddy current. Developed under United States Air Force auspices to inspect internal components of fully assembled jet turbine engines using the existing inspection holes in assembled engine outer surfaces, it can be used to access remote areas of bridges and other structures to monitor fatigue and other cracks, permitting good visual access to otherwise inaccessible areas.

During the quarter ended December 31, 2002, we announced preliminary plans to launch a joint venture with Optim, Incorporated of Sturbridge, Maine, which is intended to commercially introduce a new borescope product known as the OptiSpec Flaw Detection System. This new product combines remote visual inspection with ultrasonic and eddy current non-destructive testing methods which rapidly and accurately determine if the observed indication is, in fact, a flaw that merits evaluation or repair. Optim, Incorporated designs, manufactures, markets and sells flexible endoscopy products for both the medical and industrial markets. Our preliminary joint venture agreement has not yet been finalized, but our current discussions with Optim reflect that 45% of the intellectual property developed in pursuit of the OptiSpec Flaw Detection System will be proprietary to us and 45% will be proprietary to Optim, Incorporated. The remainder of the intellectual property rights will be held by minority shareholders. We are uncertain at this juncture when a formal joint venture agreement will be entered into and if entered into, the extent to which revenues may be generated from the commercial development of the OptiSpec Flaw Detection System and if generated, when product sales will begin. No assurances can be given by us at this time that we will be in a position to jointly develop and market the OptiSpec Flaw Detection System with Optim, Incorporated.

DEVELOPMENT OF OUR TECHNOLOGIES

Status of the fatigue fuse

The development and application sequence for the Fatigue Fuse and EFS is (a) basic research, (b) exploratory development, (c) advanced development, (d) prototype evaluation, (e) application demonstration, and (f) commercial sales and service. The Fatigue Fuse came first. The inventor, Professor Maurice Brull,

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conducted the basic research at the University of Pennsylvania. We conducted the advanced development, including variations of the adhesive bonding process, and fabricating a laboratory-grade remote recorder for finger separation events that constitute proper functioning of the Fatigue Fuse. The next step, prototype evaluation, that encompasses empirical tailoring of Fuse parameters to fit the actual spectrum loading expected in specific applications, needs to be done. The tests associated with further development of the Fatigue Fuse include full-scale structural tests with attached Fuses. A prototype of the Fatigue Fuse has been designed, fabricated, and successfully demonstrated. The next tasks will be to prepare an analysis for more efficient selection of Fuse parameters and to conduct a comprehensive test program to prove the ability of the Fatigue Fuse to accurately indicate fatigue damage when subjected to realistically large variations in measuring stresses and strains in fatiguing metal. The final tasks prior to marketing will be an even larger group of demonstration tests.

The Fatigue Fuse is at its final stages of testing and development. To begin marketing, the Fuse will take from six to 12 months and cost approximately $600,000, including technical and beta testing and final development. If testing, development, and marketing are successful, we estimate we should begin receiving revenue from the sale of the Fatigue Fuse within a year of receiving the $600,000. However, we cannot estimate the amount of revenue that may be realized from sales of the Fuse, if any.

To date, certain organizations have included our Fatigue Fuse in test programs. We have already completed the tests for welded steel civil bridge members conducted at the University of Rhode Island. In 1996, Westland Helicopter, a British firm, tested the Fatigue Fuse on Helicopters. That test was successful with the legs of the Fuses failing in sequence as predicted.

Status of the EFS

The existence and size of very small cracks can be determined by EFS, and in this regard it appears superior in resolution to other current non-destructive testing techniques. It has succeeded in regularly detecting cracks as small as 40 microns in a titanium alloy, in a laboratory environment, as verified by a scanning electronic microscope, and has proven to be capable of detecting cracks down to 10 microns as acknowledged by the materials laboratory at Wright Patterson Air Force Based upon delivery of a lab testing device. This is much smaller than the capability of any other practical non-destructive testing method for structural components. There is also a vast body of testing supporting successful use of this technology with selected aluminum alloys. However, additional testing is required to verify EFS' crack detection capabilities under various industrial environments which are more representative of actual structures in the field, like a highway bridge or aircraft fuselage.

Joint  technology  venture with Integrated Technologies, Inc.

     By agreement dated January 1, 2003, a new co joint venture subsidiary we formed, Integrated Technologies, Inc. a Delaware corporation and Austin Tech, LLC, a Texas limited liability company, entered into a license agreement. We own 51% of the outstanding capital stock of Integrated Technologies, Inc. and Austin Tech, LLC owns the remaining 49% of the outstanding capital stock. We jointly formed Integrated Technologies, Inc. for the purpose of jointly developing, marketing and licensing a new brand of remote transmittal monitoring products from our combined technologies.

     Integrated Technologies, Inc. as the licensee of the technologies owned by Austin Tech, LLC, has also entered into a form of license agreement directly with us for the purpose of having access to our technologies for joint development purposes. The license agreements granted to Integrated Technologies, Inc. by Austin Tech, LLC and by us, expire on January 1, 2005 unless terminated earlier under the provisions of the agreements. The terms of the licenses granted to Integrated Technologies, Inc. are exclusive, royalty free and are geographically limited to certain territories described in the license agreements, which include the United States, Canada, Middle Eastern countries, several Northern European countries, Mexico and Brazil.

GOVERNMENT CONTRACT FUNDING

Historically, we have generated contract revenue by seeking research and development contracts awarded by agencies of the United States government, such as the U.S. Air Force. In developing our contract revenue, we have enlisted the assistance of research and development partners that have used us as subcontractors in the research and development effort. In August 1996, we executed an agreement entitled, "Teaming Agreement," with the Southwest Research Institute and the University of Pennsylvania for coordinated research and development efforts.

We have also entered into similar relationships with Universal Technology Corporation, which is a government contractor that acts as a pass through or monitor of our contract. Universal Technology Corporation has acted as the prime contractor with the Air Force, and we function as a first tier subcontractor. Other than our association with these groups as research and development partners, we have no other affiliation. Our contract revenue from all sources of research and development agreements concluded in the third quarter of fiscal year 2002, and we do not have any additional contract revenue anticipated during the next 12 months.

On February 25, 1997, the Southwest Research Institute was awarded from the United States Air Force, a $2,500,000 phase one contract to determine the feasibility of the EFS to improve the U.S. Air Force capability to perform durability assessments of military aircraft, including air frames and engines through the application of the EFS to specific military aircraft alloys. Our share of this award was approximately $550,000. On June 18, 1998 Universal Technology Corporation, one of our contracting partners was awarded a second contract in the amount of $2,061,642 to determine the applicability of the EFS to improve the U. S. Air Force capability to perform durability assessments of

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military aircraft, including both air frames and engines through the application of the EFS to specific military aircraft alloys. Our share of this award was approximately $538,000. On February 5, 1999, a third contract in the amount of $2,000,000 was awarded to Universal Technology Corporation to continue and expand the efforts for turbine engines. Our directly subcontracted share was approximately $382,000. A fourth contract was awarded to Universal Technology Corporation on November 3, 2000 in the amount of approximately $2,000,000 to continue the borescope and EFS technologies, as well as alternate means of fatigue sensing. This fourth contract has been fully performed. Our directly subcontracted share is approximately $700,000. Accordingly, over the last four years we have been awarded approximately $8,500,000 in research and develop services covering the EFS. The results of this research are encouraging and provide a basis for us and our contract partners to obtain additional funding. However, we can not provide any assurance that additional contract revenue will be generated by us or received in the future.

COMMERCIAL MARKETS FOR OUR PRODUCTS AND TECHNOLOGIES

No commercial application of our products has been arranged to date, but the technology has matured to a point where we believe it can be applied to certain markets. Our technology is applicable to many market sectors such as bridges and aerospace as well as ships, cranes, power plants, nuclear facilities, chemical plants, mining equipment, piping systems, and heavy iron. We do anticipate that our planned joint venture with Optim, Incorporated for the commercial sale and distribution of the OptiSpec Flaw Detection System, will begin to generate material product sales from the jointly developed borescope, in the second quarter of the current fiscal year. We can not provide assurances that the marketing and distribution of the OptiSpec Flaw Detection System will in fact occur at any specific time in the future due to the possibility that we may not enter into a formal joint venture agreement with Optim Incorporated or if we do, we may experience delays or difficulties in the initial marketing, sales and distribution of the product. Nor can we provide assurances that our results of operations and our financial condition will materially improve from the planned commercial distribution of the OptiSpec Flaw Detection System.

APPLICATION OF OUR TECHNOLOGIES FOR BRIDGES

Our EFS and fatigue fuse products primarily address the detection of fatigue in structures such as bridges. In the United States alone there are more than 610,000 bridges of which over 260,000 are rated by the Federal Highway Administration as requiring major repair, rehabilitation, or replacement. Our EFS and fatigue fuse products can be effectively used as fatigue detection devices for all metal bridges located within the United States. Our detection devices also address maintenance problems associated with bridge structures.

Although there are normal business imperatives, the bridge market is essentially macro-economically and government policy driven. In our opinion, only technology can provide the solution. The need for increased spending accelerates significantly each year as infrastructure ages. The Federal government has recently mandated bridge repair and detection through the passage of the Intermodal Surface Transportation and Efficiency Act in 1991 and again recently in the $200 billion, 1998 Transportation Equity Act. We do not currently have contracts in place to install our fatigue detection products on bridge structures within the United States.

OUR PATENT PROTECTIONS

We are the assignee of four patents originally issued to Tensiodyne Corporation. The first was issued on May 27, 1986, and expires on May 27, 2003. It is titled "Device for Monitoring Fatigue Life" and bears United States Patent Office Numbers 4,590,804. The second patent, titled "Method of Making a Device for Monitoring Fatigue Life" was issued on February 3, 1987 and expires February 3, 2004, United States Patent Office Number 4,639,997. The third patent, titled "Metal Fatigue Detector" was issued on August 24, 1993 and expires on August 24, 2010, United States Patent Number 5,237,875. The fourth patent, titled "Device for Monitoring the Fatigue Life of a Structural Member and a Method of Making Same," was issued on June 14, 1994 and expires on June 14, 2011, United States Patent Number 5,319,982. In addition, we own a fifth patent, titled "Device for Monitoring the Fatigue Life of a Structural Member and a Method of Making Same," which was issued June 20, 1995, United States Patent Number 5,425,274, and expires June 20, 2012.

OUR PATENTS ARE ENCUMBERED

The patents described in the preceding section are pledged as collateral to secure the repayment of loans extended to us or indebtedness that we currently

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owe. On August 30, 1986, we entered into a funding agreement with the Advanced
Technology Center, whereby ATC paid $45,000 to us for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenue. The royalty is limited to the $45,000 plus an 11% annual rate of return. At December 31, 2000, and 2001, the future royalty commitment was limited to $204,639 and $227,149, respectively. The payment of future royalties is secured by equipment we use in the development of technology as specified in the funding agreement, however, no lien against our equipment or our patents in favor of ATC vests until we generate royalties from products sales.

On May 4, 1987, we entered into a funding agreement with ATC whereby ATC provided $63,775 to us for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenue. The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years. As with our first agreement with ATC, no lien or encumbrance against our assets, including our patents, vests in favor of ATC until we generate royalties from product sales. If we were to default on these payments to ATC, our obligations relating to these agreements then become secured by our patents, products and accounts receivable.

On May 27, 1994, we borrowed $25,000 from Sherman Baker, one of our share-holders. We gave Mr. Sherman a promissory note due May 31, 2002 and we pledged our patents as collateral to secure the repayment of this note. As of the date of this prospectus, there is a first priority security interest in our patents as collateral for the repayment of the amounts we owe to Mr. Baker. As additional consideration for this loan, we granted to Mr. Baker, a 1% royalty interest in the fatigue fuse and a 0.5% royalty interest in the electrochemical fatigue sensor. We are in default of the repayment terms of the note held by Mr. Baker, and at the date of this prospectus, we owe Mr. Baker approximately $60,000 in principal and accrued interest. Mr. Baker has not taken any action to foreclose his interest in the collateral and we are in discussions with Mr. Baker, with the expectation that we will cure any default in the note he holds and avoid any foreclosure of his security interest held in our patents.

DISTRIBUTION OF OUR PRODUCTS

Subject to available financing, we intend to exhibit the Fatigue Fuse and the Electrochemical Fatigue Sensor at various aerospace trade shows and intend to also market our products directly to end users, including aircraft manufacturing and aircraft maintenance companies, crane manufactures and operators, certain state regulatory agencies charged with overseeing bridge maintenance, companies engaged in manufacturing and maintaining large ships and tankers, and the military. Although we intend to undertake marketing, dependent on the availability of funds, within and without the United States, no assurance can be given that any such marketing activities will be implemented.

COMPETITION

Other technologies exist which measure and indicate fatigue damage. Single cracks larger than a minimum size can be found by nondestructive inspection methods such as dye penetrant, radiography, eddy current, acoustic emission, and ultrasonics. Tracking of load and strain history, to subsequently estimate fatigue damage by computer processing, is possible with recording instruments such as strain gauges and counting accelerometers. These methods have been used for 40 years and also offer the advantage of having been accepted in the market, whereas our products remain largely unproven. Companies marketing these alternate technologies include Magnaflux Corporation, Kraut-Kermer-Branson, Dunegan-Endevco, and Micro Measurements. These companies have more substantial assets, greater experience, and more resources than ours, including, but not limited to, established distribution channels and an established customer base. The familiarity and loyalty to these technologies may be difficult to dislodge. Because we are still in the development stage, we are unable to predict whether our technologies will be successfully developed and commercially attractive in potential markets.

EMPLOYEES

We have four employees, Robert M. Bernstein, our president and chief executive officer, a secretary, one part-time engineer and one part-time government contract advisor. In addition, we retain consultants for specialized work we require on a periodic basis. As of the date of this prospectus, we have nine advisory board members, all of whom provide their services on a part-time, as needed bases. Our advisory board members are providing us with consulting and

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advice in the areas of marketing, technology and research and development.

OUR FACILITIES

We lease an office at 11661 San Vicente Blvd., Suite 707, Los Angeles, California, 90049. The space consists of 830 square feet and will be adequate for our current and foreseeable needs. The total rent is $2,348 per month and the initial lease expired on June 1, 2002. Effective as of June 1, 2002, we then entered into a short extension of this facilities lease, which permits us to remain in our facility at the same cost until June 30, 2003.

LEGAL PROCEEDINGS

We are not presently involved in any legal proceedings that, in our opinion, might have a material effect on our operations.

On April 30, 2001, Stephen Beck, a former consultant filed a complaint against us and our chief executive officer in Stephen Forest Beck vs. Robert M. Bernstein, Material Technologies, Inc. et al., Los Angeles Superior Court No. BC249547, alleging breach of contract a declaration of his contract rights, and fraud. The complaint related to a February 8, 1995, consulting agreement under which Mr. Beck was to provide assistance in obtaining government contract private funding. Mr. Beck claimed that over $1.5 million in contingent consulting fees are immediately due, as we obtained funding through four government contracts since 1995. This suit also sought punitive damages in an unspecified amount.

On April 30, 2001, we filed a complaint against Mr. Beck in Material Technologies, Inc. v Stephen Forrest Beck, L.A. Superior Court No. BC249495 for the rescission of the consulting agreement, the return of 195,542 shares of common stock issued to Mr. Beck pursuant to the consulting contract, and attorney's fees, interest, and the cost of the lawsuit.

We settled the lawsuits involving Mr. Beck by agreement dated July 15, 2002. Pursuant to our settlement agreement, which fully and completely resolved all claims and counter-claims involving Mr. Beck, we agreed to issue to Mr. Beck 1,000,000 shares of our restricted common stock with anti-dilution protection for 18 months after the date of the settlement agreement. The anti-dilution provision requires us to issue additional shares of common stock, options or warrants to Mr. Beck in order to maintain his relative ownership of our outstanding common stock, during the 18 month period after the date of the agreement. As of the date of this prospectus, we have issued 1,000,000 shares of our restricted common stock to Mr. Beck, with a market value of approximately $45,000 as of the date of settlement.

In addition to the settlement with Mr. Beck, we agreed to compensate our attorneys by issuing them 1,000,000 shares of our restricted common stock and up to $1,500,000 in cash fees payable only by the delivery to our counsel of 25% of our earnings before interest, depreciation, taxes and administrative expenses. When we issued these shares to our counsel, they had a market value of approximately $45,000.

TRANSFER AGENT

The transfer agent for our securities is Interwest Transfer Company, Inc., 1981
E. 4800 South, Ste. 100, Salt Lake City, Utah 84117, and its telephone number is
(801) 272-9294.


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
                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The name, age, office, and principal occupation of our executive officers and directors and certain information relating to their business experience as of January ___, 2003, is set forth below:


NAME                    AGE     POSITION
----                    ---     --------


Robert  M.  Bernstein   69     President, Chief Executive Officer, Chairman of
                               the  Board


Joel  R.  Freedman      43     Secretary,  Treasurer,  Director

Dr.  John  Goodman      69     Chief  Engineer,  Director

William  Berks          72     Vice  President  of  Government  Projects




ROBERT M. BERNSTEIN---is our president, chief executive officer, and the chairman of the board of directors, and has served in each of those capacities since October 1988. Mr. Bernstein received a Bachelor of Science degree from the Wharton School of the University of Pennsylvania in 1956. From August 1959 until his certification expired in August 1972, he was a certified public accountant licensed in Pennsylvania. From 1961 to 1981, he was a consultant specializing in mergers, acquisitions, and financing. From 1981 to 1986, Mr. Bernstein was chairman and chief executive officer of Blue Jay Enterprises, Inc. of Philadelphia, PA., an oil and gas exploration company. In December 1985, Mr. Bernstein formed a research and development partnership for Tensiodyne, and assisted in locating funding of approximately $750,000 for research on the Fatigue Fuse.

JOEL R. FREEDMAN---is our secretary/treasurer and a director Mr. Freedman has acted as our secretary and treasurer since 1989. From 1983, he was president of Genesis Advisors, Inc., an investment advisory firm in Bala Cynwyd, Pennsylvania and since January 1, 2000, he has been a senior vice president of PMG Capital Corp., a securities brokerage and investment advisory firm in West Conshohocken, Pennsylvania. His duties with PMG Capital require a full time commitment from him, so he acts as our secretary and treasurer only on a part time, as needed basis. Accordingly, he does not take part in our daily activities.

DR. JOHN W. GOODMAN---is our chief engineer and a director. Dr. Goodman is retired from TRW Space and Electronics and was formerly chairman of the Aerospace Division of the American Society of Mechanical Engineers. Dr. Goodman holds a Doctorate of Philosophy degree in Materials Science that was awarded with distinction by the University of California at Los Angeles in 1970. In 1957, he received a Masters of Science degree in Engineering Mechanics from Penn State University and in 1955 he received a Bachelor of Science degree in Mechanical Engineering from Rutgers University. From 1972 to 1987, Dr. Goodman was with the U. S. Air Force as lead Structural Engineer for the B-1 aircraft, Chief of the Fracture and Durability Branch, and Materials Group Leader, Structures Department, Aeronautical Systems Center, Wright-Patterson Air Force Base. From 1987 to December 1993, he was on the Senior Staff, Materials Engineering Department of TRW Space and Electronics. Dr. Goodman has been Chief Engineer for Development of our products since May 1993. Since June, 1998, Dr. Goodman has consulted for us on a part time basis.

WILLIAM BERKS---is our vice-president of government projects. Mr. Berks retired from TRW, Inc. in November 1992 where he was employed for 26 years. Mr. Berks has served in the capacity of our vice-president of operations since leaving TRW in November 1992. His last assignment was as a project manager in the Advanced Systems Division of TRW's Space and Technology Group. He managed the Structures and Mechanism Subsystem of the Universal Test Bed Project, which is a three axis stabilized advanced bus for large geostationary satellites. In a collateral assignment, he was responsible for planning a building and its equipment for the National Space Program Office of Taiwan, Republic of China, for the design, assembly, integration and test of small three axis spacecraft and each of their subsystems, and manpower planning for a spacecraft program. Recently he was the Chief Mechanical Engineer for the Space and Technology Group's commercial satellite operations. He served six years as Manager of the Mechanical Design Laboratory, the engineering design skill center for the design and development of spacecraft mechanical systems, which had as many as 350 individuals. For ten years he was Manager of the Advanced Systems Design Department, which was responsible for mechanical systems design for all spacecraft project. Mr. Berks was Assistant Project Manager for Mechanical Subsystems for a major spacecraft program, which included preparation of plans, specifications and drawings, supervision of two major subcontracts, and responsibility for flight hardware fabrication and testing. Mr. Berks has also managed independent research and development projects (antennas, materials, solar arrays) and holds six patents. He has over 30 years of experience in spacecraft mechanical systems engineering.

OUR ADVISORY BOARD

Since 1987, we and our corporate predecessors, have had an advisory board consisting of senior experienced businessmen and technologists, most of whom are nationally prominent. These individuals consult with us on an as needed basis, and in the past, we have compensated our consulting advisory board members for their services to us through the issuance of our common stock. During fiscal year 2000 we issued 50,000 shares of common stock to our advisory board members, with a market value of $93,750. In fiscal year 2001, we issued 625,000 shares, with a market value of $74,450 and during the most recent fiscal year ended December 31, 2002, we issued a total of 2,184,949 shares, with a market value of $137,743.

Members of the advisory board serve at will, but have not received any separate compensation for their services on the advisory board and there is no current plan to compensate advisory board members. The advisory board advises us on technical, financial, and business matters and may in the future be compensated for these services. A biographical description of the members of the advisory board is as follows:

ADM. ROBERT P. COOGAN, USN (RET.) --- Robert P. Coogan retired from a distinguished naval career spanning 40 years during which he held numerous posts including: Commander U.S. Third Fleet, Commander Naval Air Force - U.S. Pacific Fleet, Commandant of Midshipmen - U.S. Naval Academy, and Chief of Staff - Commander Naval Air Force - U.S. Atlantic Fleet. From 1980 to 1991, he was with Aerojet General Company and served as Executive Vice President of Aerojet Electrosystems Co. from 1982-1991. He has his B.S. in Engineering from the U.S. Naval Academy and M.A. in International Affairs from George Washington University.

ROBERT F. CUSHMAN, ESQ. Mr. Cushman is a partner in the Philadelphia office of Pepper Hamilton LLP, and is also the permanent chairman of the Andrews Conference Group Construction Super Conference, and is the organizing chairman of the Forbes Magazine Conferences on Worldwide Infrastructure Partnerships, Rebuilding America's Infrastructure Conference, Alternative Dispute Resolution, the Forbes/ Council of the Americas Latin American Marketing Conference and the Forbes Environmental Super Conference.

CAMPBELL LAIRD Mr. Laird received his Ph.D. degree in 1963 from the University of Cambridge. His Ph.D. thesis title was "Studies of High Strain Fatigue." He is presently professor and graduate group chairman in the Department of Materials, Science & Engineering at the University of Pennsylvania. Dr. Laird's research has focused on the strength, structure, and fatigue of materials, in which areas he published in excess of 250 papers. He is a co-inventor of the EFS.

T. Y. LIN Mr. Lin graduated from Tangshan College, Jiaotong University, and received a M.S. degree in Civil Engineering from the University of California at Berkeley. Since 1934, he has taught and practiced civil engineering in China and the United States and planned and designed highways, railways, and over 1,000 bridges and buildings in Asia and the Americas. He is known as Mr. Prestressed Concrete in the United States, having pioneered both the technology and industry in the 1950s. Mr. Lin has authored and co-authored three textbooks in structural engineering and more than 100 technical papers. Mr. was the founder of T.Y. Lin International that provides design and analysis for all types of concrete and steel structures and pioneered the design of long-span structures, prestressing technology, and new design and construction methods over the past 40 years.

Y. C. YANG Mr. Yang is a pioneer in "value engineering" which optimized many projects with economic te-designs. He is a recipient of the 1988 Jiaotong University Outstanding Alumnus Award, a citation from Engineering News Record, and the ACI Mason Award. With their partnership dating back to wartime China in the early 1940s, Mr. Lin and Mr. Yang established their international stature in the United States over the five decades that followed. In 1992, they formed the San Francisco, CA headquartered firm, Lin Tung-Yen China, Inc., to continue their tradition of excellence and innovation in structural and civil engineering and to serve as a bridge between East and West. The firm serves its clients through various tasks, ranging from planning and designs to construction management and the introduction of financing.

SAMUEL I. SCHWARTZ Mr. Schwartz is presently president of Sam Schwartz Co., consulting engineers, primarily in the bridge industry. Mr. Schwartz received his B. S. degree in Physics from Brooklyn College in 1969, and his Masters degree in Civil Engineering from the University of Pennsylvania in 1970. From February 1986 to March 1990, he was the chief -- engineer/first deputy commissioner, New York City Department of Transportation and from April, 1990, to the present, acted as a director of the Infrastructure Institute at the Cooper Union College, New York City, New York. From April, 1990 to 1994, Mr. Schwartz was a senior vice-president of Hayden Wegman Consulting Engineers, and is a columnist for the New York Daily News.

NICK SIMIONESCU. Mr. Simionescu joined HNTB in 1974, one of the largest consulting engineering companies in the world, and is currently vice-president, director of business development in the New York City Office. He has over 37 years of management, construction, design, inspection and detailing experience. Mr. Simionescu is very familiar with the New York City infrastructure. For nearly 28 years he has been working in New York City, primarily on projects with the New York City Department of Transportation and New York State Department of Transportation Regions 10 and 11. His projects have included management of the inspections of the Williamsburg, Brooklyn, Triborough, Manhattan, and Queensboro bridges. Additionally, he has been the project manager of bridge inspection for many other arterial and local bridges throughout New York. Mr. Simionescu's responsibilities with HNTB have involved a variety of national and international projects. He has been the senior structural designer and manager of bridges in South Carolina, Rhode Island, Malaysia and Florida.

LIEUTENANT GENERAL JOE N. BALLARD. General Ballard is retired from the United States Army and has served as president and chief executive officer of The Ravens Group, Inc., a business development, consulting, and executive level leadership service company, since March 2001. He received his MS in Engineering Management from the University of Missouri, BS in Electrical Engineering from Southern University, and he is a registered professional engineer. He served as Commanding General, US Army Corps of Engineers from 1996 until 2000, Chief of Staff, US Army Training and Doctrine Command, from 1995 until 1996, Commander of the US Army Engineer Center in Missouri from 1993 until 1995, Director of the Total Army Basing Study at the Pentagon from 1991 until 1993, and he was Commander of the 18th Engineering Brigade in Germany from 1988 until 1990. General Ballard has received many honors including the Deans of Historical Black Colleges and Minority Institutions Black Engineer of the Year in 1998, Honorary Doctorate of Engineering from the University of Missouri in 1999, Honorary Doctorate of Law L.L.D. from Lincoln University in 1998, Honorary Doctorate of Engineering from Southern University in 1999, and Fellow of the Society of American Military Engineers in 1999.

HENRYKA HANES. Ms Hanes is the founder and president of H. MANES & ASSOCIATES, the first consulting firm to specialize in enabling environmental technology Companies reach their next level of growth through exporting. Established in 1999, HMA is a boutique-consulting firm that works closely with clients through the entire process of exporting from assessing their technologies in relationship to the international markets; to developing a suitable export strategy; identifying viable potential partners; assisting in raising capital; interfacing in partnership negotiations; introducing clients to political decision-makers and business peers; and providing guidance until complete implementation of the export plan.

DIRECTORS' COMPENSATION

Our president and chief executive officer, Robert Bernstein, received shares of our common stock in conjunction with certain activities associated with his services as chief executive officer and our operations. Mr. Bernstein did not receive such compensation for his activities as a director, rather as employee compensation. Our non-employee directors may receive reimbursement for their out-of-pocket expenses for attendance at each meeting of the board of directors or any committee of the board of directors. We anticipate that our directors will meet at least once each year. No directors' fees or compensation is paid to our non-employee directors.


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

BOARD COMPOSITION

Our board of directors consists of at least three members who each serve as directors for one-year terms. Terms for each of our directors expire at the annual meeting next ensuing. There are no family relationships among any of our directors, officers or key employees. Each director holds office until their successor is duly elected and qualified. Vacancies in the office of any director may be filled by a majority vote of the directors then in office.

Our president and chief executive officer is appointed by our board of directors, and all of our other executive officers are appointed by the president and chief executive officer.

Our board of directors reviews and approves transactions that are beneficial to other members of our board of directors by a majority vote, with the director benefiting from the transaction abstaining from consideration of the transaction. In the case of transactions beneficial to our chief executive officer and director, Robert M. Bernstein, they have been approved by majority vote of the remaining two directors. Directors' meetings are typically conducted by telephone and many actions taken by our directors are approved by written consents approved by our directors. During our last fiscal year that ended December 31, 2001, our board of directors acted by written consent and by telephonic board meetings, a total of 60 times.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid to our chief executive officer, Robert M. Bernstein and two of our other officers, William Berks and John Goodman, for each of the last three fiscal years. We have no employment agreements with any executive officer.

                             EXECUTIVE COMPENSATION

                                                        Other
                                                        Annual    All Other                         All other
Name and                                                Compen-  Restricted              LTIP       compen-
Principal                      Salary      Bonus        sation    Stock     Options     Payout      sation
Position           Year        ($)           ($)        ($)      Awards ($) (SARs (#)     ($)       ($)
---------------  --------  ------------  -----------  -------  ----------- ----------  -----------  ---------------
Robert M.          1999      $150,000        $--        $--        $--        $--         $--       $        --
Bernstein CEO      2000      $120,000        $--        $--    $753,062(1)     --         $--       $        --
                   2001      $120,000        $--        $--    $750,000(2)     --         $--       $1,395,000(3)
---------------  --------  ------------  -----------  -------  ----------- ----------  -----------  ---------------

John W. Goodman    1999      $23,384         $--        $--    $ 89,760(4)     --         $--       $       --
Director and       2000      $26,614         $--         --    $    --         --         $--       $       --
Engineer           2001      $23,076         $--         --    $132,000(5)     --         $--       $       --


William Berks      1999      $23,384         $--        $--    $ 57,050(6)     --         $--       $       --
Director and       2000      $26,614         $--         --    $    --         --         $--       $       --
Engineer           2001      $23,076         $--         --    $134,200(7)     --         $--       $       --
====================================================================================================================

(1) In 2000, the Corporation issued to Mr. Bernstein, as escrow holder, 4,183,675 shares of its common stock, in part, for accrued compensation and subject to restrictions. For purposes of this table, we have included the market value of these shares in Mr. Bernstein's 2000 compensation, which equals $753,062.

(2) In 2001, we issued Mr. Bernstein 6,000,000 shares for past compensation. We valued these shares at $420,000. The fair market value of these shares when issued to Mr. Bernstein was $750,000.

(3) In 2001, we reduced the obligation due to us from Mr. Bernstein on his non-recourse promissory note given to us for the issuance of 4,650,000 shares of restricted common stock, from $1,855,350 to $460,350.

(4) In 1999, we issued Mr. Goodman 142,000 shares of restricted common stock. These shares were valued at $11,700. The fair market value of these shares when issued to Mr. Goodman was $89,760.

(5) In 2001, we issued Mr. Goodman 800,000 shares of restricted common stock. These shares were valued at $50,500. The fair market value of these shares when issued to Mr. Goodman was $132,000.

(6) In 1999, we issued Mr. Berks 100,000 shares of restricted stock. The fair market value of these shares when issued was $57,050.

(7) In 2001, we issued Mr. Berks 900,000 shares of restricted stock. The fair market value of these shares when issued was $134,200.

The aggregate compensation paid or delivered to all persons who served in the capacity of a director or executive officer during the most recent fiscal year ended December 31, 2001, was $1,865,500 (2 persons), respectively. As a part the aggregate compensation paid as shown in the table, during fiscal year 2001, we issued to Mr. Bernstein as past compensation that accrued from 1991 to 1995, 6,000,000 shares of our common stock valued at the bid price ($.08) of our common stock at the date of issuance.

STOCK ISSUANCE AND OPTION PLANS

In 1996, we adopted the 1996 stock option plan and reserved 1,700,000 shares of common stock for distribution under the plan. Eligible plan participants include employees, advisors, consultants, and officers who provide services to us. A committee appointed by our board of directors determines the option price and the number of shares subject to each option granted. In the case of incentive stock options granted to an optionee who owns more than 10% of our outstanding stock, the option price is at least 110% of the fair market value of a share of common stock at date of grant. In 2000, we increased the number of reserved shares that could issue under the plan to 6,800,000.

In 1998, we granted options to acquire 900,000 shares of which 500,000 shares were exercised for $125,000. In addition, under the 1996 plan, we issued an additional 50,000 shares for consulting services, valued at $5,000.

In 1999, we granted options to acquire 775,000 shares of common stock through the 1996 plan. We did not issue any shares in 1999 under the 1996 plan.

In 1998, we adopted the 1998 stock plan and reserved 800,000 shares of Common Stock for distribution under the plan. The 1998 plan was adopted to provide a means by which we could compensate key employees, advisors, and consultants by issuing them stock in exchange for services and thereby conserve our cash resources. A committee of the board of directors determines the value of the services rendered and the related number of shares to be issued through the plan for these services. In 2000, we increased the number of reserved shares to 6,800,000. In 1998, we issued 310,000 shares of common stock through the 1998 plan in exchange for consulting services. We valued these shares at $31,000, the fair value of the services rendered.


On February 1, 2002, we approved the adoption of our 2002 Stock Issuance/Stock Option Plan, which is intended to assist us in attracting, retaining and motivating our officers, directors and employees, which includes non-employed consultants. This plan is administered by our board of directors and permits the directors to issue up to 20,000,000 shares of our common stock and options to purchase shares of common stock, as granted within the discretion of the board of directors, as a means of compensating and providing incentives to the recipients of the grants. As of the date of this prospectus, we have issued shares under the plan to several of our officers, directors and consultants. Options that can issue under this plan allow recipients of the options to purchase our common stock at 100% of the fair market value of our common stock at either the date of grant of the option or such other date as the board of directors may determine. Options issued under the 2002 plan have a term of five years. On October 15, 2002, we granted a non-statutory stock option agreement to two of our consultants, Peter Jegou and Richard Margulies. Both option agreements were issued under the 2002 Stock Issuance/stock Option Plan. In the case of the option granted to Peter Jegou, the optionee has the right to acquire 1,200,000 shares of our common stock at an exercise price of $.03 per share; $1,200,000 shares at an exercise price of $.04 per share; 1,200,000 shares at an exercise price of $.06 per share; 1,200,000 at an exercise price of $.08 per share; and 1,200,000 shares at an exercise price of $.10 per share. The options granted to Mr. Jegou expire on October 15, 2003 unless exercised prior to that date

On October 15, 2002, we granted a non-statutory stock option agreement to the second consultant, Richard Margulies. In the case of the option granted to Richard Margulies, the optionee has the right to acquire 1,300,000 shares of our common stock at an exercise price of $.03 per share; $1,300,000 shares at an exercise price of $.04 per share; 1,300,000 shares at an exercise price of $.06 per share; 1,300,000 at an exercise price of $.08 per shake; and 1,300,000 shares at an exercise price of $.10 per share. The options grant to Mr. Margulies expire on October 15, 2003 unless exercised prior to that date.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Our certificate of incorporation provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

- any breach of their duty of loyalty to us or our stockholders;

- acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- unlawful payments of dividends or unlawful stock repurchases or redemptions as provided by Section 174 of the Delaware General Corporation Law; or

- any transaction from which the director derives an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation and bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by Delaware law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

                              CERTAIN TRANSACTIONS

From time to time, Robert M. Bernstein, our president and chief executive officer, has agreed to advance us funds. Our board of directors has approved paying Mr. Bernstein interest at the rate of 10% per year on his advances. Mr. Bernstein is under no obligation to make further advances to us but may continue to so do at his sole discretion. In addition, during past fiscal years, we accrued some of the unpaid compensation we agreed to pay Mr. Bernstein. In 1991, 1992, 1994 and 1995 we paid no salary to Mr. Bernstein. In 1993 and 1997, we paid Mr. Bernstein $30,000 and $90,417, respectively in salary. For 1996, we issued Mr. Bernstein 1,499,454 shares of our common stock as partial compensation for that year.

As of December 31, 2002, the balance due to Mr. Bernstein on his advances to us and accrued but unpaid compensation for the most recent fiscal year was $36,115. Under these arrangements, we accrued approximately $400,000 of accrued compensation for previous fiscal years that was not paid to Mr. Bernstein through his receipt of shares of our common stock for those past years. This accrued compensation due to Mr. Bernstein was, until recently, secured by our pledge to Mr. Bernstein of a security interest in our technologies and products. On December 18, 2002, we agreed to issue to Mr. Bernstein, 13,000,000 restricted shares of our common stock as full payment for his accrued and unpaid compensation through the fiscal year ended December 31, 2001.These shares were valued at a per share price above the actual market price, at the market price, which in the aggregate totaled $400,000. The aggregate market value of these shares was $312,000. Mr. Bernstein no longer holds any security interest or lien against our patents or other assets.

In August 1997, our board of directors approved a resolution recognizing our extreme dependence on the experience, contacts, and efforts of Mr. Bernstein and authorized to pay Mr. Bernstein a salary of $150,000 a year since 1991. On February 19, 2001, we issued to Mr. Bernstein 6,000,000 shares of restricted common stock for a portion of the accrued salary in past years we agreed to pay him. We valued these shares at $420,000 although the market value of the shares was approximately $600,000. We agreed to value these shares at a discount to account for the discounted value normally associated with the issuance of shares that cannot be transferred or traded into the public market

On May 25, 2000, we issued to Mr. Bernstein, 4,650,000 shares of restricted common stock in exchange for $4,650 and a $1,855,350 non-recourse promissory note bearing interest at an annual rate of 8%. On the same day, we issued 350,000 shares our restricted common stock to another of our directors, Joel Freedman, in exchange for $350 and a $139,650 non-recourse promissory note bearing interest at an annual rate of 8%. Both notes mature on May 25, 2005, when the principal and accrued interest becomes fully due and payable. At the date of issuance, these shares were valued at $.40 per share, for a total share value of $2,000,000.

In June 2002, our board of directors authorized the reduction in the amount owed
to us by   Messrs. Bernstein and Freedman on their respective non-recourse promissory notes, down to $460,350 and $34,650, respectively. This reduction was due to the fact that the market value of our common stock that we had delivered to Messrs. Bernstein and Freedman as a partial reduction in the amounts we owed them had declined substantially in the public market. In addition, approximately 1,500,000 of the shares of common stock delivered to Mr. Bernstein as partial compensation for accrued salary was subject to an option that Mr. Bernstein granted to a group of investors in July 1998, in connection with the settlement of a lawsuit between these investors, us and Mr. Bernstein.

On October 27, 2000, we issued 4,183,675 shares to Mr. Bernstein for partial past but unpaid compensation pursuant to a stock escrow/grant agreement. We created the stock escrow arrangement to satisfy a potential source of debt capital we were negotiating with at the time, Allied Boston International. Allied Boston required us to maintain a certain number of fully diluted shares of our common stock even if we were required to issue more shares if holders of our options and warrants chose to exercise their options or warrants. The shares issued to Mr. Bernstein under the stock escrow agreement were to be released back to us for use in issuing shares of common stock to the holders of the options and warrants if exercised. Under the terms of the agreement, Mr. Bernstein is required to hold these shares in escrow. While in escrow, Mr. Bernstein cannot vote the shares but has full rights to cash and non-cash dividends, stock splits or other reclassification of the shares. Any additional shares issued to Mr. Bernstein in the form of non-cash dividends, stock splits
or other reclassification   of his ownership of the 4,183,675 shares are
issuable to Mr. Bernstein free of the escrow arrangement.

Under the terms of this stock escrow/grant agreement, Mr. Bernstein has agreed to release to us shares he holds in escrow in the event that we are called upon to issue shares of our common stock to holders of options, purchase warrants or other similar rights to receive our shares of common stock to the persons listed on a schedule attached to the agreement. The schedule lists the following optionees, warrant holders and others having rights to receive our common stock:

          Miles Wilson               Robert Cushman
          Harold Rapp     University of Pennsylvania

As of the date of this prospectus the initial number of shares granted to Mr. Bernstein has been reduced down to 2,461,675 shares due to the fact that 1,722,000 of the escrowed shares were released to us for issuance to the above holders of options or warrants.

The shares held in escrow by Mr. Bernstein are non-transferable and will be owned beneficially by Mr. Bernstein only after the options and warrants outstanding either are fully exercised or expire without being exercised, or upon the direction of the board of directors, in its sole discretion, or the mutual agreement by Mr. Bernstein and the board of directors to terminate the agreement. At the date we established these 4,183,675 shares into escrow, we valued these shares at par value. Upon the unconditional release of the remaining shares to Mr. Bernstein from the escrow, the shares issued will be valued at market value and charged to operations as compensation.

During our fiscal year that ended December 31, 2001, we issued shares of our common stock to a number of other officers, directors and an advisory board member, in exchange for services they rendered to us. During the 2001 fiscal year, we issued a total of 900,000 shares of our restricted common stock to William Berks, our vice-president of government contracts and a director, for engineering and other services rendered to us. The aggregate market value of those 900,000 shares was $134,200. During the fiscal year ended December 31, 2002, we issued to Mr. Berks for his services, a total of 1,000,000 shares of restricted common stock with a market value of $42,000.

In fiscal year 2001, we issued 100,000 shares of our restricted common stock to Dr. Campbell Laird, an advisory board member, for services rendered. The market value for those shares when issued was $19,000. During the fiscal year ended December 31, 2002, we issued to Dr. Laird for his services, 234,949 shares of restricted common stock with a market value of $35,242.

In fiscal year 2001, we issued 800,000 shares of our restricted common stock to John Goodman, a director and part-time employee, for engineering and other services rendered. In the aggregate, the market value of those shares was $132,000. During the fiscal year ended December 31, 2002, we issued to Mr. Goodman for his services, 1,000,000 shares of restricted common stock with a market value of $30,000.

In the aggregate, the market value of the restricted shares of common stock we have issued to our officers and directors during the previous two fiscal years was $1,635,062. We valued these shares at $479,683 to account for the discounted value normally associated with the issuance of shares that can not be transferred or traded into the public market, and expensed those shares to general and administrative expenses.


                           OUR PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of January ___, 2003, and the following table provides the beneficial ownership for:

o each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

o each of our directors and executive officers;

o our executive officers and directors as a group; and

o the selling shareholder.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, we believe each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of our common stock issuable upon exercise of warrants held by that person, but not those held by any other persons, that are currently exercisable or exercisable within 60 days from the date of this prospectus. Shares of our common stock registered for resale under this prospectus will constitute approximately .056% of our issued and outstanding common stock.



                                                            AMOUNT AND NATURE
                                      NAME AND ADDRESS OF     OF BENEFICIAL   PERCENT OF CLASS(3)
CLASS OF STOCK                         BENEFICIAL OWNER         OWNERSHIP
-----------------------------------  ---------------------    --------------  ----------------
                                      Robert M. Bernstein
                                      Suite 707
                                      11661 San Vicente Blvd.
Common Stock                          Loa Angeles, CA 90049   24,419,291(1)          25%
-----------------------------------  ---------------------    --------------  ----------------

                                      Joel R. Freedman
                                      1 Bala Plaza
                                      Bala Cynwyd, PA 19004      618,616              *
-----------------------------------  ---------------------    --------------  ----------------

                                      John Goodman
                                      Suite 707
                                      11661 San Vicente Blvd.
                                      Los Angeles, CA 90049     2,000,000            2.1%
-----------------------------------  ---------------------    --------------  ----------------

                                      William Berks
                                      532 14th Street
                                      Manhattan Beach, CA
                                      90266                     2,000,000            2.1%
-----------------------------------  ---------------------    --------------  ----------------

                                       30

 Directors and executive officers
 as a group (4 persons)                                        29,037,907           29.1%
-----------------------------------  ---------------------    ---------------  ---------------

 Class B
 Common Stock                         Robert M. Bernstein      300,000(2)          100.0%
                                      Suite 707
                                      11661 San Vicente Blvd.
                                      Los Angeles, CA 90049

-----------------------------------  ---------------------  --------------- ---------------

* Less than 1%

(1) Mr. Bernstein holds beneficial ownership of 24,419,291 shares. He also holds an additional 2,461,675 shares of our common stock that are held by him subject to an escrow agreement that includes rights in favor of certain optionees. The shares held in escrow are not considered to be subject to Mr. Bernstein's beneficial ownership for purposes of Section 16(a) of the Securities Exchange Act of 1934.

(2) Each of Mr. Bernstein's Class B Common Shares has 1,000 votes on any matter on which the common stockholders vote. Accordingly, these shares give Mr. Bernstein 300,000,000 votes. Those votes give Mr. Bernstein voting control of our outstanding voting securities.

(3) Based on a total of 97,719,335 shares of common stock outstanding at December 31, 2002. Does not include 100,000,000 shares of common stock held in escrow for Allied Boston International, Inc.

                              SELLING SHAREHOLDERS

An aggregate of 18,247,626 shares of our issued and outstanding common stock are being registered for resale in this offering for the account of the selling shareholders. Subject to certain restrictions discussed below, the shares of common stock being registered for the account of the selling shareholders may be sold by the selling shareholders, or their transferees, commencing on the third business day after this registration statement is declared effective by the United States Securities and Exchange Commission. Sales of shares of our common stock by the selling shareholders, or their transferees, may depress the price of the common stock in any market that may develop for the common stock. We will receive no sales proceeds from the resale of any of the shares of common stock registered for resale under this prospectus.

The following table sets forth certain information with respect to persons for whom we are registering such shares of common stock for resale to the public. None of the selling shareholders has had any position, office or material relationship with us prior to the date of this prospectus and none of the selling shareholders are deemed to be our affiliates or control persons. None of the selling shareholders has any plan, arrangement, understanding, agreement, commitment or intention with us to sell their securities.


                                                                                                   NUMBER OF          NUMBER OF
                                                                                                  SHARES BEFORE     SHARES OFFERED
NAME OF SHAREHOLDERS                 ADDRESS OF SHAREHOLDERS                                       OFFERING(1)       FOR SALE
---------------------------------  -----------------------------------------------------------   ----------------  ---------------
AA Capital Ventures, Barry E.
Mitchell, President                32107 Lindero Cyn Rd #124 Westlake Village, CA  91361             1,387,498        1,387,498


Akins, Genice                      5041 Mrs. White Lane Mebane, NC  27302                               15,873           15,873

Ambrus, Aron                       25 North Gate Rd Walnut Creek, CA  94598                             50,000           50,000

                                       31

Ambrus, Tibor                      25 North Gate Rd Walnut Creek, CA  94598                            450,000          450,000

Auld, James                        29 Orlando St. Coffs Harbour NSW  2450                               33,000           33,000

Bailey, Ben                        5 Main Road Cardif Hts NSW  2285                                    243,879          243,879

Barrett, David                     22 Second Ave Arrawarma NSW  2456                                   200,000          200,000

Biki, Damier                       8 Alexander Ave Berringan NSW  2712                                  35,000           35,000

Bornstein, Michael                 2/789 Burwood Rd Hawthorn 3123                                      148,551          148,551

Braden, Larry Warden               16 Flynn St Mt. Isa QLD  4825                                        25,000           25,000


Brandenburg, John                  PO Box 94 Newdegate 6355                                            500,000          500,000

Braun, Sabina & Lee                Duncan Rd PMB2 Meringave VIC 3496                                 1,940,000        1,940,000

Kim Braun & Paul Braun             Duncan Rd PMB2 Meringave VIC 3496                                    73,000           73,000

Burton, Bruce                      5664 Co Real 35 Ada. OH  48840                                       24,000           24,000

Calhoun, Don L.                    32107 Lindero Cyn Rd #124 Westlake Village, CA  91361                25,369           25,369

Campbell, David                    1/21 Danks St Waterloo NSW  2017                                     70,000           70,000

Campbell, Jeff                     23 Mermaid Quay, Noosaville, QLD. 4566, Aust                        300,000          300,000

The Doug Caswell Realty Pty. Ltd.
 Superannuation Fund, Doug
Caswell, President                 119 Herries St., Toowoomba, QLD, 4350, Aust                         250,000          250,000

Caswell, Douglas                   175 Hume St Todwoomba QLD  4350                                     470,000          470,000

Caswell, Doris Maud                119 Herries St., Toowoomba, QLD, 4350, Aust                         375,000          375,000

Cedar House Alpaca P/L, Wendy
Billington, President              8 Filfield Lane Yass NSW  0582                                      625,500          625,500

Cell Synergy Inc., Adam Gilbert,
 President                         1801 N. Green Valley Pkwy Henderson, NV  89074                       30,000           30,000

Hun Teong Chew                     PO Box 41317 Casuraria NT  0811                                      50,000           50,000


Clapp, Willard                     6230 Tallant Road McDonald, TN  73753                               164,300          164,300

Coble, Bernard                     5557 Sweps Sax Rd Graham, NC  27253                                  19,841           19,841

Coble, Bernard D. & Laura          5557 Sweps Sax Rd Graham, NC  27253                                   6,920            6,920

Collins, Christopher               16 Robertson Crescent Laverton VIC  3028                             90,000           90,000

Cox, David                         251 New Kamer Rd Albany, NY  12205                                  355,000          355,000

DeCarlo, Charles                   1st Fl. 136 Longueville Rd Lane Cove NSW  2086                      300,000          300,000

DelaRosario Leon, Maria            11947 Arminta St North Hollywood CA  91608                          190,357          190,357

Doug Caswell Reality Pty Ltd       175 Hume St Todwoomba QLD  4350                                     150,000          150,000

Drugan, Carol                      3031 Milboro Road Silver Lake, OH  44224                             20,000           20,000

Dyer, Eric                         2/50 Madden St. Kaniva VIC  3419                                     50,000           50,000

Faggion, Joseph                    38 Malay Rd Wagman  NT  0810                                         10,000           10,000

Fitzpatrick Brothers Pastoral Co.,
Peter Fitzpatick, President         Lochgary Edith Via Oberon NSW  2787                                250,000          250,000

Fitzpatrick, Peter                  Lochgary Edith, Via Oberon, NSW, 2787, Aust                        500,000          500,000

Four Square Vending P/L McCaig
Supernational Fund, George
McGain, Trustee                     213 Pollock Ave Wyong North NSW  2259                              126,247          126,247

Gilbert, Clayton                    2/5 Henry St Tarramatta NSW  2150                                   92,800           92,800

Goodare, George                     8/331 High St Chatswood NSW  2076                                   32,500           32,500

Green, John                         93 Smailes Rd North Maclean QLD  4280                               18,000           18,000

Greene, Alex III                    32107 Lindero Cyn Rd #124 Westlake Village, CA  91361                6,240            6,240

                                       32

Gregan, Colin                       18 Aitken Ave Queenscliff  2096                                     60,000           60,000

Guilfoyle, Philip                   10 Katoomba Cresent Toowoomba QLD  4350                            120,000          120,000

Guille, Max                         14 Old Cliham Rd Lower Plenty VIC  3093                            200,000          200,000

Gundstrom, Bob                      28857 Oak Path Dr Agoura Hills, CA  91301                          150,000          150,000

Gusmeroli, David                    137 Charters Rowers Rd Hermit Park QLD  4812                       480,000          480,000

Guthrie, Bob                        5A Karloo PDE, Newport, NSW, 2106, AUST                            200,000          200,000

Hannan, Charles                     7808 Kentley Road Balto, MD  21222                                 268,000          268,000

Harris, Glen                        34 High Range Dr. Condon QLD  4815                                 360,000          360,000

Heuston, Warren                     26 Bray Street St. Coffs Harbor NSW  2450                           32,000           32,000

High Family Trust, Tony High,
Trustee                             4722 White Oak Ave Encino, CA  91316                               150,400          150,400

Holt, Coslow                        3763 S. Jim Minor Rd Haw River, NC  27258                           15,873           15,873

Howe, Graham                        19 Templar St. Forbes NSW  2871                                     36,000           36,000

Increase Inc.                       143 Carr St Grafton NSW  2460                                       50,000           50,000

Ingram, Jack Jr.                    2700 Beechwood, Midland, TX., 79765                                 50,000           50,000

J.R.S. Consulting, Inc., John
Sarabia, President                 1930 Wilshire Blvd #210D Los Angeles, CA  90057                     242,275          242,275

Jenkins, Frank                     1812 Cadwell Ave Clev. Hts., OH  44111                              550,000          550,000

Jones, Gary                        2022 Cedar Lake Rd. Sanford, NC  27330                               19,705           19,705

Shafik Keashani & Karim Keshani    2389 Dawes Hill Rd Coquiltam BC  V3K6T2                              30,000           30,000

Keshani, Bahaderalli               2389 Dawes Hill Rd Coquiltam BC  V3K6T2                              75,000           75,000

Kline, Leonard                     1200 Los Angles Ave #206 Simi Valley, CA  93065                      75,000           75,000

Kyriakos, Arthur                   395 Belmore Rd  Bawyn VIC  3103                                      40,000           40,000

Law, John                          11 Buyuma Place Avalon NSW  2107                                     25,000           25,000

Leon, Gerardo                      11947 Arminta St North Hollywood CA  91608                           47,619           47,619

Letney, Peggy                      1200 Los Angles Ave #206 Simi Valley, CA  93065                      45,000           45,000

Macfarlane, Euan                   PO Box 313 Maleny QLD  4552                                         365,000          365,000

Madden, Dave                       3 Yatama Place, Tewantin, QLD, 4565, Aust                           100,000          100,000

Marlowe, John                      10551 E. Orchard Pl Englewood, CO  80111                            100,000          100,000

Marshall, James                    4 St. Michaels Road #A Mitcham  5062                                 13,000           13,000

Martinazzo, Giovanni               437 Victoria Rd Malaqua, WA  6090                                   450,000          450,000

Martinazzo, Laura                  437 Victoria Rd Malaqua, WA  6090                                    50,000           50,000

McCaig, Tim                        PO Box 8040 Coffs Harbour NSW                                        64,935           64,935

McLean, Graeme                     70 Edward St., Riverstone, NSW, 2765, Aust                          125,000          125,000

McCullough, Tony                   25 Dickson Ave Aramon NSW  2064                                   1,300,000        1,300,000

McDonald, Gary                     Level 3, 499 st Kilda rd, Melbourne VIC  3004                       147,500          147,500

McLean, Graeme                     70 Edward St., Riverstone, NSW, 2765, Aust                          145,000          145,000

Megli, Dale                        Kelso Imoree NSW  2400                                              200,000          200,000

Mitchell, Barry E.                 32107 Lindero Cyn Rd #124 Westlake Village, CA  91361               597,998          597,998

Moffatt, Steven                    30 Clematis Crt Marcoola QLD  4552                                  202,000          202,000

Moore, Tyrone                      32107 Lindero Cyn Rd #124 Westlake Village, CA  91361               112,719          112,719

Moser, Wesley                      2604 Sumac Lane Burlington, NC  27215                                27,937           27,937

Mountain Investment Family
Limited Partnership, Don Foster,
Managing Partner                   101 S. Main St Clinton, TN  37716                                   112,069          112,069

                                       33

McNabb, Dave                       PO Box 2489 Martinez, CA  94553                                     165,000          165,000

Outhred, Richard                   3 Ashton Ave Forbstvulle NSW  2285                                   10,300           10,300

Pay Source, Inc., Charles Newton,
 President                         251 New Kamer Rd Albany, NY  12205                                  100,000          100,000

Peatt, Bill                        43 Churchill Ave Ararat VIC  3377                                   588,000          588,000

Pelayo, Eva                        16707 S. Garfield Ave #1110  Paramount, CA  90723                    16,000           16,000

Pelayo, Luz                        5833 E. Imperial Hwy #B South Gate, CA  90280                       147,783          147,783

Preferential Publications, (John
Moran)                             35 Trout St., Ashgrove, QLD, 4060, Aust                             200,000          200,000

Reynolds Technologies, Inc.,

Steven A. Reynolds, President      5520 Owensmouth Ave #110 Woodland Hills, CA  91367                  167,600          167,600

Reynolds, Steven A.                5520 Owensmouth Ave #110 Woodland Hills, CA  91367                    5,000            5,000

Robinson, Brian                    2 Alfred Close Narre Warren N. VIC  3804                             75,000           75,000

Robinson, Jill                     1 Eualong Rd., Cremorne, NSW, 2090, Aust                             20,000           20,000

Rynne, Geoffrey                    PO Box 67 Bungalow Caires  4870                                     400,000          400,000

Sarabia, John                      3355 Wilshire Blvd #308 Los Angeles, CA  90010                       41,718           41,718

Sarabia, Maria                     3355 Wilshire Blvd #308 Los Angeles, CA  90010                      158,414          158,414

Saxton, Richard                    21 Glen Ferris Dr QLD  4226                                         300,000          300,000

Schultz, Trevor                    8 Calluna Place, Mountain Creek, QLD, 4557, Aust                    200,000          200,000

Schweble, Leslie                   902 Old Northern Rd Gelenorie NSW  2157                              24,000           24,000

Sew-Hoy, Wallace                   35 Argyl St East Malbern VIC  3148                                  110,000          110,000

Simpson, Bruce                     Killara, Arramagone Rd., Greenfell, NSW, 2810, Aust                 250,000          250,000

Taylor, Brian                      18 Fitzwilliam St. Carrara QLD  4211                                 71,500           71,500

Taylor, Deborah                    18 Fitzwilliam St. Carrara QLD  4211                                320,000          320,000

Thomsen Family                     6 Main St Palmwood QLD  4555                                        170,000          170,000

Timms, Murry                       17 Thonna Close Karana Downes Brisbane  4306                         54,100           54,100

Tziavaras, Louis                   23 Second Ave Murrumbeena VIC  3163                                 100,000          100,000

Whittingham, Anne                  1/7 Crystal Waterd Dr. Tweed Heads NSW 2485                          16,300           16,300

Wickham, Charlotte                 24 Dammerel Cris Emerald Beach NSW  2456                             60,615           60,615

Willman, James                     4431 Gordon Ave St. Louis, MO  63134                                253,000          253,000

Yeatts, Jerry & Gaynelle
Williamson                         3508-C-54 Hwy E. Graham, NC  27253                                    3,968            3,968

                                          Total Shares Registered                                   18,247,626       18,247,626
                                                                                                ==============  ===============

(1) No selling shareholder beneficially owns 1% or more of our outstanding shares of common stock. None of the selling shareholders is an officer, director, advisory board member or a consultant.

                              PLAN OF DISTRIBUTION
                            FOR SELLING SHAREHOLDERS

We will not receive any proceeds from the resale of the common stock offered for resale by the selling shareholders. The selling shareholders will be offering for resale up to 18,247,626 shares. The selling shareholders have, prior to any sales, agreed not to effect any offers or sales of our securities in any manner other than as specified in this prospectus and have agreed not to purchase or induce others to purchase any of our securities in violation of any applicable state and federal securities laws, rules, and regulations and the rules and regulations governing the Over-the-Counter Electronic Bulletin Board maintained by the NASD.

We have agreed with the selling shareholders that we will prepare and file this registration statement and such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act of 1933 and the rules and regulations promulgated there under to keep it effective until the date as of which the selling shareholders have sold all of the 18,247,626 shares offered by this prospectus. The selling shareholders are bearing no expenses associated with our registration of the shares offered by this prospectus.

The selling shareholders are subject to the applicable provisions of the Exchange Act of 1934, including without limitations, Rule 10b-5 there under. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of our securities may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in our securities to effect covering transactions, to impose penalty bids, or to effect passive market making bids. In connection with the transactions in our common stock, we also will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated There under, including, without limitations, the rule set forth above. These restrictions may affect the marketability of the shares of our common stock owned by the selling shareholders.

The shares of common stock have not been registered for resale by the selling shareholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The selling shareholders and any broker-dealers that participate with the selling shareholders in the distribution of the common stock may be deemed to be underwriters and commissions received by them and any profit on the resale of securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that the selling shareholders will sell any or all of the shares being registered for resale under this prospectus.

Commissions and discounts paid in connection with the sale of shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers' fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by them.

                            DESCRIPTION OF SECURITIES

We are currently authorized to issue 250,000,000 shares of capital stock, $.001 par value, in classes as follows:

- 200,000,000 shares of stock designated as "common stock", of which 300,000 shares are designated as "Class B Common Stock", $.001 par value per share. We have designated all common stock that is not class B common stock, as class A common stock. The holders of common stock shall be entitled to receive such dividends out of funds or assets legally available there from as, from time to time, the board of directors may declare. The holders of class B common stock shall not be entitled to receive dividends. The holders of common stock and the holders of class B common stock shall vote as a single class on all matters submitted to a vote of stockholders, with each share of common stock entitled to one vote and each share of class B common stock entitled to 1,000 votes. In all other aspects, the common stock and class B common stock shall be identical. As of the end of our most recent fiscal year, we have approved an increase in the number of shares of our common stock from 200,000,000 shares to 400,000,000 shares, but the required certificate of amendment to our articles of incorporation have not yet been accepted for filing by the Delaware Secretary of State. We expect the acceptance of the certificate of amendment in the current quarter.

- 50,000,000 shares of stock designated as "Preferred Stock", $.001 par value per share. The board of directors is granted the authority by resolution to authorize us to issue one or more series of the preferred stock and to determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of each and every series of preferred stock and the qualifications, limitations or restrictions on such preferences and/or rights. Our preferred stock is commonly referred to as "blank check" preferred stock.


Class A common stock holders are entitled to receive such dividends out of funds or assets legally available there from as, from time to time, the board of directors may declare. Upon liquidation, holders of our class A common stock are entitled to distribution of any remaining assets after payment of all creditors and payment of the liquidation preferences of any outstanding shares of preferred stock. Class A common stock holders have no preemptive rights. The Baker Group, by agreement, has a right to purchase or receive from Mr. Bernstein, our president and chief executive officer, or any affiliate of Mr. Bernstein, 35% of all class A common stock that Mr. Bernstein, or any affiliate, purchases or receives from us at the same price Mr. Bernstein, or such affiliate, pays for stock he receives.

In electing directors, if one or more stockholders, or their proxy, delivers a written notice to our secretary prior to a stockholders' meeting, or to the chairman of the board of directors prior to the vote for directors, all stockholders may cumulate their votes in electing one or more directors. If and only if such notice is given, every stock holder entitled to vote for directors shall have the number of votes determined by multiplying the number of directors to be elected by the number of shares the stockholder is entitled to vote and each stockholder may then give one nominated candidate all such votes or distribute such votes in any proportion among the nominated candidates.

Our certificate of incorporation provides that the designation of powers, preferences and rights, including voting rights, if any, qualifications, limitations or restrictions on our preferred stock may be fixed by resolution or resolutions of the board of directors.

On April 28, 1997, we filed with the Secretary of State of the State of Delaware, a Certificate of Designation designating 350,000 shares of preferred stock as class A convertible preferred stock. The class A preferred stock has a liquidation preference superior to any other class of our common stock. In the event of liquidation, holders of our class A preferred stock have the right to receive $.72 for each share held, before any liquidation payment is made or any assets are distributed to holders of our common stock, or any other stock of any other series or class ranking junior to these shares. In the event of liquidation, holders of our class A preferred stock are not entitled to payment beyond $.72 per share. These provisions may have the effect of delaying, deferring or preventing a change in control.

Each share of our class A preferred stock is convertible into class A common stock at the discretion of the holder, at the rate of one share of class A common stock for each .72 share of class A preferred stock. Accordingly, the 350,000 outstanding shares of class A preferred stock are convertible into 486,111 shares of class A common stock. Under our Certificate of Designation, we are not permitted to issue stock which is senior to or pari passu with our class A preferred stock without prior consent of a majority of the outstanding class A preferred shares. Adjustment of the number of class A preferred shares outstanding is provided for in the event of any reclassification of outstanding securities or of the class of securities which are issuable upon conversion of shares and in the event of any reorganization which results in any reclassification or change in the number of shares outstanding. Similarly, in the event of any such change, the conversion price is subject to adjustment to reflect such change.

If at any time while shares of class A preferred stock outstanding, a stock dividend on the common stock is declared, the conversion price will be adjusted to prevent any dilution of the holders of class A preferred stock right of conversion. If there is a reclassification or change in our common stock to which the class A preferred stock is convertible other than stock splits or other decreases or increases in the number of shares outstanding, or we consolidate or merge with another corporation, or we sell or transfer substantially all of our assets, then the class A preferred stockholders are entitled to the same consideration as they would have been entitled to if their shares had been converted prior to the reclassification, change, consolidation, merger, sale, or transfer. This provision may have the effect of delaying, deferring or preventing a change in control. Voting rights and the right to receive dividends inherent in the class A preferred stock is similar to those rights of our common stock.

On April 28, 1997, we filed a Certificate of Designation bringing into existence a second class of preferred stock designated as class B preferred stock. Class B preferred stock is junior and subordinate to our class A preferred stock. 100 shares of class B preferred stock were authorized from the 550,000 undesignated shares of preferred stock. Of the 100 shares authorized, 15shares previously were issued to Tensiodyne in exchange for canceling its 15 class B preferred shares in Tensiodyne Scientific, Inc. We currently have no relationship with Tensiodyne, and since the financial viability of Tensiodyne has been in serious doubt over the last several years, we no longer treat the shares of class B preferred stock issued and outstanding. We are treating the shares of class B preferred stock as a part of the 550,000 undesignated shares of preferred stock available for future designation by our directors.

                                  LEGAL MATTERS

The legality of the shares offered hereby will be passed upon for us by Gregory Bartko, Esq., of the Law Office of Gregory Bartko, P.C., 3475 Lenox Road, Suite 400, Atlanta, Georgia 30326. From time to time, we compensate Mr. Bartko for certain of his legal services, in the form of shares of our common stock. However, we have no contingency fee arrangements with Mr. Bartko. At the date of this prospectus, Mr. Bartko beneficially owns 33,000 shares of our common stock, of which all are restricted securities. In addition, Mr. Bartko beneficially owns 100,000 shares of our class A preferred stock, which is convertible into 200,000 shares of our restricted common stock.

                                     EXPERTS

The audited financial statements included in this registration statement, and the prospectus which forms a part of the registration statement, have been audited by Jonathan P. Reuben, independent certified public accountant, to the extent and for the periods set forth in his report thereon and are included in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.


               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed with the U.S. Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The registration statement, including all amendments, exhibits and schedules, may be inspected without charge at the offices of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549. Copies of this material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, DC. 20549. The public may obtain information on the operations of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The U.S Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) through which the registration statement and other information can be retrieved.

We are subject to the reporting and other requirements of the Securities Exchange Act and intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

                           MATERIAL TECHNOLOGIES, INC.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS

                                    Contents
                                    --------


                                                                Page
                                                             -------

Independent Auditors' Report                                 F-1

Balance Sheets                                               F-2

Statements of Operations                                     F-4

Statement of Stockholders' Equity (Deficit)                  F-6

Statements of Cash Flows                                    F-13

Notes to Financial Statements                               F-16

                          Independent Auditors' Report


Board of Directors
Material Technologies, Inc.
Los Angeles, California


We have audited the accompanying balance sheets of Material Technologies, Inc., (A Development Stage Company) as of December 31, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows, for the years ended December 31, 2000, and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the
financial statements.   An audit also  includes  assessing  the   accounting
principles  used  and significant estimates  made by  management, as well  as
evaluating the  overall financial  statement presentation.   We believe  that
our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Material Technologies, Inc. as of December 31, 2001, and the results of its operations, and its cash flows for the years ended December 31, 2000, and 2001, in conformity with accounting principles generally accepted in the United States.

s/s Jonathon P. Reuben CPA

Jonathon P. Reuben,
Certified Public Accountant
Torrance, California
February 8, 2002

                           MATERIAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                  DECEMBER 31, 2001     SEPTEMBER 30, 2002
                                                            (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents            $    174,469       $      243,438
Receivable due on research contract       285,677                8,362
Receivable from officer                    35,880                    -
Prepaid expenses                                -                    -

TOTAL CURRENT ASSETS                      496,026              251,800

FIXED ASSETS
Property and equipment,
net of accumulated depreciation             2,708               28,816

OTHER ASSETS
Intangible assets,
net of accumulated amortization            15,663               13,395
Refundable deposit                          2,348                2,348

TOTAL OTHER ASSETS                         18,011               15,743

TOTAL ASSETS                         $    516,745       $      296,359


    The accompanying notes are an integral part of the financial statements.

                           MATERIAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                             DECEMBER 31, 2001    SEPTEMBER 30, 2002
                                                                                      (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
Legal fees payable                                          $          282,950   $         1,758,113
Fees payable to R&D subcontractor                                      196,043                     -
Consulting fees payable                                                  5,525                     -
Accounting fees payable                                                 42,417                28,305
Other accounts payable                                                   8,801                 9,818
Accrued expenses                                                        43,213                40,269
Accrued officer wages                                                   70,000                36,115
Notes payable - current portion                                         25,688                25,688
Payable on research and development sponsorship                        422,653               479,712
Loans payable - others                                                  57,406                59,353

TOTAL CURRENT LIABILITIES                                            1,154,696             2,437,373

STOCKHOLDERS' EQUITY (DEFICIT)
Class A Common stock, $.001 par value, authorized
200,000,000 shares; 102,433,378 shares issued,
42,433,378 shares outstanding, and 60,000,000
shares held in reserve at December 31, 2001,
and 178,194,623 shares issued, 76,194,623 shares
outstanding, and 102,000,000 shares held in reserve
at September 30, 2002                                                   42,433                76,195
Class B Common Stock, $.001 par value, authorized
100,000 shares, outstanding 100,000 shares at
December 31, 2001 and September 30, 2002                                   100                   100
Class A Preferred, $.001 par value, authorized 50,000,000
outstanding 337,471 shares at December 31, 2001, and
487,471 shares at September 30, 2002                                       337                   487
Additional paid-in capital                                           6,995,412             8,364,504
Less notes receivable - common stock                                  (731,549)             (764,413)
Deficit accumulated during development stage                        (6,944,684)           (9,817,887)

TOTAL STOCKHOLDERS' (DEFICIT)                                         (637,951)           (2,141,014)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)               $          516,745   $           296,359

    The accompanying notes are an integral part of the financial statements.

                           MATERIAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------
                                                            For the Year Ended         For the Three Months Ended
                                                               December 31,                  September 30,
                                                            2000           2001           2001            2002
                                                         -----------    -----------   -------------   -----------
                                                                                      (Unaudited)     (Unaudited)
 REVENUES
  Sale of fatigue fuses                              $       --      $       --      $       --                $
  Sale of royalty interests                                  --              --              --             --
  Research and development revenue                        635,868       1,579,823         427,004           --
  Test services                                              --              --              --             --
                                                     ------------    ------------    ------------    -----------
    TOTAL REVENUES                                        635,868       1,579,823         427,004           --
                                                     ------------    ------------    ------------    -----------


COSTS AND EXPENSES
  Research and development                                496,501       1,284,928         356,706        123,932
  General and administrative                              640,481       2,726,011         258,597      2,190,699
                                                     ------------    ------------    ------------    -----------
    TOTAL COSTS AND EXPENSES                            1,136,982       4,010,939         615,303      2,314,631
                                                     ------------    ------------    ------------    -----------
    INCOME (LOSS) FROM OPERATIONS                        (501,114)     (2,431,116)       (188,299)    (2,314,631)
                                                     ------------    ------------    ------------    -----------


OTHER INCOME (EXPENSE)
  Interest income                                         103,419         102,283          11,487         11,947
  Interest expense                                        (60,634)        (70,468)        (17,617)       (21,095)
  Loss on abandonment of interest in joint venture           --           (33,000)           --             --
                                                     ------------    ------------    ------------    -----------
    TOTAL OTHER INCOME                                     42,785          (1,185)         (6,130)        (9,148)
                                                     ------------    ------------    ------------    -----------


NET INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEMS AND PROVISION FOR INCOME TAXES                   (458,329)     (2,432,301)       (194,429)    (2,323,779)
PROVISION FOR INCOME TAXES                                   (800)           (800)           --             --
                                                     ------------    ------------    ------------    -----------

    NET INCOME (LOSS) BEFORE
      EXTRAORDINARY ITEMS                                (459,129)     (2,433,101)       (194,429)    (2,323,779)
 EXTRAORDINARY ITEMS
  Forgiveness of indebtness                                  --              --              --             --
                                                     ------------    ------------    ------------    -----------

    NET INCOME (LOSS)                                $   (459,129)   $ (2,433,101)       (194,429)   $(2,323,779)
                                                     ============    ============    ============    ===========


PER SHARE DATA
  Basic income (loss) before extraordinary item      $      (0.02)   $      (0.07)   $       0.05    $      0.06
  Basic extraordinary items                                  --              --              --             --
                                                     ------------    ------------    ------------    -----------

    BASIC NET INCOME (LOSS) PER SHARE                $      (0.02)   $      (0.07)   $       0.05    $      0.06
                                                     ============    ============    ============    ===========

   WEIGHTED AVERAGE COMMON SHARES OUTSTANDING          18,900,019      33,640,393      35,127,551     39,032,997
                                                     ============    ============    ============    ===========

    The accompanying notes are an integral part of the financial statements.


                                                                                         From Inception
                                                          For the Nine Months Ended    (October 21, 1983)
                                                                 September 30,                Through
                                                            2001          2002         September 30, 2002
                                                         -----------   ------------    ------------------
                                                         (Unaudited)   (Unaudited)        (Unaudited)
 REVENUES
  Sale of fatigue fuses                                  $        --   $        --     $            64,505
  Sale of royalty interests                                       --            --                 198,750
  Research and development revenue                         1,038,060       461,323               5,024,812
  Test services                                                   --            --                  10,870
                                                        ------------   -----------     -------------------
    TOTAL REVENUES                                         1,038,060       461,323               5,298,937
                                                        ------------   -----------     -------------------



COSTS AND EXPENSES
  Research and development                                   828,326       508,195               4,664,823
  General and administrative                               2,402,032     2,799,781              10,024,605
                                                        ------------   -----------     -------------------
    TOTAL COSTS AND EXPENSES                               3,230,358     3,307,976              14,689,428
                                                        ------------   -----------     -------------------
    INCOME (LOSS) FROM OPERATIONS                        (2,192,298)    (2,846,653)             (9,390,491)
                                                        ------------   -----------     -------------------



OTHER INCOME (EXPENSE)
  Interest income                                             89,933        36,057                 283,875
  Interest expense                                           (52,851)      (61,807)               (377,794)
  Loss on abandonment of interest in joint venture                --            --                 (33,000)
                                                        ------------   -----------     -------------------
    TOTAL OTHER INCOME                                        37,082       (25,750)               (126,919)
                                                        ------------   -----------     -------------------



NET INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEMS AND PROVISION FOR INCOME TAXES                    (2,155,216)   (2,872,403)             (9,517,410)
PROVISION FOR INCOME TAXES                                      (800)         (800)                (11,000)
                                                        ------------   -----------     -------------------


    NET INCOME (LOSS) BEFORE
      EXTRAORDINARY ITEMS                                 (2,156,016)   (2,873,203)             (9,528,410)
 EXTRAORDINARY ITEMS
  Forgiveness of indebtness                                       --            --                (289,940)
                                                       -------------   -----------     -------------------
    NET INCOME (LOSS)                                  $  (2,156,016)  $(2,873,203)    $        (9,818,350)
                                                        ============   ===========     ===================

PER SHARE DATA
  Basic income (loss) before extraordinary item       $        (0.07)  $     (0.05)
  Basic extraordinary items                                       --           --
                                                        ------------   -----------
    BASIC NET INCOME (LOSS) PER SHARE                 $        (0.07) $      (0.05)
                                                        ============  ============
   WEIGHTED AVERAGE COMMON SHARES OUTSTANDING            31,272,062    54,377,617
                                                        ============  ============

    The accompanying notes are an integral part of the financial statements.

                           MATERIAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)



                                                                                                                       DEFICIT
                                        CLASS A COMMON         CLASS B COMMON    CLASS A PREFERRED STOCK             ACCUMULATED
                                      --------------------  --------------------  --------------------    CAPITAL    DURING THE
                                        SHARES                 SHARES              SHARES               IN EXCESS OF DEVELOPMENT
                                      OUTSTANDING  AMOUNT   OUTSTANDING  AMOUNT   OUTSTANDING  AMOUNT   PAR VALUE      STAGE
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------
Initial Issuance of Common Stock
  October 21, 1983                          2,408  $     2            -  $     -            -  $     -  $    2,498  $         -
Adjustment to Give Effect
   to Recapitalization on
  December 15, 1986
Cancellation of Shares                     (2,202)      (2)           -        -            -        -          (2)           -
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

                                              206        -            -        -            -        -       2,496            -
Balance - October 21, 1983
Shares Issued By Tensiodyne
  Corporation in Connection
  with Pooling of Interests                42,334       14            -        -            -        -       4,328            -
Net (Loss), Year Ended
 December 31, 1983                              -        -            -        -            -        -           -       (4,317)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance, January 1, 1984                   42,540       14            -        -            -        -       6,824       (4,317)
Capital Contribution                            -       28            -        -            -        -      21,727            -
Issuance of Common Stock                    4,815        5            -        -            -        -      10,695            -
Costs Incurred in Connection
  with Issuance of Stock                        -        -            -        -            -        -      (2,849)           -
Net (Loss), Year Ended
 December 31, 1984                              -        -            -        -            -        -           -      (21,797)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance, January 1, 1985                   47,355       47            -        -            -        -      36,397      (26,114)
Shares Contributed Back
  to Company                                 (315)      (0)           -        -            -        -           -            -
Capital Contribution                            -        -            -        -            -        -     200,555            -
Sale of 12,166 Warrants at
  $1.50 Per Warrant                             -        -            -        -            -        -      18,250            -
Shares Cancelled                           (8,758)       9            -        -            -        -           9            -
Net (Loss), Year Ended
 December 31, 1985                              -        -            -        -            -        -           -     (252,070)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------
                                       F-6

Balance, January 1, 1986                   38,282       38            -        -            -        -     255,211     (278,184)
Net (Loss), Year Ended
 December 31, 1986                              -        -            -        -            -        -           -      (10,365)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance, January 1, 1987                   38,282       38            -        -            -        -     255,211     (288,549)
Issuance of Common Stock upon
  Exercise of Warrants                        216        -            -        -            -        -      27,082            -
Net (Loss), Year Ended
 December 31, 1987                              -        -            -        -            -        -           -      (45,389)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance, January 1, 1988                   38,498       38            -        -            -        -     282,293     (333,938)
Issuance of Common Stock
Sale of Stock                               2,544        3            -        -            -        -     101,749            -
Services Rendered                           3,179        3            -        -            -        -      70,597            -
Net (Loss), Year Ended
  December 31, 1988                             -        -            -        -            -        -           -     (142,335)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

                                       F-7

Balance, January 1, 1989                   44,221       44            -        -            -        -     454,639      476,273
Issuance of Common Stock
Sale of Stock                               4,000        4            -        -            -        -       1,996            -
Services Rendered                          36,000       36            -        -            -        -      17,964            -
Net (Loss), Year Ended
 December 31, 1989                              -        -            -        -            -        -           -      (31,945)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance, January 1, 1990                   84,221       84            -        -            -        -     474,599     (508,218)
Issuance of Common Stock
Sale of Stock                               2,370        2            -        -            -        -      59,248            -
Services Rendered                           6,480        7            -        -            -        -      32,393            -
Net Income, Year Ended
 December 31, 1990                              -        -            -        -            -        -           -      133,894
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance January 1, 1991                    93,071       93            -        -            -        -     566,240     (374,324)
Issuance of Common Stock
Sale of Stock                                 647        1            -        -      350,000      350     273,335            -
Services Rendered                           4,371        4            -        -            -        -      64,880            -
Conversion of Warrants                         30        -                                                       -
Conversion of Stock                        (6,000)      (6)      60,000       60            -        -           -            -
Net (Loss), Year Ended
 December 31, 1991                              -        -            -        -            -        -           -     (346,316)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance January 1, 1992                    92,119       92       60,000       60      350,000      350     904,455     (720,640)
Issuance of Common Stock
Sale of Stock                              20,000       20            -        -            -        -      15,980            -
Services Rendered                           5,400        5            -        -            -        -      15,515            -
Conversion of Warrants                      6,000        6            -        -            -        -      14,994            -
Sale of Class B Stock                           -        -       60,000       60            -        -      14,940            -

                                       F-8

Issuance of Stock to
  Unconsolidated Subsidiary                 4,751        5            -        -            -        -      71,659            -
Conversion of Stock                         6,000        6      (60,000)     (60)           -        -           -            -
Cancellation of Shares                     (6,650)      (7)           -        -            -        -           7            -
Net (Loss), Year Ended
 December 31, 1992                              -        -            -        -            -        -           -     (154,986)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance January 1, 1993                   127,620      127       60,000       60      350,000      350   1,037,550     (875,626)
Issuance of Common Stock
Licensing Agreement                        12,500       13            -        -            -        -       6,237            -
Services Rendered                          67,030       67            -        -            -        -      13,846            -
Warrant Conversion                         56,000       56            -        -            -        -     304,943            -
Cancellation of Shares                    (31,700)     (32)           -        -            -        -      (7,537)           -
Net (Loss) for Year Ended
 December 31, 1993                              -        -            -        -            -        -           -     (929,900)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance January 1, 1994                   231,449      231       60,000       60      350,000      350   1,355,039   (1,805,526)

Adjustment to Give Effect
  to Recapitalization on
 February 1, 1994                          30,818       31            -        -            -        -     385,393            -
Issuance of Shares for
Services Rendered                         223,000      223            -        -            -        -           -            -
Sale of Stock                           1,486,112    1,486            -        -            -        -      23,300            -
Issuance of Shares for
the Modification of Agreements             34,000       34            -        -            -        -          34            -
Net (Loss) for the Year
Ended December 31, 1994                         -        -            -        -            -        -           -     (377,063)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance January 1, 1995                 2,005,380    2,005       60,000       60      350,000      350   1,763,698   (2,182,589)

Issuance of Common Stock
  in Consideration for
  Modification of Agreement               152,500      153            -        -            -        -           -            -
Net (Loss) for the Year
Ended December 31, 1995 -                       -        -            -        -            -        -           -     (197,546)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance January 1, 1996                 2,157,880    2,157       60,000       60      350,000      350   1,763,698   (2,380,135)

Issuance of Shares for
  Services Rendered                       164,666      165            -        -            -        -      16,301            -
Sale of Stock                              70,000       70            -        -            -        -     173,970            -
Issuance of Shares for
  the Modification of Agreements          250,000      250            -        -            -        -         250            -

                                       F-9

Cancellation of Shares Held
  in Treasury                             (62,000)     (62)           -        -            -        -    (154,538)           -
Net (Loss) for the Year
  Ended December 31, 1996                       -        -            -        -            -        -           -      450,734
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

Balance January 1, 1997                 2,580,546    2,580       60,000       60      350,000      350   1,799,181   (2,830,869)


Sale of Stock                             100,000      100            -        -            -        -      99,900            -
Conversion of Indebtedness                800,000      800            -        -            -        -     165,200            -
Class A Common Stock Issued
in Cancellation of $372,000
Accrued Wages Due Officer               1,499,454    1,500            -        -            -        -     370,500            -
Issuance of Shares for
Services Rendered                         247,000      247            -        -            -        -       2,224            -
Adjustment to Give Effect
to Recapitalization on
9-Mar-97                                  560,000      560            -        -            -        -        (560)           -
Net (Loss) for the Year
Ended December 31, 1997                         -        -            -        -            -        -           -     (133,578)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

                                        5,787,000    5,787       60,000       60      350,000      350   2,436,445   (2,964,447)
Shares Issued in Cancellation
of Indebtedness                         2,430,000    2,430            -        -            -        -     167,570            -
Conversion of Options                     500,000      500            -        -            -        -     124,500            -
Issuance of Shares for
Services Rendered                       1,121,617    1,122            -        -            -        -     111,040            -
Shares Issued in Cancellation
of Redeemable Preferred Stock              50,000       50            -        -            -        -     149,950            -
Shares Returned to Treasury
and Cancelled                            (560,000)    (560)           -        -            -        -         560            -
Modification  of Royalty Agreement        733,280      733            -        -            -        -       6,599            -
Issuance of Warrants to Officer                 -        -            -        -            -        -      27,567            -
Net (Loss) for the Year
Ended December 31, 1998                         -        -            -        -            -        -           -     (549,187)

                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------
                                       10,061,897  $10,062       60,000  $    60      350,000  $   350  $3,024,231  $(3,513,634)
Shares Issued in Cancellation
  of Indebtedness                       2,175,000    2,175            -        -            -        -     164,492            -
Issuance of Shares for
  Services Rendered                     1,255,000    1,255            -        -            -        -      93,844            -
Shares Issued in Modification
  of Licensing Agreement                  672,205      672            -        -            -        -        (672)           -
Sale of Stock                             433,333      433            -        -            -        -     173,107            -
Net (Loss) for the Year
Ended December 31, 1999                         -        -            -        -            -        -           -     (539,283)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------
                                       F-10

                                       14,597,435  $14,597       60,000  $    60      350,000  $   350  $3,455,002  $(4,052,917)

Issuance of Shares for
  Services Rendered                       699,500      699            -        -            -        -      83,251            -
Shares Issued to Investors
  Pursuant to Settlement Agreement         65,028       65            -        -            -        -         (65)           -
Shares Issued for Cash
  and Non-Recourse Promissory Notes     5,000,000    5,000            -        -            -        -   1,990,000            -
Shares Issued for Cash                    400,000      400            -        -            -        -     281,294            -
Shares Issued in Cancellation
of Indebtedness                           100,000      100            -        -            -        -      99,900            -
Shares Issued as Compensation
  Pursuant to Escrow Agreement          4,183,675    4,184            -        -            -        -           -            -
Shares Returned from Escrow              (400,000)    (400)           -        -            -        -         400            -
Common Shares Converted
  into Class B Common                     (40,000)     (40)      40,000       40            -        -           -            -
Preferred Shares Converted
  into Common                              12,529       13            -        -      (12,529)     (13)          -            -
Net (Loss) for the Year
Ended December 31, 2000                         -        -            -        -            -        -           -     (459,129)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

  Balance December 31, 2000            24,618,167  $24,618      100,000  $   100      337,471  $   337  $5,909,782  $(4,512,046)

Issuance of Shares for
  Services Rendered                     6,185,000    6,185            -        -            -        -     390,693            -
Shares Issued for Cash                  4,932,358    4,932            -        -            -        -     281,635            -
Shares Issued in Connection
  with Private Offering                   697,853      698            -        -            -        -        (698)           -
Shares Issued to Officer                6,000,000    6,000            -        -            -        -     414,000            -
Net (Loss) for the Year
Ended December 31, 2001                         -        -            -        -            -        -           -   (2,433,101)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

                                       42,433,378  $42,433      100,000  $   100      337,471  $   337  $6,995,412  $(6,945,147)

Issuance of  Shares for
  Services Rendered                    18,900,018   18,900            -        -            -        -     742,517            -
Issuance of  Shares to
  University of Pennsylvania              524,476      524                                                    (524)
Shares Issued for Cash                 12,463,044   12,464            -        -      150,000      150     784,816            -
Offering costs                                                                                             202,106
Cancellation of Prior Period's
  Stock Issuance                         (750,000)    (750)           -        -            -        -         750
Shares Issued in Connection
  with Private Offering                 2,623,347    2,623            -        -            -        -      43,639            -

                                       F-11

Net (Loss) for the Nine
  Months  Ended September  30, 2002             -        -            -        -            -        -           -  $(2,873,203)
                                      -----------  -------  -----------  -------  -----------  -------  ----------  -----------

  Balance - September 30, 2002
    (Unaudited)                        76,194,263  $76,194      100,000  $   100      487,471  $   487  $8,364,504  $(9,818,350)
                                      ===========  =======  ===========  =======  ===========  =======  ==========  ===========

                           MATERIAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                                      FROM INCEPTION
                                                                                                     (OCTOBER 21, 1931)
                                                FOR THE THREE MONTHS ENDED FOR THE NINE MONTHS ENDED     THROUGH
                                                     SEPTEMBER 30,                SEPTEMBER 30        SEPTEMBER 30,
                                                   2001          2002          2001          2002          2002
                                                (UNAUDITED)  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                              $  (194,429)  $(2,324,579)  $(2,156,016)  $(2,873,203)  $(9,817,887)
Adjustments to reconcile net income
(loss) to net cash provided
(used) by operating activities
Depreciation and amortization                          738         3,650         2,211         5,768       183,633
Accrued interest income                            (11,488)      (10,960)      (89,932)      (32,864)     (231,151)
Gain on sale of stocks                                   -                                                (196,596)
Gain on foreclosure                                      -                                                 (18,697)
Charge off of deferred offering costs                    -                                                  36,480
Charge off of long-lived assets
due to impairment                                        -                                                  92,919
Loss on sale of equipment                                -                                                  12,780
Modification of royalty agreement                        -                                                   7,332
Issuance of common stock for services              120,250       419,850       596,500       761,417     2,199,692
Issuance of stock for agreement modification             -                                                     152
Forgiveness of indebtedness                              -                                                 215,000
(Increase) decrease in accounts receivable          81,108        57,244      (152,251)      277,315       (58,690)
Charge off of investment in joint venture                -                           -                      33,000
Officers' and directors' compensation
on stock subscriptions modification                                          1,500,000                   1,500,000
(Increase) decrease in prepaid expenses                  -      (109,166)            -             -          (159)
Increase (decrease) in accounts payable
and accrued expenses                               (85,145)    1,445,505       184,928     1,283,944     2,471,558
Interest accrued on notes payable                      811           649         2,434           642       273,397
Increase in research and development
sponsorship payable                                 16,118        19,020             -        57,059       275,059
(Increase) in note for litigation settlement                                    48,354             -       (25,753)
(Increase) in deposits                                                               -             -        (2,189)
TOTAL ADJUSTMENTS                                  122,392     2,044,124     2,092,244     2,353,281     6,767,767
NET CASH PROVIDED (USED) BY
OPERATING ACTIVITIES                               (72,037)     (280,455)      (63,772)     (519,922)   (3,050,120)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment                          -             -             -             -        10,250
Purchase of property and equipment                  (5,600)            -        (5,600)      (29,608)     (266,472)
Proceeds from sale of stocks                             -             -             -             -       283,596
Purchase of stocks                                       -             -             -             -       (90,000)
Investment in joint ventures                             -             -             -             -      (102,069)
Proceeds from foreclosure                                -             -             -             -        44,450
Payment for license agreement                            -             -             -             -        (6,250)
NET CASH PROVIDED (USED) BY
INVESTING ACTIVITIES                                (5,600)            -        (5,600)      (29,608)     (126,495)

     The accompanying notes are an integral part of the financial statements

                           MATERIAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                             FROM INCEPTION
                                                                                                            (OCTOBER 21, 1983))
                                                        FOR THE THREE MONTHS ENDED FOR THE SIX MONTHS ENDED    THROUGH
                                                             SEPTEMBER 30,               SEPTEMBER 30,        SEPTEMBER 30,
                                                           2001          2002          2001          2002         2002
                                                        (UNAUDITED)  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock                               $   230,309   $   166,850   $   230,309   $   797,430   $2,545,163
Costs incurred in Offering                                 (47,281)      (29,035)      (47,281)     (149,231)    (260,270)
Sale of common stock warrants                                    -             -             -             -       18,250
Sale of preferred stocks                                         -             -             -             -      258,500
Sale of redeemable preferred stock                               -             -             -             -      150,000
Capital contributions                                            -             -             -             -      301,068
Payment on proposed reorganization                               -             -             -             -       (5,000)
Loans from officers                                            500             -        14,800             -      778,805
Repayments to officer                                      (10,000)            -       (28,800)      (29,700)    (538,532)
Increase (decrease) in loans - other                             -             -             -             -      172,069

CASH FLOWS FROM FINANCING ACTIVITIES                       173,528       137,815       169,028       618,499    3,420,053

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        95,891      (142,640)       99,656        68,969      243,438
BEGINNING BALANCE CASH AND CASH EQUIVALENTS                  5,719       386,078         1,954       174,469            -
ENDING BALANCE CASH AND CASH EQUIVALENTS               $   101,610   $   243,438   $   101,610   $   243,438   $  243,438

    The accompanying notes are an integral part of the financial statements.

                           MATERIAL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS



                                                                      From Inception                               From Inception
                                                                     (October 21, 1983) For the Nine Months Ended (October 21,1983)
                                                  For the Year Ended      Through            September 30,            Through
                                                      December 31,    December 31, 2001    2001            2002   September 30,2002
                                                                      -----------------  ------------  ------------  --------------
                                                     2000          2001                   (Unaudited)   (Unaudited)   (Unaudited)
                                                  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock net of offering costs  $274,288   $366,126   $      1,747,733 $   230,309   $   797,430   $   2,545,163
  Costs incurred in offerings                            -    (79,559)         (111,039)     (47,281)     (149,231)       (260,270)
  Sale of common stock warrants                          -                       18,250            -                        18,350
  Sale of preferred stock                                -                      258,500            -             -         258,500
  Sale of redeemable preferred stock                     -                      150,000            -             -         150,000
  Capital contributions                                  -                      301,068            -             -         301,068
  Payment on proposed reorganization                     -                       (5,000)           -             -          (5,000)
  Loans  From  officer                               8,000     42,800           778,805       14,800             -         778,805
  Repayments to officer                            (39,500)   (53,300)         (508,832)     (28,800)      (29,700)       (538,532)
  Increase in loan payable-others                        -          -           172,069            -             -         172,069
                                                  ---------  --------- ----------------  ------------  ------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:              242,788    276,067         2,801,554       169,028       618,499       3,420,153
                                                  ---------  --------- ----------------  ------------  ------------  --------------
NET INCREASE (DECREASE) IN CASH
      AND CASH EQUIVALENTS                         (60,950)   172,515           174,469      100,656        68,969         243,538
BEGINNING BALANCE CASH AND
      CASH EQUIVALENTS                              62,904      1,954                --        1,954       174,469               -
                                                  ---------  --------- ----------------  ------------  ------------  --------------
ENDING BALANCE CASH AND CASH
    EQUIVALENTS                                   $  1,954   $174,469           174,469  $   102,610   $   243,438   $     243,538
                                                  =========  ========= ================  ============  ============  ==============

NOTE 1 - ORGANIZATION

     Material Technologies, Inc. (the "Company") was organized on March 4, 1997, under the laws of the state of Delaware.

     The Company is in the development stage, as defined in FASB Statement 7, with its principal activity being research and development in the area of metal fatigue technology with the intent of future commercial application. The Company has not paid any dividends and dividends that may be paid in the future will depend on the financial requirements of the Company and other relevant factors.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     a.   Property  and  Equipment

          The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method for financial reporting purposes and for income tax reporting purposes.

     b.   Intangible  Assets

          Intangibles are amortized on the straight-line method over periods ranging from 5 to 20 years (see Note 3).

     c.   Net  Loss  Per  Share

          The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS.

     d.   Pervasiveness  of  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     e)   Fair  Value  of  Financial  Instruments

          The Company estimates the fair value of its financial instruments at their current carrying amounts.

     f)   Concentration  of  Credit  Risk

          Currently, the Company's only source of income comes from its sub-contracts for Electrochemical Fatigue Sensor ("EFS") research with the United States Air Force contractors. The Company believes these contracts will continue through 2002.

     g)   Stock  Based  Compensation

          For 1998 and subsequent years, the Company has adopted FASB Statement 123 which establishes a fair value method of accounting for its stock-based compensation plans. Prior to 1998, the Company used APB Opinion 25.

     h)   Investment  in  Unconsolidated  Subsidiaries

          Investments in companies in which the Company has less than a 20% interest are carried at cost. The Company includes dividends received from those companies in other income. The Company applies dividends received in excess of the Company's proportionate share of accumulated earnings as a reduction of the cost of the investment.

     i)   Revenue  Recognition

          Significantly all of the Company's revenue is derived from the Company's sub-contract with the United States Air Force relatiing to the further development of the Electrochemical Fatigue Fuse. Revenue on the sub-contract is recognized at the time services are renderedThe Company billls monthly for services pursuant to this sub-contract at which time revenue is recoginzed for the period that the respective invoice relatesThe objective of the contract with the US Airforce is to further develop and validate a prototype Electrochemical Fatigue Sensor (EFS) to inspect turbine engine blades and components in the disassembled condition as well as without the need to disassemble the engine. The project builds on work performed through previous contracts with the Airforce. As required under the contract and previous contracts with the Air Force, the technical data and /or commercial computer software developed under the contracts will be delivered to the Government with "Other Than Unlimited Rights". Under the contracts, Material Technologies, Inc. has always maintained a proprietary interest in the development of the data and software for commercial use.

          All other income is reported in the period that the income was earned.

     j)   Interim  Financial  Statements

          The financial statements as of June 30, 2002, and for the nine-month periods ended September 30, , 2001 and 2002 are unaudited. In the opinion of management, the financial statements include all adjustments consisting of normal recurring accruals necessary for a fair presentation of the Company's financial position and results of operations. Results of operations for the interim periods are not necessarily indicative of those to be achieved for full fiscal years.

NOTE  3  -  INTANGIBLES

Intangible  assets  consist  of  the  following:

                    Period  of                     December  31,
                    Amortization                 2000          2001
                                                ------        ------

Patent  Costs             17  Years          $  28,494     $  28,494
License  Agreement        17  Years              6,250         6,250
     (See  Note  4)
Website                   5  Years                  --         5,200
                                             ---------         ------
                                                34,744         39,944
     Less  Accumulated  Amortization           (22,032)       (24,744)
                                                ------
                                             $  12,712      $  15,200
                                                ======      =========

     Amortization charged to operations for 1999, 2000, and 2001, were $1,989, $1,989, and $2,249, respectively.

NOTE  4  -  LICENSE  AGREEMENT

     The Company has entered into a license agreement with the University of Pennsylvania regarding the development and marketing of the EFS. The EFS is designed to measure electrochemically the status of a structure without knowing the structure's past loading history. The Company is in the initial stage of developing the EFS.

     Under the terms of the agreement the Company issued to the University 12,500 shares of its common stock, and a 5% royalty on sales of the product. The Company valued the licensing agreement at $6,250. The license terminates upon the expiration of the underlying patents, unless sooner terminated as provided in the agreement. The Company is amortizing the license over 17 years.

     In addition to entering into the licensing agreement, the Company also agreed to sponsor the development of the EFS. Under the Sponsorship agreement, the Company agreed to reimburse the University development costs totaling approximately $200,000 that was to be paid in 18 monthly installments of $11,112.

     Under the agreement, the Company reimbursed the University $10,000 in 1996 for the cost it incurred in the prosecution and maintenance of its patents relating to the EFS.

     The Company and the University agreed to modify the terms of the licensing agreement and related obligation. The modified agreements increase the University's royalty to 7% of the sale of related products, the issuance of additional shares of the Company's Common Stock to equal 5% of the outstanding stock of the Company as of the effective date of the modified agreements, and to pay to the University 30% of any amounts raised by the Company in excess of $150,000 (excluding amounts received on government grants or contracts) up to the amount owing to the University.

     The parties agreed that the balance owed on the Sponsorship Agreement was $200,000 and commencing June 30, 1997, the balance due will accrue interest at a rate of 1.5% per month until the loan matures on December 16, 2001, when the loan balance and accrued interest become fully due and payable. In addition, under the agreement, Mr. Bernstein agreed to limit his compensation from the Company to $150,000 per year until the loan and accrued interest is fully paid. Interest charged to operations for 1999, 2000, and 2001, relating to this obligation was $43,303, $54,638, and $64,472, respectively. The balance of the note at December 31, 2000, and 2001, was $358,181 and $422.653, respectively,

     As of December 31, 2001, the Company was required to issue an additional 1,404,464 shares to the University pursuant to the revised agreement. The Company is currently in discussions with the University regarding the issuance of the shares and other related matters. As indicated, the Note matured on December 16, 2001 and the Company has not made any payments and under the terms of the agreement is in default.

NOTE  5  -  PROPERTY  AND  EQUIPMENT

The  following  is  a  summary  of  property  and  equipment:

                                        December  31,
                                       2000           2001
                                      -----         ------

Office  Equipment                  $  23,380     $   24,142
Remote  Monitoring  System                --             --
Manufacturing  Equipment             100,067        100,067
                                     -------        -------
                                     123,447        124,209
     Less:  Accumulated
        Depreciation                (120,457)      (121,501)
                                     -------        -------
                                  $    2,990     $    2,708
                                   =========     ==========

     Depreciation charged to operations was $253, $959, and $1,044, in 1999, 2000, and 2001, respectively. The useful lives of office equipment for the purpose of computing depreciation are five years. Management will commence depreciating its manufacturing equipment upon the commencement of the manufacturing of its products.

     The Company's equipment has been pledged as collateral on the agreement with Advanced Technology Center (See Note 8(b)).

NOTE  6  -  NOTES  PAYABLE

     On May 27, 1994, the Company borrowed $25,000 from Mr. Sherman Baker, a current shareholder. The loan is evidenced by a promissory note that is assessed interest at major bank prime rate. The note matures on May 31, 2002, when principal and accrued interest become fully due and payable. The Company has pledged its patents as collateral against this loan.

     As additional consideration for the loan, the Company granted to Mr. Baker, a 1% royalty interest in the Fatigue Fuse and a 0.5% royalty interest in the Electrochemical Fatigue Sensor. The Company has not placed a value on the royalty interest granted. The balance due on this loan as of December 31, 2000, and 2001, was $53,991, and $57,237, respectively. Interest charged to operations for 1999, 2000 and 2001 was $4,640, $3,245, and $3,246, respectively.

     In October 1996, the Company borrowed $25,000 from an unrelated third party. The loan was assessed interest at an annual rate of 11% and matured on October 15, 2000. In addition the Company issued warrants to the lender for the purchase of 2,500 shares of the Company's common stock at a price of $1.00 per share. The loan balance as of December 31, 2000 and 2001 was $25,527 and $25,527, respectively. Interest charged to operations on this loan in 1999, 2000, and 2001, were $2,750, $2,750, and $2,750, respectively.

     The Company did not pay any amounts due on this note when it matured on October 15, 2000, and the note is in default.

NOTE  7  -  INCOME  TAXES

     Income taxes are provided based on earnings reported for financial statement purposes pursuant to the provisions of Statement of Financial Accounting Standards No. 109 ("FASB 109").

     FASB 109 uses the asset and liability method to account for income taxes. That requires recognizing deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of assets and liabilities.

     An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize. As of December 31, 2001, the Company has unused operating loss carryforwards, which may provide future tax benefits in the amount of approximately $4,825,000 which expire in various years through 2021.

     The Company's use of its net operating losses may be restricted in future years due to the limitations pursuant to IRC Section 382 on changes in ownership.

NOTE  8  -  COMMITMENTS  AND  CONTINGENCIES

     The  Company's  commitments  and  contingencies  are  as  follows:

a. On December 24, 1985, to provide funding for research and development related to the Fatigue Fuse, the Company entered into various agreements with the Tensiodyne 1985-I R & D Partnership. These agreements were amended on October 9, 1989, and under the revised terms, obligated the Company to pay the Partnership a royalty of 10% of future gross sales. The Company's obligation to the Partnership is limited to the capital contributed to it by its partners in the amount of approximately $912,500 and accrued interest.

b. On August 30, 1986, the Company entered into a funding agreement with the Advanced Technology Center ("ATC"), whereby ATC paid $45,000 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenue. The royalty is limited to the $45,000 plus an 11% annual rate of return. At December 31, 2000, and 2001, the future royalty commitment was limited to $204,639 and $227,149, respectively.

     The payment of future royalties is secured by equipment used by the Company in the development of technology as specified in the funding agreement.

c. On May 4, 1987, the Company entered into a funding agreement with ATC, whereby ATC provided $63,775 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenues. The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years.

     At December 31, 2000, and 2001, the total future royalty commitments, including the accumulated 26% annual rate of return, were limited to approximately $1,369,233, and $1,725,234, respectively. If the Company defaults on the agreement, then the obligation relating to this agreement becomes secured by the Company's patents, products, and accounts receivable, which may be related to technology developed with the funding.

d. In 1994, the Company issued to Variety Investments, Ltd. of Vancouver, Canada ("Variety"), and a 22.5% royalty interest on the Fatigue Fuse in consideration for the cash advances made to the Company by Variety.

     In December 1996, in exchange for the Company issuing 250,000 shares of its Common Stock to Variety, Variety reduced its royalty interest to 20%. In 1998, in exchange for the Company issuing 733,280 shares of its Common
     Stock  to  Variety,  Variety  reduced  its  royalty  interest  to  5%.

e. In 1995, the Company entered into an agreement with an unrelated third party for providing the idea of pursuing government contracts for the funding of the development of the Company's technologies, under which he would receive a number of the Company's Common Stock equal to 2.5% of the number of shares outstanding as of the date a government contract is signed, 15% of the amount of the respective government contract, and an appointment to the Company's Board of Directors. Funds due him are to be paid only when such funds become available to the Company. The Company and the third part disagree as to the amount owed and the timing of payment under the Agreement and are attempting to settle the disagreements amicably.

     Under the agreement, the Company's obligation is created on the date the government contract is signed. Under the agreement with this individual, the amounts due are to be evidenced by a promissory note bearing interest at major bank prime.

     The Agreement contains anti-dilution provisions relating to the shares to be issued that expire once $50,000 is paid. The Company's obligation to have this person as a Director expires once all amounts due are paid. The contingent amount due has been personally guaranteed by the Company's President and is secured by the Company's patents, subject to a prior lien in favor of the Company's President. The personal guarantee expires upon the individual receiving $100,000.

f. In 1999, the Company was notified that a former consultant used company materials to sell shares of the Company's stock to the public. The Consultant defrauded 25 investors out of $112,000. The Company had no knowledge of his actions. But in order to avoid potential litigation and have the ability to pursue the claims of these investors, the Company authorized issuance of up to 110,000 shares of its restricted Common Stock to these investors in exchange for the assignment of their respective claims to the Company and a release of any claims against the Company.
     During 2000, 65,028 shares of the Company's common stock were issued to these defrauded investors.

g. As discussed in Note 6, the Company granted a 1% royalty interest in the Company's Fatigue Fuse and a .5% royalty interest in its Electrochemical Fatigue Sensor to Mr. Sherman Baker as part consideration on a $25,000 loan made by Mr. Baker to the Company.

     A summary of royalty interests that the Company has granted and are outstanding as of December 31, 2001, follows:

                                          Fatigue       Fatigue
                                            Fuse         Sensor
                                          ------        -------

Tensiodyne  1985-1  R&D  Partnership       --  *             --
Advanced  Technology  Center
  Future  Gross  Sales                    6.00%*             --
  Sublicensing  Fees                       -- **             --
Variety  Investments,  Ltd                5.00%              --
University  of  Pennsylvania
   Net  Sales of Licensed Products          --             7.00%
   Net  Sales  of  Services                 --             2.50%
Sherman  Baker                            1.00%            0.50%
                                         -----            -----

                                         12.00%           10.00%
                                         =====            =====

* Royalties limited to specific rates of return as discussed in Notes 8(a) and (b) above.

** The Company granted 12% royalties on sales from sublicensing. These royalties are also limited to specific rates of return as discussed in Note 8(b) and (c) above.

h.   Operating  Leases

     The Company leases its existing office under a non-cancelable lease, which expires on May 31, 2002.

     Rental expense charged to operations for the years ended December 31, 1999, 2000, and 2001 was approximately $25,375, $23,129, and $29,468, which consisted  solely  of  minimum  rental  payments.

     In addition to rent, the Company is obligated to pay property taxes, insurance, and other related costs associated with the leased office.

     Minimum rental commitments under the non-cancelable leases expire as follows:

          Year Ended 2002                    $    11,740

i.   Straight  Documentary  Credit

     On October 10, 2001, the Company entered into an arrangement whereby Allied Boston Group will provide the Company with a Straight Documentary Credit (a letter of credit) for $12,500,000. Under the terms of the commitment, the Company will pledge sufficient shares of its common stock to equal 125% of the Straight Documentary Credit. Under the initial terms, the shares were valued at $.27 per share. If the Company's stock price goes lower, then additional shares will be pledged. If the stock price goes to a $1.00 per share, then Allied Boston is required to liquidate a sufficient number of shares to pay off the amount funded through this Straight Documentary Credit. After the amount is paid off, Allied Boston will retain 25 million shares of the Company's common stock. Any remaining shares will be returned to the Company;

     Upon funding through the Straight Documentary Credit, the Company is required to pay a Success Fee to Allied Boston in the amount of 8% of the amount funded of which 50% will be paid in cash and the remainder of the fee will be paid through the issuance of the Company's common stock to be valued at market value at the time of issuance. As long as the Documentary Credit is in force, Allied Boston will have 2 voting seats on the Company's Board. All out-of-pocket expenses pertaining to the issuance of the instrument will be borne by the Company.

     In October 2001, the Company issued 60,000,000 shares of its common stock as collateral to Allied Boston pursuant to the terms of the agreement, and in January 2002, the Company issued 40,000,000 shares as additional collateral. As indicated the selling of these shares are contingent upon the occurrence of future events. Further, this shares can not be voted on by Allied Boston until such time as the credit has been funded. Therefore as these shares can not be sold or voted, the Company treats the shares issued, held in reserve, and not outstanding.

     As of the balance sheet date, the Credit has not been funded, however the Company is in discussions with funding sources.

j)   Litigation

     1) On April 30, 2001, Stephen Beck, a former consultant filed a complaint against the Company and its President (Stephen Forest Beck vs. Robert
          M. Bernstein, Material Technologies, Inc. etal. Los Angeles Superior Court No. BC249547, filed April 30, 2001) alleging breach of contract a declaration of his contract rights, and fraud. The complaint all relates to a February 8, 1995, consulting agreement under which Mr. Beck was to provide assistance in the Company obtaining a government contract private funding. Mr. Beck claims that over $1.5 million in contingent consulting fees are immediately due, as Matech has obtained funding through four since 1995. In addition, he is seeking punitive damages in an unspecified amount. On April 30, 2001, the Company filed a complaint against Mr. Beck (Material Technologies, Inc. v Stephen Forrest Beck, L.A. Superior Court No BC249495) for the recission of the consulting agreement the return of 195,542 shares of common stock issued to him pursuant to the above indicated consulting contract, and attorney's fees, interest, and the cost of the lawsuit. The case has been consolidated with the above-reference suit and also goes to trial on May 20, 2002.

          In July 2002, the Company settled its pending lawsuit with Mr. Beck. Under the terms of the settlement, Mr. Beck l received 1,000,000 shares of the Company common stock. The shares to be issued are non-dilutive. The Company valued the shares issued to Mr. Beck at $30,000, the fair market value of the shares issued which was charged to operations, accordingly.

          In addition, pursuant to the agreement that the Company had with the attorneys who represented it in this matter, a contingent fee of $1,481,895 became due them upon the settlement of the case. This fee, however, is payable out of the Company's earnings derived before interest, taxes, depreciation and amortization (EBIDA), limited each year to 25% of EBIDA. Unpaid amounts owed towards the fee accrue interest at a rate of 6% per annum until paid in full.

          As the amounts due the attorneys are paid out of profits and amounts paid annually are limited as indicated, management does not believe that the liability to the attorneys will have any impact on the Company's ability to continue operating. However, payments made to the attorneys will obviously have a impact on the Company's future cash flow which could limit the amounts spent on future projects or expansion. The Company's unaudited balance sheet at September 30, 2002 reflects the $1,481,895 due the attorneys in its liablities and has charged the same amount to its operations and is included in general and administrative expense as reflected in the Company's statement of operations for the three-months and nine-month periods ended Septemebr 30, 2002.

NOTE  9  -  INVESTMENTS

     a) The Company owns 65,750 shares of Class A Common Stock of Tensiodyne Corporation. At December 31, 2001, there was no market for these shares and the Company valued its interest at $0.

     d) During 2001, the Company abandoned its 5% interest in Antaeus Research, LLC. and charged its total investment of $33,000 to operations. Prior to its abandonment, the Company accounts for this investment under the Cost Method.

NOTE  10  -  STOCKHOLDERS'  EQUITY

     a.   Common  Stock

          The holders of the Company's Common Stock are entitled to one vote per share of common stock held.

     b.   Class  B  Common  Stock

          The holders of the Company's Class B Common Stock are not entitled to dividends, nor are they entitled to participate in any proceeds in the event of a liquidation of the Company. However the holders are entitled to 1,000 votes for each share of Class B Common held.

     c.   Class  A  Preferred  Stock

          During 1991, the Company sold to a group of 15 individuals, 2,585 shares of $100 par value preferred stock and warrants to purchase 2,000 shares of common stock for a total consideration of $258,500. In the Company's 1994 spin off, these shares were exchanged for 350,000 shares of the Company's Class A Convertible Preferred Stock and 300,000 shares of its Common Stock. The holders of these shares have a liquidation preference to receive out of assets of the Company, an amount equal to $.72 per one share of Class A Preferred Stock. Such amounts shall be paid upon all outstanding shares before any payment shall be made or any assets distributed to the holders of the common stock or any other stock of any other series or class ranking junior to the Shares as to dividends or assets.

          These shares are convertible to shares of the Company's common stock at a conversion price of $.72 ("initial conversion price") per share of Class A Preferred Stock that will be adjusted depending upon the occurrence of certain events. The holders of these preferred shares shall have the right to vote and cast that number of votes which the holder would have been entitled to cast had such holder converted the shares immediately prior to the record date for such vote.

          The holders of these shares shall participate in all dividends declared and paid with respect to the Common Stock to the same extent had such holder converted the shares immediately prior to the record date for such dividend.

          In 2000, a holder of 12,259 shares of preferred stock exchanged these shares for 12,259 shares of the Company's common. The 12,259 shares of preferred were subsequently cancelled.

     d.   Issuances  Involving  Non-cash  Consideration

          All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others. Due to the lack of marketability of the Company's shares, the prices of the Company's shares fall dramatically when a large number of shares are sold at any one time. Therefore value of the shares issued for services and other non-cash consideration, when the consideration or services received, were not determinable, were discounted at an average of 30% of the share's market value due to this blockage.

          On February 4, 1999, the Company issued 175,000 shares in exchange for the cancellation of $66,667 of indebtedness due to a consultant. On March 5, 1999, the Company issued 50,000 shares to Mr. John Goodman for services rendered relating to the research and development projects. These shares were valued at $2,500, the estimated value of the stock issued, discounted for blockage. Also on March 5, 1999, the Company issued 50,000 shares to a consultant. These shares were valued at $2,500, the estimated value of the stock issued, discounted for blockage. On April 15, 1999, the Company issued 50,000 shares to a consultant. These shares were valued at $2,500, the estimated value of the stock issued, discounted for blockage. On June 9, 1999, the Company issued 2,000,000 shares to its President in exchange for canceling $100,000 of indebtedness due him. These shares were valued at market, discounted for blockage. On May 27, 1999, the Company issued its director, Joel Freedman, 200,000 shares of stock from services. These shares were valued at $10,000. These shares were valued at market, discounted for blockage On June 21, 1999, the Company issued 100,000 shares to a consultant for $.35 a share payable by a non-recourse, non-interest bearing promissory note payable on or before June 15, 2003 and is secured by the 100,000 shares. The shares were valued at the present value of the note of $23,541. On June 12, 1999, the Company issued 200,000 shares to an attorney for services. These shares were valued at $10,000, the estimated value of the stock issued, discounted for blockage. On July 7, 1999, the Company issued 672,205 shares to the University of Pennsylvania pursuant to the terms of the modified licensing agreement as discussed in Note 4. These shares were valued at par and charged against paid-in capital. On August 23, 1999, the Company issued 50,000 shares to a consultant. These shares were valued at $2,500, the estimated value of the stock issued, discounted for blockage. On September 29, 1999, the Company issued 8,000 shares for public relations services. These shares were valued at $400, the estimated value of the stock issued, discounted for blockage. On October 27, 1999, the Company issued 300,000 to its board of advisors. These shares were valued at $30,000, the estimated value of the stock issued, discounted for blockage. On November 12, 1999, the Company issued 25,000 shares to a consultant. These shares were valued at $2,500, the estimated value of the stock issued, discounted for blockage. On November 14, 1999, the Company issued 92,000 shares to Mr. John Goodman for services rendered in connection with the development of the fatigue fuse. These shares were valued at $9,200, the estimated value of the stock issued, discounted for blockage. On December 14, 1999, the Company issued 50,000 shares to a consultant. These shares were valued at $5,000, the estimated value of the stock issued, discounted for blockage. On December 21, 1999, the Company issued 20,000 shares to a consultant for public relations services. These shares were valued at $1,500, the estimated value of the stock issued, discounted for blockage. On December 21, 1999, the Company issued 10,000 shares to an individual who is on the Company's advisory board. These shares were valued at $1,000, the estimated value of the services rendered. On December 30, 1999, the Company issued 150,000 shares to a consultant. These shares were valued at $15,000, the estimated value of the stock issued, discounted for blockage.

          On January 31, 2000, the Company issued 50,000 shares of common stock to a member of its advisory board. These shares were valued at $5,000, the estimated value of the services rendered. On February 8, 2000, the Company issued 10,000 shares of common stock to a consultant who assisted in developing the Company's web site. The Company valued these shares at $1,000, the estimated value of the services rendered. On February 28, 2000, the Company issued 200,000 of common stock to a consultant for financial services. These shares were valued at $20,000, the estimated value of the stock issued, discounted for blockageAlso on February 28, 2000, the Company issued 4,500 of common stock to a public relations consultant. These shares were valued at $4,500, the estimated value of the services rendered. On March 9, 2000, the Company issued 100,000 of common stock to a consultant in cancellation of $100,000 due. On March 13, 2000, the Company issued two consultants a total of 75,000 shares of common stock for services relating to the development of the fatigue fuseThese shares were valued at $7,500, the estimated value of the stock issued, discounted for blockage. On March 21, 2000, the Company's President returned to the Company 40,000 shares of Common stock in exchange for receiving 40,000 shares of Class B common stock. On March 29, 2000, the Company issued 50,000 shares of common stock to a consultant for financial services. These shares were valued at $10,000, the estimated value of the stock issued, discounted for blockageOn April 11, 2000, the Company issued 15,000 shares of common stock to consultant relating to the operations of the Company joint venture. These shares were valued at $3,000, the estimated value of the stock issued, discounted for blockageOn April 11, 2000, the Company issued 25,000 shares of common stock for advisory services. These shares were valued at $5,000, the estimated value of the stock issued, discounted for blockage. On April 28, 2000, the Company issued 30,000 shares of common stock for advisory services. These shares were valued at $12,000, the estimated value of the services rendered. On May 4, 2000, the Company issued 12,529 shares of its common stock in exchange for 12,529 shares of its preferred stock. The preferred shares were subsequently cancelled. On May 25, 2000, the Company issued its President 4,650,000 shares its common stock in exchange for $4,650 and a $1,855,350 non-recourse promissory note bearing interest at an annual rate of 8%. On the same day, the Company issued 350,000 shares its common stock to a Director in exchange for $350 and a $139,650 non-recourse promissory note bearing interest at an annual rate of 8%. Both notes mature on May 25, 2005, when the principal and accrued interest becomes fully due and payable. On July 13, 2000, the Company issued 40,000 shares of its common stock for legal services. These shares were valued at $10,000, the estimated value of the services rendered. On October 27, 2000, the Company issued 4,183,675 to its President for futures services to be rendered pursuant to a stock grant and escrow agreement. As discussed further in Note 11, these shares are held in escrow, subject to substantial restrictions and the actual shares that may vest to the President could be substantially less then the number of shares placed in escrow. These shares were valued at par. On November 14, 2000, pursuant to the stock grant and escrow agreement, the President returned 400,000 shares of common stock to the Company that were subsequently cancelled. On the same day, 400,000 shares were issued in exchange for $22,490. On December 19, 2000, the Company issued 200,000 shares of its common stock to a consultant. These shares were valued at $10,000, the estimated value of the stock issued, discounted for blockage. During January and February 2000, the Company issued 65,028 shares of its common stock to investors who were defrauded by a former consultant of the Company. These shares were valued at par. In February 2000, the Company received $251,798 from the proceeds from the sale of shares of DCH Technologies, Inc. These shares were placed in a brokerage account in 1998 by a shareholder of the Company on the

          Company's behalf. The Company had no access to the account. Due to the restrictive covenants of the brokerage account, the Company did not reflect the transaction on its financial statements prior to 2000, when the shares were sold. The Company credited the proceeds to additional paid-in capital.

          On January 9, 2001, the Company issued 100,000 shares of its common stock to a member of the Company's advisory board for consulting services. These shares were valued at $5,000, the estimated value of the stock issued, discounted for blockage. Also on January 9, 2001, the Company issued 50,000 shares of its common stock to a consultant for services rendered. These shares were valued at $2,500, the estimated value of the stock issued, discounted for blockage. On January 10, 2001, the Company issued 100,000 shares each to two employees pertaining to services rendered on the Company's research project. These shares were valued at $10,000, the estimated value of the stock issued, discounted for blockage. On January 11, 2001, the Company issued 100,000 shares of its common stock to an attorney for legal services. These shares were valued at $10,000, the estimated value of the services rendered. On March 6, 2001, the Company issued its President 6,000,000 shares of common stock for services rendered. These shares were valued at $420,000, the amount of accrued compensation due him. On April 6, 2001, the Company issued a consultant 200,000 shares of its common stock for services rendered. These shares were valued at $10,000, the estimated value of the stock issued, discounted for blockage. On April 17, 2001, the Company issued a consultant 250,000 shares of its common stock for services rendered. These shares were valued at $12,500, the estimated value of the stock issued, discounted for blockage. On April 20, 2001, the Company issued to two consultant 50,000 shares each of its common stock for marketing services rendered. These shares were valued at $5,000, the estimated value of the services rendered. On May 3, 2001, the Company issued to one of employees 100,000 shares of its common stock for services rendered on the Company's research project. These shares were valued at $5,000, the estimated value of the stock issued, discounted for blockage. Also May 3, 2001, the Company issued a consultant 100,000 shares of its common stock for services rendered. These shares were valued at $5,000, the estimated value of the stock issued, discounted for blockage. On June 8, 2001, the Company issued a consultant 1,000,000 shares of its common stock for past marketing services rendered. These shares were valued at $50,000, the estimated market value of the service rendered, On June 12, 2001, the Company issued its Executive assistant 25,000 shares of its common stock for services rendered. These shares were valued at $1,250, the estimated value of the services rendered. On July 5, 2001, the Company issued an attorney 50,000 shares of its common stock for legal services rendered. These shares were valued at $10,000, the estimated value of the services rendered On July 26, 2001, the Company issued a consultant 200,000 shares of its common stock for services rendered. These shares were valued at $9,100, the estimated value of the stock issued, discounted for blockage. On August 6, 2001, the Company issued a consultant 125,000 shares of its common stock for services rendered. These shares were valued at $8,125, the estimated value of the stock issued, discounted for blockage. On August 9, 2001, the Company issued an attorney 265,000 shares of its common stock for services rendered. These shares were valued at $26,500, the estimated value of the services rendered. On August 29, 2001, the Company issued 50,000 shares of its common stock to one consultant and 300,000 shares of its common stock to another consultant for services rendered. These shares were valued at $22,750, the estimated value of the stock issued, discounted for blockage. On September 6, 2001, the Company issued a consultant 37,500 shares of its common stock for services rendered. These shares were valued at $2,438, the estimated value of the stock issued, discounted for blockage. On September 14, 2001, the Company issued a consultant 50,000 shares of its common stock for services rendered. These shares were valued at $3,250, the estimated value of the stock issued, discounted for blockage. On September 19, 2001, the Company issued a consultant 125,000 shares of its common stock for services rendered. These shares were valued at $8,125, the estimated value of the stock issued, discounted for blockage. On October 8, 2001, the Company issued to two of its employees 300,000 shares of its common stock each for services rendered in connection with the Company research project. These shares were valued at $39,000, the estimated value of the services rendered. On October 16, 2001, the Company issued a consultant 50,000 shares of its common stock for services rendered. These shares were valued at $1,853, the estimated value of the stock issued, discounted for blockage. On October 18, 2001, the Company issued its Executive assistant 20,000 shares of its common stock for services rendered. These shares were valued at $1,300, the estimated value of the services rendered. On October 23, 2001, the

          Company issued an attorney 150,000 shares of its common stock for services rendered. These shares were valued at $15,000, the estimated value of the services rendered. On October 25, 2001, the Company issued 697,853 as additional fees pertaining to its Regulation S offeringThese shares were valued at $48,850, the value of the services rendered. On November 6, 2001, the Company issued an attorney 350,000 shares of its common stock for legal services rendered. These shares were valued at $35,000, the value of the services rendered. On November 14, 2001, the Company issued a consultant 150,000 shares of its common stock for services rendered. These shares were valued at $9,750, the estimated value of the stock issued, discounted for blockage On November 17, 2001, the Company issued to the same consultant 107,500 shares of its common stock for services rendered. These shares were valued at $6,988, the estimated value of the stock issued, discounted for blockage. On December 20, 2001, the Company issued to three consultants a total of 530,000 shares of its common stock for services rendered. These shares were valued at $34,450, the estimated value of the stock issued, discounted for blockage.

          The value assigned to shares issued for services were charged to operations. Additional shares issued to the University of Pennsylvania were issued pursuant to a non-dilution provision of the agreement between the Company and the University and were valued at par and charged against paid-in capital. Shares issued in cancellation of indebtedness were charged of against the balance of the debt owed, and shares issued relating to the Regulation S offering were charged against the related proceeds received.

NOTE  11  -  TRANSACTIONS  WITH  MANAGEMENT

     a. During 1993, Mr. Bernstein exercised warrants to purchase 6,000 shares of the Company's common stock. Pursuant to the resolution on April 12, 1993, adjusting the per share amount from $10.00 to $2.50, Mr. Bernstein paid $60 and executed a five year non-interest bearing note to the Company for $14,940. The Note is non-recourse and the only security pledged for the obligation is the stock purchased. The promissory note was extended to the year 2003.

     b. In 1999, the Company issued 2,000,000 shares of its Common Stock in exchange for the cancellation of $100,000 of indebtedness owed its President.

     c.   During  2000,  the  President advanced the Company $8,000 and received
          $39,500 from the Company. The outstanding amount due from the President as of December 31, 2000 is $22,052. The amount of interest credited to operations for 2000 totaled $822. As of December 31, 2000, the Company accrued $40,000 of unpaid compensation owed its President.

     d. On May 25, 2000, the Company issued its President 4,650,000 shares its common stock in exchange for $4,650 and a $1,855,350 non-recourse promissory note bearing interest at an annual rate of 8%. On the same day, the Company issued 350,000 shares its common stock to a Director in exchange for $350 and a $139,650 non-recourse promissory note bearing interest at an annual rate of 8%. Both notes mature on May 25, 2005, when the principal and accrued interest becomes fully due and payable. At the date of issuance, the shares were valued by the Company at $.40 per share.

     1. On October 27, 2000, the Company issued 4,183,675 shares to its President for future compensation pursuant to a Stock Escrow/Grant Agreement. Under the terms of the agreement, the President is required to hold these shares in escrow. While in escrow, the President cannot vote the shares but has full rights as to cash and non-cash dividends, stock splits or other change in shares. Any additional shares issued to the President by reason of the ownership of the 4,183,675 shares will also be escrowed under the same terms of the agreement.

          Upon the exercise by certain holders of Company options or warrants or upon the need by the Company, in the sole discretion of the Board, to issue common stock to certain individuals or entities, the number of shares required for issuance to these holders will be returned from escrow by the President thereby reducing the number of shares he holds. The shares held in escrow are non-transferable and will be granted to the Company's President only upon the exercise or expiration of all of the options and warrants, the direction of the Board, in its sole discretion, or the mutual agreement by the President and the Board of Directors to terminate the agreement. The Company valued these shares at par. Upon the actual grant of the remaining shares to the President, the shares issued will be valued their market value when issued and charged to operations as compensation. As of December 31, 2001, 400,000 of these shares were issued to an unrelated third party. The original issuance of these shares had no impact on the financial condition of the Company. As shares are issued out of escrow, the Company will value the shares at their fair market value or the value of the consideration received for the shares, whichever is more readably determinable. Currently, any shares issued to the President are contingent as discussed above.

     2. On February 19, 2001, the Company issued its President 6,000,000 shares of common stock for services rendered. These shares were valued at $420,000.

     g. In June 2001, the Company's Board of Directors authorized the reduction in the amount owed by the President and a Director on non-recourse promissory notes referred to in footnote (d) above to $460,350 and $34,650, respectively. The reduction was due to the substantial reduction in the market value of the Company's stock. The $1,500,000 reduction was charged to general and administrative expenses as compensation to the President.

     h. During 2001, the President advanced the Company $42,000 and received $53,300 from the Company. The outstanding amount due from the President as of December 31, 2001 is $35,880. The amount of interest credited to operations for 2001 totaled $3,327. For 2001, the Company accrued $30,000 of unpaid compensation owed its President.

NOTE  12  -  STOCK-BASED  COMPENSATION  PLANS

     a In 1996, the Company adopted the 1996 Stock Option Plan and reserved 1,700,000 shares of Common Stock for distribution under the Plan. Eligible Plan participants include employees, advisors, consultants, and officers who provide services to the Company. A Committee appointed by the Company's Board of Directors determines the option price and the number of shares subject to each option granted. In the case of Incentive Stock Options granted to an optionee who owns more than 10% of the Company's outstanding stock, the option price shall be at least 110% of the fair market value of a share of common stock at date of grant. In 2000, the Company increased the number of reserved shares to 6,800,000.

          In 1998, the Company granted options to acquire 900,000 shares of which 500,000 shares were exercised for $125,000. In addition, under the Plan, the Company issued additional 50,000 shares for consulting services. The Company charged the fair value of the 50,000 shares of $5,000 to operations.

          In 1999, the Company granted options to acquire 775,000 shares of Common Stock through the Plan. The Company did not issue any shares in 1999 under the Plan.

     b. In 1998, the Company adopted the 1998 Stock Plan and reserved 800,000 shares of Common Stock for distribution under the plan. The Plan was adopted to provide a means by which the Company could compensate key employees, advisors, and consultants by issuing them stock in exchange for services and thereby conserve the Company's cash resources. A
          Committee of the Board of Directors determines the value of the services rendered and the related number of shares to be issued through the Plan for these services. In 2000, the Company increased the number of reserved shares to 6,800,000.

          In 1998, the Company issued 310,000 shares of Common Stock through the plan in exchange for consulting services. The Company valued these shares at $31,000, the fair value of the services rendered.

          In February 2002, the Company adopted the 2002 Stock Issuance/Stock Plan, and reserved 20,000,000 shares of its common stock for distribution under the Plan. Eligible Plan participants include employees, advisors, consultants, and officers who provide services to the Company. The option price shall be 100% of the fair market value of a share of common stock at either, a) date of grant or such other day as the as the Board may determine. Options issued under this plan expire 5 years from date of grant.

The following is summary of the 1996 and 1998 Stock option plans as well as relevant information regarding the 2002 Plan:


                           1996 Stork Option Plan     1998 Stock Option Plan     1999 Stock Plan
                           ----------------------    ----------------------   -----------------

                                          Weighted                 Weighted                 Weighted
                                          Average                  Average                  Average
                          Number of      Exercise     Number of    Exercise     Number of   Exercise
                           Shares          Price       Shares       Price         Shares     Price


Outstanding Dec 31, 1998          -      $     -     350,000,000  $      -             -   $        -
                         ============  =========== ============== ============  ========== ===========
Granted                           -      $     -     750,000,000  $   0.25             -   $        -
Exercised                         -      $     -     100,000,000  $   0.35             -   $        -
Forfieted                         -      $     -               -  $      -             -   $        -
                         ------------  ----------- -------------- ------------- ---------- ------------

Outstanding Dec 31, 1999          -      $          1,000,000.00  $      -             -   $        -
                         ============  =========== ============== ============  ========== ===========


Granted                           -      $    -     $          -   $             5,490,000 $     0.42
Exercised                         -      $    -        50,000.00   $   0.25      5,199,500 $     0.41
Forfieted                         -      $    -                -   $      -         15,500 $     0.10
                         ------------  ----------- -------------- ------------- ---------- ------------


Outstanding Dec 3l, 2000          -      $     -      950,000.00   $      -       275,000  $     0.60
                         ============  =========== ============== ============  ========== ===========


Granted                           -      $     -              -    $                    -  $       -
Exercised                         -      $     -                   $   0.10             -  $       -
Forfieted                         -      $     -      50,000.00    $   0.20             -  $       -
Cancelled                         -      $           900,000.00    $   0.46             -  $       -
                         ------------  ----------- -------------- ------------- ---------- ------------

Outstanding Dec 31 2001           -      $     -              -    $      -       275 000  $     0.60
                         ============  =========== ============== ============  ========== ===========

Weighted Average Fair Value of Options Granted
During 1999                                                        $    0.25
                                                                  ============
Weighted Average Fair Veins of Options Granted
During 2000                                                        $    0.42
                                                                  ============
Weighted Average Fair Value of Options Granted
During 2001                                                        $  a/a
                                                                  ============

In determining the fair value of the options granted during the respective years, the Black Scholes Option Pricing Model was used with the following assumptions:

                                    1999            2000     2001
                                    ----            ----     ----
Risk free interest rate:               6%             5%      n/a
Expected life:                    10 years        3 years     n/a
Expected volatility                    80%           80%      n/a


                               TABLE  OF  CONTENTS

                                       Page     MATERIAL TECHNOLOGIES,  INC.
                                     --------
Prospectus  summary                      5
Summary financial  data                  6
Risk  factors                            7
Use  of  proceeds                       13   18,247,626 Shares of Common Stock
Dividend  policy                        13
Management's  discussion  and
   analysis of financial condition
   and  results  of  operations         14
Business                                16             PROSPECTUS
Management                              23
Certain  transactions                   28
Principal  stockholders                 29
Selling  shareholders                   31         Dated January ___, 2003
Description  of  securities             35
Plan  of  distribution  for
  selling  shareholders                 34
Legal  matters                          37
Experts                                 37
Index  to  financial  statements        38


UNTIL JANUARY ___,  2003,
25  DAYS  AFTER  THE DATE  OF  THIS
PROSPECTUS,  ALL  DEALERS  THAT BUY,
SELL  OR  TRADE  THE  SHARES,  WHETHER
OR  NOT PARTICIPATING  IN  THIS
OFFERING,  MAYBE REQUIRED  TO  DELIVER
A  PROSPECTUS.  THIS DELIVERY  REQUIREMENT
IS  IN  ADDITION  TO  THE OBLIGATIONS
OF  DEALERS  TO  DELIVER  A PROSPECTUS
WHEN  ACTING  AS  UNDERWRITERS.

================================================================================

                                     PART II


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Delaware General Corporation Law, we have included a provision in our Certificate of Incorporation to limit the personal liability of our directors for violations of fiduciary duties. The provision serves to eliminate such directors' liability to us or our stockholders for monetary damages, except for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which a director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 being permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the United Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Filing  fee  under  the  Securities  Act  of  1933              $     52.05
Printing  and Engraving  (1)                                    $    500.00
Blue  Sky Fees (1)                                              $  1,000.00
Auditing  Fees (1)                                              $  5,000.00
Legal  Fees (1)                                                 $ 15,000.00
Miscellaneous  (1)                                              $  2,000.00
                                                               ------------
TOTAL                                                           $ 23,552.05


(1) Estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

At various times during the previous three fiscal years, we issued common stock to various persons in reliance on Section 4(2) of the Securities Act of 1933. Each and every such person has been associated with us in some way, is sophisticated, and is familiar with our business and our financial position. With only minor exception, these shares were issued in exchange for services rendered to us by the recipient of the shares. None of the shares of common stock described below were registered under the Securities Act of 1933, rather all issuances are exempt from registration under the Act.

On January 14, 1999, we authorized the issuance of a warrant to purchase 2,500 shares of our common stock for $1.00 per share to Adele Rosenberg, one of our long time investors in exchange for exchanging a promissory note due to be paid for a new note. Mrs. Rosenberg, being an existing shareholder, had an existing relationship with us and all material information concerning our business, our operations and our financial condition was available to her at the time she received her warrant to purchase additional shares of our common stock.

On February 4, 1999, we authorized the issuance to one of our consultants, Miles Wilson, whom we owed $66,666, 175,000 shares of common stock and a common stock purchase warrant to purchase an additional 175,000 shares of common stock at $2.50 per share with an expiration date of February 1, 2002, in exchange for canceling the debt. Mr. Wilson, being one of our consultants, had an existing relationship with us and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares and warrant to purchase additional shares of our common stock.

On March 5, 1999, we authorized the issuance of 50,000 shares of common stock, and on November 22, 1999 we authorized the issuance of 92,000 shares of common stock to John Goodman, one of our directors, for services rendered to us. On those same dates, we authorized the issuance of 50,000 and 92,000 shares of common stock to another of our consultants, William Berks, in exchange for services rendered to the us. On January 9, 2001, we issued 100,000 shares of our common stock to William Berks, in exchange for engineering and other services rendered to us, and 100,000 shares of common stock to Mr. Goodman, in exchange for his services. Mr. Berks also received an additional 100,000 shares of our common stock on May 7, 2001 for his services. On October 4, 2001 we issued 300,000 shares of common stock each to Mr. Berks and Mr. Goodman in exchange for their services. On November 20, 2001, we issued an additional 400,000 shares each to Mr. Berks and Mr. Goodman in exchange for their services. Lastly, on August 6, 2002, we issued 1,000,000 shares each to Mr. Berks and Mr. Goodman in exchange for their services in fiscal year 2002. In each case involving Mr. Berks and Mr. Goodman, we had a pre-existing relationship and all material information concerning our business, our operations and our financial condition was available to them at the time they received their respective shares of common stock.

On May 27, 1999, we authorized the issuance of 200,000 shares of common stock to Joel Freedman, another of our directors, for services rendered to us. In the case of Mr. Freedman, he had a pre-existing relationship with us as a director, and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock.

On June 9, 1999, we authorized the issuance of 2,000,000 shares of common stock to Robert M. Bernstein, our chief executive officer and president, and controlling shareholder, priced at $.05 per share in exchange for cancellation of $100,000 of cash advances he made to us. On November 22, 1999, we issued two warrants to purchase a total of 2,000,000 shares of common stock at $.10 per share with an expiration date of June 30, 2002, that were originally authorized on June 25, 1998 at $.50 per share. We have since extended the term of these warrants so they are fully exercisable through June 30, 2004. Robert M. Bernstein, our chief executive officer and president held one warrant to purchase 1,800,000 shares and Joel Freedman, a director, held the other warrant to purchase 200,000 shares.

On January 27, 2000, we issued 40,000 shares of our Class B common stock to Robert M. Bernstein in exchange for 40,000 shares of common stock. Mr. Bernstein, therefore, owns 100,000 shares of Class B common stock that has 1,000 votes per share. Therefore, Mr. Bernstein's Class B common stock has 100,000,000 votes and gives him effective voting control.

On May 25, 2000, we issued to Robert M. Bernstein, 4,650,000 shares of restricted common stock in exchange for $4,650 and Mr. Bernstein's $1,855,350 non-recourse promissory note issued to us bearing interest at an annual rate of 8%. On the same day, we issued 350,000 shares of our restricted common stock to one of our directors, Joel Freedman in exchange for $350 and a $139,650 non-recourse promissory note issued to us bearing interest at an annual rate of 8%. Both notes mature on May 25, 2005, when the principal and accrued interest are due and payable.


On October 27, 2000, we issued 4,183,675 shares to Robert M. Bernstein, In exchange for services previously rendered and pursuant to a stock escrow/grant agreement. Under the terms of the agreement, Mr. Bernstein is required to hold these shares in escrow. While in escrow, he cannot vote the shares but has full rights as to cash and non-cash dividends, stock splits or other change in shares. Any additional shares issued to Mr. Bernstein by reason of the ownership of the 4,183,675 shares will also be escrowed under the same terms of the agreement. As of the date of this prospectus, Mr. Bernstein has released 1,722,000 shares from escrow, resulting in 2,461,675 shares remaining in Mr. Bernstein's escrow.

On February 19, 2001, we issued 6,000,000 shares of our common stock to Mr. Bernstein for past compensation due. Approximately 1,500,000 of these shares are subject to an option that Mr. Bernstein granted to a group of investors in July 1998 in connection with the settlement of a lawsuit among us, the investors, and Mr. Bernstein.

On June 12, 1999, we issued 200,000 shares of our common stock to our legal counsel, C. Timothy Smoot, as compensation for his legal services to us. With regard to Mr. Smoot, we had a pre-existing relationship and all material information concerning our business, our operations and our financial condition was available to him as our legal counsel at the time he received his shares of common stock.

On June 21, 1999, we authorized the issuance of 100,000 shares of common stock to Robert Cushman, one of our consultants, valued at $.35 per share, payable by a non-recourse, non-interest bearing promissory note payable on or before June 15, 2003 and secured by the 100,000 shares of common stock. As one of our consultants, we had a pre-existing relationship with Mr. Cushman and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock. In addition, on September 30, 1999, we authorized the grant of options to purchase 200,000 shares of common stock, at $.60 per share, to Mr. Cushman for services rendered to us.

On July 2, 1999, we authorized the issuance of 25,000 shares of common stock to Alex Adelson, a consultant and advisory board member, or his designees, and stock options for 675,000 additional shares of common stock with an exercise price of $.25 per share. We had a pre-existing relationship with Mr. Adelson and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock. On April 11, 2000, we issued another 15,000 shares of common stock to Mr. Adelson relating to the operations of a joint venture. However, due to a dispute that developed between us and Mr. Adelson, we subsequently canceled all outstanding stock options issued in his name, and no options are outstanding at this time.


On July 7, 1999, we authorized the issuance of 672,205 shares of common stock to the University of Pennsylvania in accordance with our agreement with the University, licensing rights to the EFS. Issuing these shares was a part of the modification of our licensing agreement with the University and at the time we issued the shares, the University had a pre-existing relationship with us as licensor and a strategic partner in assisting us in research and development of our technologies and products. All material information concerning our business, our operations and our financial condition was available to the University at the time it received shares of our common stock.

On August 23, 1999, we authorized the issuance of 50,000 shares of common stock to another of our consultants, John J. DeLuccia, in exchange for services rendered us. As one of our consultants, we had a pre-existing relationship with Mr. DeLuccia and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock.

On September 29, 1999, we authorized the issuance of 8,000 shares of common stock to The Blaine Group, in exchange for public relations services rendered to us. On November 15, 1999, December 17, 1999, and February 28,2000, we issued 4,500 shares, 15,500 shares and 4,500 shares, respectively, of common stock to The Blaine Group. As one of our consultants, we had a pre-existing relationship with The Blaine Group and all material information concerning our business, our operations and our financial condition was available to them at the time they received shares of our common stock.

On October 11, 1999, we authorized the issuance of 333,333 shares of common stock to a private investor, Nathan J. Esformes, for $.45 per share, which totaled an investment of $150,000. We believe that Mr. Esformes had all material information concerning our business, our operations and our financial condition at the time he purchased shares of our common stock. We also believe Mr. Esformes qualified as an accredited investor as defined in Rule 501 Of Regulation D promulgated under the Securities Act of 1933.

On October 27, 1999, we authorized the issuance of a total 300,000 shares of common stock to seven members of our advisory board in exchange for their consulting services and advice given to us. No one member received more than 50,000 shares. These seven advisory board members included T.Y. Lin, Y.C. Yang, Larry Chimerine, Thomas Root, Robert Cushman, Robert Coogan and Sam Schwartz. On November 10, 1999, we authorized the issuance of 10,000 shares of common stock to another member of our advisory board, Robert Maddin.

On December 31, 1999, we authorized the issuance of 150,000 shares of common stock to one of our consultants, Irwin Renneisen, for services rendered to us. As one of our consultants, we had a pre-existing relationship with Mr. Renneisen and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock.


On January 12, 2000, the Board authorized the issuance of up to 110,000 shares of common stock to a group of approximately 22 existing shareholders who claimed they were defrauded by one of our former consultants, Robert Adams, in exchange for an assignment of their claims to us and a release of all claims against us. During January, February, and August 2000, we issued 65,028 shares of our common stock to these investors in exchange for an assignment and release of claims.

On January 31, 2000, we issued 50,000 shares of common stock to David Haberman, a new member of the advisory board, in exchange for his advice and services. As an advisory board member, we had a pre-existing relationship and all material information concerning our business, our operations and our financial condition was available to Mr. Haberman at the time he received his shares of common stock.

On February 8, 2000, we issued 10,000 shares of common stock to Barry Peril, one of our consultants, in exchange for his services. As one of our consultants, we had a pre-existing relationship with Mr. Peril and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock.


On February 28, 2000, we issued 200,000 of common stock to Quarum Capital Funding, a consultant that rendered financial services advice to us. As one of our consultants, we had a pre-existing relationship with them, and all material information concerning our business, our operations and our financial condition was available to Quarum Capital Funding at the time he received his shares of common stock. We have since canceled the common stock certificate issued to this consultant due to a dispute we have with their performance as a consultant. We have also notified the consultant of our cancellation of these shares of common stock.

On March 9, 2000, we issued 100,000 of common stock to Craig Snyder, one of our consultants in exchange for his agreement to cancel a $100,000 promissory note we issued to him. As one of our consultants, we had a pre-existing relationship with Mr. Snyder, and all material information concerning our business, our operations and our financial condition was available to him at the time he received his shares of common stock.

On March 13, 2000, we issued Thomas Root, one of our consultants and Miles Larson, another consultant, 50,000 and 25,000 shares, respectively, of our Common stock, in exchange for their services to us. As one of our consultants, we had a pre-existing relationship with Mr. Root and Mr. Larson and all material information concerning our business, our operations and our financial condition was available to them at the time they received shares of common stock.

On March 29, 2000, we issued 50,000 shares of common stock to another consultant, First American Ventures, in exchange for their services. As one of our consultants, we had a pre-existing relationship with this group, and all material information concerning our business, our operations and our financial condition was available to them at the time they received shares of common stock.

On April 11, 2000, we issued 25,000 shares of common stock for advisory services to a consultant, Alex Radin. As one of our consultants, we had a pre-existing relationship with Mr. Radin, and all material information concerning our business, our operations and our financial condition was available to him at the time he received shares of common stock.

On April 28, 2000, we issued 30,000 shares of common stock for advisory services to a consultant, Steven Requlinski. As one of our consultants, we had a pre-existing relationship with Mr. Requlinski, and all material information concerning our business, our operations and our financial condition was available to him at the time he received shares of common stock.

On July 13, 2000, we issued 40,000 shares of common stock to Robert Brunette in exchange for legal services he rendered to us as our counsel.

On November 14, 2000, we issued 400,000 shares of common stock to one of our existing stockholders, Consulting Commerce Distribution, Inc. in exchange for our receipt of $22,490.

On December 13, 2000, we issued 250,000 shares of our common stock to James Clark, an individual that brought suit against us that was later determined to be Without merit, but we agreed to settle the lawsuit brought against us by issuing these shares to Mr. Clark

On December 19, 2000, we issued 200,000 shares of our common stock to another of our consultants, Yuanfeng Li in exchange for his consulting services. As one of our consultants, we had a pre-existing relationship with Mr. Li, and all material information concerning our business, our operations and our financial condition was available to him at the time he received shares of common stock.

On January 8, 2001, we issued 50,000 shares of our common stock to one of our consultants, Robert Waite, in exchange for his technical services rendered to us. As one of our consultants, we had a pre-existing relationship with Mr. Waite, and all material information concerning our business, our operations and our financial condition was available to him at the time he received shares of common stock.

On January 8, 2001, we issued 100,000 shares of our common stock to Dr. Campbell Laird, another of our advisory board members, for services rendered to us. As one of our consultants, we had a pre-existing relationship with Dr. Laird, and all material information concerning our business, our operations and our financial condition was available to him at the time he received shares of common stock.

On June 27, 2002, we issued 50,000 shares of our class A preferred stock, par value $.001 per share, to our legal counsel, Gregory Bartko, in exchange for his investment of $47,000. On August 12 and 29, 2002, we issued 25,000 shares each for a total of 50,000 additional shares of our class A preferred stock to Mr. Bartko, in exchange for his investment of $50,000. The shares received by Mr. Bartko are convertible at his election into 200,000 shares of our class A common stock, par value $.001 per share. Mr. Bartko is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, had a pre-existing relationship with us as our legal counsel, and had access to all information needed for him to make an informed investment decision. The offers and sale of our class A preferred stock to Mr. Bartko was exempt from registration under Rule 506 of Regulation D and Section 4(1) of the Securities Act of 1933.

By Amended and Superceding Securities Subscription Agreement dated December 17, 2002, we entered into another agreement with Mr. Bartko clarifying that the 100,000 shares of Class A preferred stock purchased by him includes a 10% per annum cumulative dividend payable only out of our earnings before interest, taxes, depreciation and administrative expenses.

By agreement dated July 15, 2002, we settled the lawsuits involving Stephen Beck. Pursuant to our settlement agreement, we issued to Mr. Beck 1,000,000 shares of our restricted common stock with anti-dilution protection for 18 months after the date of the agreement. The anti-dilution provision requires us to issue additional shares of common stock, options or warrants to Mr. Beck in order to maintain his relative ownership of our outstanding common stock, during the 18 month period after the date of the agreement. As of the date of this prospectus, we have issued 1,000,000 shares of our restricted common stock to Mr. Beck, with a market value of approximately $45,000 as of the date of settlement. Pursuant to the settlement, we have also issued into escrow 2,000,000 shares of restricted common stock to cover the anti-dilution provisions of the settlement. In addition to the settlement with Mr. Beck, we agreed to partially compensate our attorneys handling that case by issuing them 1,000,000 shares of our restricted common stock. In the case of these shares of restricted common stock, the issuances were exempt from registration under
Section 4(2) of the Securities Act of 1933. Stephen Beck, and our counsel representing us in that, case had all material information available to them, enabling them to make an informed investment decision, and none of the parties receiving these shares received the shares with a view towards resale or distribution thereof, rather they had an investment intent in receiving these shares.


Between January 2001 and October 21,2002, we offered and sold a total of 1,317,500 shares of our common stock at a 30% discount to the market price at the time of each sale, to 244 purchasers. In the aggregate, we have received $1,230,700 from these sales. The names, dates of purchase, purchase price per share and total aggregate amount of investment made by each purchaser is set forth in the table that follows.

All of these offers and sales were exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, and in the case of certain foreign residents, the offers and sales were exempt from registration under Regulation S promulgated under the Securities Act of 1933. All purchasers of these shares represented to us that they received and have had access to any financial and other information concerning our operations and financial condition as well as our securities, including an opportunity to ask questions of and receive answers from our management regarding any other material information the purchasers may have needed in order to make their investment decision. All purchasers named in the table below, received their shares of common stock under the exemption provided by Regulation S, or under the exemption provided by Rule 506 of Regulation D as "accredited investors". All purchasers executed a common form of subscription agreement and investment representation statement.

                              TRANSACTION      AGGREGATE            SHARES
NAME                             DATE            AMOUNT            PURCHASED       PRICE PER SHARE
---------------------------  -------------  -----------------  ------------------  ---------------
Willard Clapp                     1/9/2001  $           1,001              14,300            0.070
---------------------------  -------------  -----------------  ------------------  ---------------

                                       70

Deborah Darragh                  7/16/2001  $          10,080             160,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------


Adrian Bell                      7/16/2001  $           1,709              23,180            0.075
---------------------------  -------------  -----------------  ------------------  ---------------
Jill Robinson                    7/17/2001  $           1,063              14,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Adrian Bell                      7/19/2001  $           1,240              16,820            0.075
---------------------------  -------------  -----------------  ------------------  ---------------
Brian Robinson                   7/19/2001  $           7,700             100,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Bob Guthrie                      7/20/2001  $           5,760              75,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Robert Smith                     7/20/2001  $          18,311             238,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Graeme McLean                    7/23/2001  $           2,085              30,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Max Guille                       7/24/2001  $          15,385             200,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Wallace Sew-Hoy                  7/25/2001  $           6,985             100,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Colin Gregan                     7/26/2001  $           1,155              15,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Chris Mackertich                 7/26/2001  $           2,487              27,500            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Matt Develin                     7/26/2001  $           7,685             100,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Phil Roden                       7/31/2001  $           2,487              27,500            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Eva Pelayo                       7/31/2001  $           7,000             100,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
James Willman                     8/2/2001  $           4,550              50,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Dr. George Amaro                  8/7/2001  $           9,995             110,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Ron Sakovits                      8/8/2001  $           1,072              12,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Harris                       8/9/2001  $           2,310              30,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
John Green                       8/10/2001  $           4,774              62,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
John Moran                       8/10/2001  $           5,005              55,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Jamie Hull                       8/10/2001  $           5,005              55,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
Howard Chew                      8/10/2001  $           9,080             100,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
George Johnson                   8/13/2001  $           4,990              55,000            0.091
---------------------------  -------------  -----------------  ------------------  ---------------
David McNabb                     8/16/2001  $           3,850              50,000            0.770
---------------------------  -------------  -----------------  ------------------  ---------------
Tony McCullough                  8/17/2001  $           7,685             100,000            0.077

---------------------------  -------------  -----------------  ------------------  ---------------
Jack Ingram Jr.                  8/23/2001  $           4,400              70,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Adam Gilbert                     8/24/2001  $           3,765              60,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Phil Roden                       8/27/2001  $             622              10,000            0.062
---------------------------  -------------  -----------------  ------------------  ---------------
Chris Mackertich                 8/27/2001  $             622              10,000            0.062
---------------------------  -------------  -----------------  ------------------  ---------------
Tim Wheaton                      8/28/2001  $           3,450              55,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Doug Tysoe                       8/28/2001  $           1,996              32,000            0.062
---------------------------  -------------  -----------------  ------------------  ---------------
Bob Adams                        8/28/2001  $           5,025              80,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
John Darragh                     8/29/2001  $          10,080             160,000            0.063

                                       71

---------------------------  -------------  -----------------  ------------------  ---------------
Clayton Gilbert                  8/30/2001  $           5,241              83,190            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
John Gilbert                     8/30/2001  $           1,560              25,000            0.062
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Jenkins                    8/31/2001  $          18,900             300,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Val Wood                          9/4/2001  $           5,040              80,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Doug Hamilton                     9/4/2001  $           4,095              65,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Trevor Gosling                    9/6/2001  $           5,025              80,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
George Amaro                     9/10/2001  $           5,655              90,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Robert Foster                    9/12/2001  $           2,250              32,357            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Bettyanne Austen                 9/14/2001  $           3,135              45,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Euan Macfarlane                  9/27/2001  $           6,600             100,000            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Robert Wickham                   9/28/2001  $           3,132              45,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Bahaderalli Keshani              10/1/2001  $           6,650             100,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
John Moran                       10/3/2001  $           6,650             100,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
Clarence Fitzner                 10/9/2001  $           2,665              40,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
George Johnson                   10/9/2001  $           3,150              50,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Jim Willman                      10/9/2001  $           4,550              70,000            0.065
---------------------------  -------------  -----------------  ------------------  ---------------
Carol Drugan                     10/9/2001  $           1,064              16,000            0.067

---------------------------  -------------  -----------------  ------------------  ---------------
Bahaderalli Keshani              10/9/2001  $           9,975             150,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
David Israel                     10/9/2001  $           1,315              20,000            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Ross Williams                    10/9/2001  $           1,648              25,007            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Warren Heuston                   10/9/2001  $           1,995              30,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
Ross Williams                    10/9/2001  $           4,972              74,993            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Greg Rynne                       10/9/2001  $          12,985             200,000            0.065
---------------------------  -------------  -----------------  ------------------  ---------------
Maria Sarabia                   10/10/2001  $           6,825             105,000            0.065
---------------------------  -------------  -----------------  ------------------  ---------------
Bernard Coble                   10/10/2001  $           1,995              30,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
Brad Smyth                      10/10/2001  $             500               6,500            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Humbert                    10/10/2001  $           3,305              50,000            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Francis Sliwinski               10/11/2001  $           1,078              11,000            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Wesley Moser                    10/11/2001  $           3,325              50,000            0.067
---------------------------  -------------  -----------------  ------------------  ---------------
HS Williams                     10/12/2001  $           1,155              15,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Nancy Demarr                    10/12/2001  $           5,145              52,500            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Coslow Holt                     10/12/2001  $           1,655              21,500            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Genice Akins                    10/12/2001  $           2,000              28,500            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Robert Foster                   10/12/2001  $           1,239              12,800            0.097
---------------------------  -------------  -----------------  ------------------  ---------------
Charles Hannan                  10/15/2001  $           4,032              32,000            0.126

                                       72

---------------------------  -------------  -----------------  ------------------  ---------------
Adam Gilbert                    10/18/2001  $           1,300              20,000            0.066
---------------------------  -------------  -----------------  ------------------  ---------------
Dorothy Ellerbe                 10/18/2001  $             980              13,611            0.072
---------------------------  -------------  -----------------  ------------------  ---------------
Euan Macfarlane                 10/19/2001  $           6,720              60,000            0.112
---------------------------  -------------  -----------------  ------------------  ---------------
Roderick L. Carter               11/5/2001  $           1,050              10,000            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
Howard Wilson                    11/9/2001  $           4,985              50,000              .10
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Alexander                 11/15/2001  $           1,050              10,000            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
Ali Siddiqui                    11/16/2001  $           2,016              18,000            0.112

---------------------------  -------------  -----------------  ------------------  ---------------
James Willman                   11/16/2001  $           5,600              50,000            0.112
---------------------------  -------------  -----------------  ------------------  ---------------
Warren Heuston                  11/16/2001  $           2,001              32,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Christopher Collins             11/19/2001  $           1,260              10,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Luz Pelayo                      11/28/2001  $           1,000               8,400            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Eva Pelayo                      11/28/2001  $           7,497              63,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Brian Taylor                      1/4/2002  $           5,005              71,500            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
James Marshall                   1/14/2002  $             986              13,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
James Auld                       1/14/2002  $           2,526              33,000            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Philip Guilfoyle                 1/14/2002  $          10,060             120,000            0.080
---------------------------  -------------  -----------------  ------------------  ---------------
Maria DelaRosario Leon           1/17/2002  $           4,988              47,500            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
John Law                         1/24/2002  $           2,610              25,000            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
John Brandenburg                 1/29/2002  $          21,000             200,000            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
Steven Moffatt                    2/1/2002  $           9,996             102,000            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Peter Fitzpatrick                 2/5/2002  $          17,485             250,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Bill Peatt                        2/6/2002  $           1,960              28,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Graham Howe                       2/6/2002  $           2,505              36,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Maria DelaRosario Leon            2/7/2002  $          10,000             142,857            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Sabina & Lee Braun                2/8/2002  $          21,000             300,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Gerardo Leon                     2/11/2002  $           4,000              47,619            0.084
---------------------------  -------------  -----------------  ------------------  ---------------
George Goodare                   2/12/2002  $           1,680              20,000            0.084
---------------------------  -------------  -----------------  ------------------  ---------------
David Campbell                   2/15/2002  $           7,825              70,000            0.112
---------------------------  -------------  -----------------  ------------------  ---------------
Arthur Kyriakos                  2/19/2002  $           4,745              40,000            0.120
---------------------------  -------------  -----------------  ------------------  ---------------
Richard Outhred                  2/19/2002  $             994              10,300            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Ben Bailey                       2/21/2002  $           5,102              43,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Doug Caswell                     2/22/2002  $          17,835             150,000            0.119

                                       73

---------------------------  -------------  -----------------  ------------------  ---------------
Peggy Letney                     2/22/2002  $           5,350              45,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Charles Hannan                   2/22/2002  $           8,092              68,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Leonard Kline                    2/22/2002  $           5,350              45,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
John Marlowe                     2/22/2002  $          11,900             100,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
George Goodare                   2/25/2002  $           1,487              12,500            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Christopher Collins              2/25/2002  $           1,785              15,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Jenkins                    2/25/2002  $          10,200              85,714            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Carol Drugan                     2/26/2002  $           2,520              20,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Wesley Moser                     2/26/2002  $           3,250              27,937            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Joseph Faggion                   2/27/2002  $           1,245              10,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
John Green                       2/27/2002  $           2,142              18,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Bill Peate                       2/27/2002  $           5,520              40,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
David Gusmeroli                  2/27/2002  $           9,505              80,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Bernard Coble                    2/28/2002  $           2,500              19,841            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Coslow Holt                      2/28/2002  $           2,000              15,873            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Genice Akins                     2/28/2002  $           2,000              15,873            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Harris                       3/1/2002  $           4,760              40,000            0.119
---------------------------  -------------  -----------------  ------------------  ---------------
Graeme McLean                     3/1/2002  $           6,555              45,000            0.146
---------------------------  -------------  -----------------  ------------------  ---------------
Maria Sarabia                     3/1/2002  $           9,983              64,818            0.154
---------------------------  -------------  -----------------  ------------------  ---------------
Euan Macfarlane                   3/5/2002  $          12,600              90,000            0.144
---------------------------  -------------  -----------------  ------------------  ---------------
Tony McCullough                   3/5/2002  $          15,370             100,000            0.154
---------------------------  -------------  -----------------  ------------------  ---------------
Howard Chew                       3/7/2002  $           7,680              50,000            0.154
---------------------------  -------------  -----------------  ------------------  ---------------
Anne Wittington                   3/8/2002  $           2,548              16,300            0.154
---------------------------  -------------  -----------------  ------------------  ---------------
Jerry Yeatts                     3/12/2002  $             500               3,968            0.126


---------------------------  -------------  -----------------  ------------------  ---------------
Don Foster                       3/12/2002  $           6,300              50,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Eva Pelayo                       3/14/2002  $           2,016              16,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Don Foster                       3/14/2002  $           6,300              62,069            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Tony McCullough                  3/19/2002  $          11,185             100,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Wendy Billington                 3/19/2002  $          50,385             496,550            0.105
---------------------------  -------------  -----------------  ------------------  ---------------
Bruce Burton                     3/20/2002  $           3,024              24,000            0.126
---------------------------  -------------  -----------------  ------------------  ---------------
Michael Bornstein                3/20/2002  $           4,908              48,551            0.100
---------------------------  -------------  -----------------  ------------------  ---------------
Gary Jones                       3/25/2002  $           2,000              19,705            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
Maria Sarabia                    3/25/2002  $           9,500              93,596            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Jenkins                    3/25/2002  $           1,525              15,026            0.101

                                       74

---------------------------  -------------  -----------------  ------------------  ---------------
Luz Pelayo                       3/25/2002  $          15,000             100,000            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
Eric Dyer                        3/27/2002  $           5,060              50,000            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
Deborah Taylor                   3/27/2002  $          10,150             100,000            0.101
---------------------------  -------------  -----------------  ------------------  ---------------
James Willman                     4/4/2002  $           2,940              30,000            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
David Barrett                     4/5/2002  $           4,885              50,000            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Murry Timms                       4/7/2002  $           5,287              54,100            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Leonard Kline                     4/9/2002  $           2,940              30,000            0.098
---------------------------  -------------  -----------------  ------------------  ---------------
Tim McCraig                      4/17/2002  $           4,985              64,935            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
George McCraig                   4/17/2002  $           4,985              64,935            0.077
---------------------------  -------------  -----------------  ------------------  ---------------
Bahaderalli Keshani              4/29/2002  $           1,680              30,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
Bill Peat                         5/1/2002  $           2,800              50,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
Louis Tziavaras                   5/1/2002  $           5,600             100,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
Charles DeCarlo                   5/2/2002  $           2,785              50,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
Brian Robinson                    5/2/2002  $           2,783              50,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
David Cox                         5/3/2002  $           5,935             100,000            0.059
---------------------------  -------------  -----------------  ------------------  ---------------
Damier Biki                       5/3/2002  $           2,018              35,000            0.058

---------------------------  -------------  -----------------  ------------------  ---------------
Robert Harper                     5/8/2002  $           6,300             100,000            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Ben Bailey                        5/8/2002  $           5,832              92,519            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Adam Gilbert                      5/9/2002  $           2,085              30,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Bahaderalli Keshani               5/9/2002  $           5,250              75,000            0.070
---------------------------  -------------  -----------------  ------------------  ---------------
Charlotte Wickham                5/15/2002  $           3,804              60,615            0.063
---------------------------  -------------  -----------------  ------------------  ---------------
Leslie Schwebel                  5/22/2002  $           1,581              24,000            0.660
---------------------------  -------------  -----------------  ------------------  ---------------
Anthony High                     5/23/2002  $          10,002             150,400            0.660
---------------------------  -------------  -----------------  ------------------  ---------------
Jim Willman                      5/30/2002  $           1,288              23,000            0.056
---------------------------  -------------  -----------------  ------------------  ---------------
Giovanni Martinazzo               6/3/2002  $           2,778              50,000            0.560
---------------------------  -------------  -----------------  ------------------  ---------------
Tony McCullough                  6/20/2002  $          23,985           1,100,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Sabina & Lee Braun               6/20/2002  $           9,600             440,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Bill Peat                        6/20/2002  $           4,320             220,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
David McNabb                     6/21/2002  $           3,600             165,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Douglas Caswell                  6/21/2002  $           4,780             220,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Euan Macfarlane                  6/21/2002  $           6,000             275,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Wallace Sew-Hoy                  6/25/2002  $           2,400             110,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Deborah Taylor                    7/1/2002  $           4,800             220,000            0.024
---------------------------  -------------  -----------------  ------------------  ---------------
Clayton Gilbert                   7/2/2002  $           2,784              92,800            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Gary McDonald                     7/5/2002  $           5,885             147,500            0.040

                                       75

---------------------------  -------------  -----------------  ------------------  ---------------
Jim Willman                       7/8/2002  $           3,000             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Christopher Collins               7/8/2002  $           2,250              75,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Grahm McClean                    7/12/2002  $           3,730             125,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Carlos DeCarlo                   7/15/2002  $           2,985             100,000            0.030

---------------------------  -------------  -----------------  ------------------  ---------------
Frank Jenkins                    7/16/2002  $           4,478             149,260            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Peter Fitzpatrick                8/15/2002  $          14,980             500,000            0.300
---------------------------  -------------  -----------------  ------------------  ---------------
John Martinazo                   8/15/2002  $           2,985             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Richard Saxton                   8/23/2002  $           3,000             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Steven Moffatt                   8/30/2002  $           2,980             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Jeff Campbell                     9/4/2002  $           3,000             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Geoffrey Rynne                    9/5/2002  $          11,985             400,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
John Martinazo                   9/10/2002  $           8,985             300,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Tibor Ambros                     9/11/2002  $          10,000             500,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Dale Megli                       9/12/2002  $           2,985             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Brian Robinson                   9/12/2002  $             735              25,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Carlos DeCarlo                   9/13/2002  $           4,485             150,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Bob Guthrie                      9/13/2002  $           4,983             200,000            0.025
---------------------------  -------------  -----------------  ------------------  ---------------
Colin Gregan                     9/13/2002  $           1,500              60,000            0.025
---------------------------  -------------  -----------------  ------------------  ---------------
Jill Robinson                    9/18/2002  $             400              20,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Harris                      9/20/2002  $           5,100             170,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Dave Madden                      9/20/2002  $           2,985             100,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Larry Warden Braden              9/23/2002  $             750              25,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Jim Willman                      9/23/2002  $           2,500             100,000            0.025
---------------------------  -------------  -----------------  ------------------  ---------------
Thomsen Family                   9/23/2002  $           5,100             170,000            0.030
---------------------------  -------------  -----------------  ------------------  ---------------
Max Guille                       10/1/2002  $           3,980             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Brandenburg                 10/4/2002  $           6,000             300,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Adam Gilbert                     10/4/2002  $             985              50,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Dale Megli                       10/4/2002  $           1,985             100,000            0.020

---------------------------  -------------  -----------------  ------------------  ---------------
Trevor Schultz                   10/4/2002  $           3,983             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Jack Ingram Jr.                  10/4/2002  $           1,000              50,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Bettyanne Austin (Dave Cox)      10/4/2002  $           5,080             255,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
David Saxton                     10/4/2002  $           3,980             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Graeme McLean                    10/4/2002  $           1,985             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Bill Peat                        10/4/2002  $           5,000             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Bruce Simpson                    10/4/2002  $           5,000             250,000            0.020

                                       76

---------------------------  -------------  -----------------  ------------------  ---------------
Jeff Campbell                    10/9/2002  $           4,000             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Laura Martinazzo                 10/9/2002  $           1,000              50,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Michael Bornstein                10/9/2002  $           2,000             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Moran                       10/9/2002  $           4,000             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Kim & Paul Braun                 10/9/2002  $           4,685             235,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Doug Caswell                     10/9/2002  $           9,980             500,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Sabina Braun                     10/9/2002  $          23,980           1,200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Wesley Moser                    10/10/2002  $           2,000             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Wendy Billington                10/10/2002  $           3,980             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Clayton Thompson                10/10/2002  $           2,695             135,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Bruce Simpson                   10/10/2002  $           5,000             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Maria Sarabia                   10/11/2002  $           2,000             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Frank Jenkins                   10/11/2002  $           6,000             300,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Willard Clapp                   10/11/2002  $           3,000             150,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Charles Hannan                  10/11/2002  $           4,000             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Hannu Hamalainen                10/11/2002  $           6,980             350,000            0.020


---------------------------  -------------  -----------------  ------------------  ---------------
David Martin                    10/11/2002  $           7,985             400,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Tonny Hamalainen                10/11/2002  $           3,985              20,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Doug Caswell                    10/11/2002  $           4,980             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Charles Wickham                 10/11/2002  $           2,707             125,000            0.022
---------------------------  -------------  -----------------  ------------------  ---------------
Tim McCaig                      10/11/2002  $           1,211              61,312            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Gilbert                    10/11/2002  $           1,325              68,300            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Dave Barrett                    10/11/2002  $           2,980             150,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Jeff Campbell                   10/11/2002  $           4,000             200,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Harris                     10/11/2002  $           4,985             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
David Gusmeroli                 10/11/2002  $           7,980             400,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
G & J Cottrell                  10/15/2002  $           2,285             100,000            0.023
---------------------------  -------------  -----------------  ------------------  ---------------
Leonard Kline                   10/15/2002  $           2,000             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Jeff Campbell                   10/18/2002  $           4,550             227,500            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Moran                      10/21/2002  $           8,000              40,000            0.020

                                       77

Jeff Hawkins                    10/23/2002  $           3,030             150,000             0.02
---------------------------  -------------  -----------------  ------------------  ---------------
Michael Mayo                    10/25/2002  $           1,980             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Greame McLean                    11/1/2002  $             985              50,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Jeff Pearson                     11/4/2002  $           2,985             150,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Bruce Simpson                   11/13/2002  $           5,000             250,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Darragh                    11/19/2002  $           5,700             300,000            0.019
---------------------------  -------------  -----------------  ------------------  ---------------
Louis Tziavaras                 11/25/2002  $           3,000             150,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Michael Mayo                    11/25/2002  $           1,980             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Gary Jones                       12/2/2002  $           2,000             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
George Delores                   12/4/2002  $           2,780             140,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
John Darragh                     12/6/2002  $           5,700             300,000            0.190
---------------------------  -------------  -----------------  ------------------  ---------------
George Braden                   12/10/2002  $             500              25,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Graeme McLean                   12/10/2002  $           1,485              75,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Hannu Hamalainen                12/11/2002  $           7,980             400,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Tony McCullough                 12/12/2002  $          25,185           1,259,250            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Euan Macfarlane                 12/13/2002  $           1,983             100,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
Glen Harris                     12/13/2002  $           9,675             500,000            0.019
---------------------------  -------------  -----------------  ------------------  ---------------
Max Guille                      12/13/2002  $          11,380             600,000            0.019
---------------------------  -------------  -----------------  ------------------  ---------------
Grant Howard                    12/16/2002  $           1,000              50,000            0.020
---------------------------  -------------  -----------------  ------------------  ---------------
                    TOTAL  AGGREGATE PRICE  $       1,320,027             TOTAL SHARES  30,408,881


ITEM 27. EXHIBITS


a.     Index  of  Exhibits

Exhibit  No.               Description  of  Document
------------               -------------------------

3(i)          Certificate of Incorporation of Material Technologies, Inc.(1)

              Certificate  of  Amendment,  February  16,  2000(2)

              Certificate  of  Amendment,  July  12,  2000(2)

              Certificate  of  Amendment,  July  19,  2000(2)

              Certificate  of  Amendment,  July  31,  2000(2)

              Certificate  of  Amendment,  October  16,  2001(2)

              Certificate of Amendment, dated December 2, 2002 (4)

3(ii)         Bylaws  of  Material  Technologies,  Inc.(1)

4.1           Class  A  Convertible  Preferred  Stock
              Certificate  of  Designations(1)

4.2           Class  B  Convertible  Preferred  Stock
              Certificate  of  Designations(1)

4.3           Material  Technologies,  Inc.  Stock  Escrow/Grant(2)

5.0           Opinion of Legal Counsel (Exhibit 23.0 Included)(4)

10.1 License Agreement Between Tensiodyne Corporation and the Trustees of the University of Pennsylvania(1)

10.2 Sponsored Research Agreement between Tensiodyne Corporation and the Trustees of the University of Pennsylvania(1)

10.3 Amendment 1 to License Agreement Between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania(1)

10.4 Repayment Agreement Between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania(1)

10.5 Teaming Agreement Between Tensiodyne Scientific Corporation and Southwest Research Institute(1)

10.6 Letter Agreement between Tensiodyne Scientific Corporation, Robert M. Bernstein, and Stephen Forrest Beck and Handwritten modification(1)

10.7 Agreement Between Tensiodyne Corporation and Tensiodyne 1985-1 R&D Partnership(2)

10.8 Amendment to Agreement Between Material Technologies, Inc. and Tensiodyne 1985-1 R&D Partnership(2)

10.9 Agreement Between Advanced Technology Center of Southeastern Pennsylvania and Material Technology, Inc.(2)

10.10 Addendum to Agreement Between Advanced Technology Center of Southeastern Pennsylvania and Material Technologies, Inc.(2)

10.11 Agreement Between Allied Boston International, Inc. and Material Technologies, Inc.(2)

10.12 Securities Subscription Agreement dated June 27, 2002 between the Registrant and Gregory Bartko, Esq.(4)

10.13 Specimen Subscription Agreement Used By Registrant in Recent Sales Of Common Stock By Private Placement(3)

10.14         Registrant's Stock Issuance/ Stock Option Plan For 2002 (3)

10.15         Settlement Agreement and Mutual Release Between Stephen F.
              Beck and Registrant (3)

10.16         Business Consulting Agreement Between Circle Group
              Internet, Inc. and Registrant (3)

10.17 Securities Subscription Agreement dated August 12, 2002 between the Registrant and Gregory Bartko, Esq.(3)

10.18 Securities Subscription Agreement dated August 29, 2002 between the Registrant and Gregory Bartko, Esq.(3)

10.19 Amended and Restated Stock Option Agreement Between the Registrant and E. G. Bud Shuster Dated November 1, 2002(4)

10.20 License Agreement Between Integrated Technologies, Inc. and Austin Tech, LLC Dated January 3, 2003 (4)

10.21 Non-Statutory Stock Option Agreement between the Registrant and Peter Jegou dated October 15, 2002. (4)

10.22 Non-Statutory Stock Option Agreement between the Registrant and Richard Margulies dated October 15, 2002. (4)

10.23 Amended and Superceding Securities Subscription Agreement between the Registrant and Gregory Bartko dated December 17, 2002. (4)

10.24 License Agreement Between the Registrant and Integrated Technologies, Inc. Dated January 3, 2003 (4)

23.0          Consent of Gregory Bartko, Esq. (Incorporated into Exhibit 5.0)(4)

23.1          Consent  of  Jonathan  P.  Reuben,  Certified  Public
              Accountant(4)


______________________________________


1. Incorporated by reference to the Registrant's S-1 registration statement filed March 9, 1997, bearing File Number 333-23617, and as subsequently amended at date of effectiveness on July 28, 1997.

2. Incorporated by reference to the Registrant's SB-2 registration statement filed November 30, 2001, bearing File Number 333-74202 and as subsequently amended at date of effectiveness on February 7, 2002.

3. Previously filed.

4. Filed herein.

ITEM 28. UNDERTAKINGS.

(a) The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and (iii) include any material or changed information in the plan of distribution.

(2) For determining liability under the Securities Act of 1933, as amended (the "Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

(3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned small business issuer hereby undertakes that it will:

(1) For purposes of determining any liability under the Act that the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time the Commission declared it effective.

(2) For the purpose of determining any liability under the Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 30th day of January, 2003

                                MATERIAL TECHNOLOGIES, INC.


                                By:    /s/  Robert M. Bernstein
                                     ----------------------------------------
                                     Robert M. Bernstein, president,
                                     chief executive officer, chief financial
                                     officer, and principal accounting officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Robert M. Bernstein with the full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement, and any registration statement relating to any offering made in connection with the offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the registrant deems appropriate, and appoints Robert M. Bernstein Sr. with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith.


             NAME                        CAPACITY                    DATE
             ----                        --------                    ----

/s/  Robert M. Bernstein
-------------------------------    Chairman, president,            January 30, 2003
Robert M. Bernstein                chief executive officer,
                                   chief financial officer,
                                   principal accounting officer,
                                   and director

/s/ Joel Freedman
-------------------------------    Secretary and director          January 30, 2003
Joel Freedman


/s/ John Goodman
-------------------------------    Director                        January 30, 2003
John Goodman

                                LIST OF EXHIBITS


Exhibit       Description  of  Document
Number
------        -------------------------
3(i)          Certificate of Incorporation of Material Technologies, Inc.(1)

              Certificate  of  Amendment,  February  16,  2000(2)

              Certificate  of  Amendment,  July  12,  2000(2)

              Certificate  of  Amendment,  July  19,  2000(2)

              Certificate  of  Amendment,  July  31,  2000(2)

              Certificate  of  Amendment,  October  16,  2001(2)

              Certificate of Amendment, December 2, 2002 (4)

3(ii)         Bylaws  of  Material  Technologies,  Inc.(1)

4.1           Class  A  Convertible  Preferred  Stock
              Certificate  of  Designations(1)

4.2           Class  B  Convertible  Preferred  Stock
              Certificate  of  Designations(1)

4.3           Material  Technologies,  Inc.  Stock  Escrow/Grant(2)

5.0           Opinion of Legal Counsel (Exhibit 23.0 Included)(4)

10.1 License Agreement Between Tensiodyne Corporation and the Trustees of the University of Pennsylvania(1)

10.2 Sponsored Research Agreement between Tensiodyne Corporation and the Trustees of the University of Pennsylvania(1)

10.3 Amendment 1 to License Agreement Between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania(1)

10.4 Repayment Agreement Between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania(1)

10.5 Teaming Agreement Between Tensiodyne Scientific Corporation and Southwest Research Institute(1)

10.6 Letter Agreement between Tensiodyne Scientific Corporation, Robert M. Bernstein, and Stephen Forrest Beck and Handwritten modification(1)

10.7 Agreement Between Tensiodyne Corporation and Tensiodyne 1985-1 R&D Partnership(2)

10.8 Amendment to Agreement Between Material Technologies, Inc. and Tensiodyne 1985-1 R&D Partnership(2)

10.9 Agreement Between Advanced Technology Center of Southeastern Pennsylvania and Material Technology, Inc.(2)

10.10 Addendum to Agreement Between Advanced Technology Center of Southeastern Pennsylvania and Material Technologies, Inc.(2)

10.11 Agreement Between Allied Boston International, Inc. and Material Technologies, Inc.(2)

10.12 Securities Subscription Agreement dated June 27, 2002 between the Registrant and Gregory Bartko, Esq.(4)

10.13 Specimen Subscription Agreement Used By Registrant in Recent Sales Of Common Stock By Private Placement(3)

10.14         Registrant's Stock Issuance/ Stock Option Plan For 2002 (3)

10.15         Settlement Agreement and Mutual Release Between Stephen F.
              Beck and Registrant (3)

10.16         Business Consulting Agreement Between Circle Group
              Internet, Inc. and Registrant (3)

10.17 Securities Subscription Agreement dated August 12, 2002 between the Registrant and Gregory Bartko, Esq.(3)

10.18 Securities Subscription Agreement dated August 29, 2002 between the Registrant and Gregory Bartko, Esq.(3)

10.19 Amended and Restated Stock Option Agreement Between the Registrant and E. G. Bud Shuster Dated November 1, 2002(4)

10.20 License Agreement Between Integrated Technologies, Inc. and Austin Tech, LLC Dated January 3, 2003 (4)

10.21 Non-Statutory Stock Option Agreement between the Registrant and Peter Jegou dated October 15, 2002. (4)

10.22 Non-Statutory Stock Option Agreement between the Registrant and Richard Margulies dated October 15, 2002. (4)

10.23 Amended and Superceding Securities Subscription Agreement between the Registrant and Gregory Bartko dated December 17, 2002. (4)

10.24 License Agreement Between the Registrant and Integrated Technologies, Inc. Dated January 3, 2003 (4)

23.0          Consent of Gregory Bartko, Esq. (Incorporated into Exhibit 5.0)(4)

23.1          Consent  of  Jonathan  P.  Reuben,  Certified  Public
              Accountant(4)

______________________________________

1. Incorporated by reference to the Registrant's S-1 registration statement filed March 9, 1997, bearing File Number 333-23617, and as subsequently amended at date of effectiveness on July 28, 1997.

2. Incorporated by reference to the Registrant's SB-2 registration statement filed November 30, 2001, bearing File Number 333-74202 and as subsequently amended at date of effectiveness on February 7, 2002.

3. Previously filed.

4. Filed herein.